    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 1998

                                                       REGISTRATION NO. 333-1634
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 11
                                       TO
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                SPORTSTRAC, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


         DELAWARE                     7380                    84-1320893
     (STATE OR OTHER            (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF               INDUSTRIAL           IDENTIFICATION NUMBER)
      ORGANIZATION)            CLASSIFICATION CODE
                                     NUMBER)

                            ------------------------


                      6900 E. BELLEVIEW AVENUE, SUITE 202
                           ENGLEWOOD, COLORADO 80111

                                 (303) 771-3733
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE
                                  OF BUSINESS)

                            ------------------------


                                 MARC SILVERMAN
                            CHIEF EXECUTIVE OFFICER
                      6900 E. BELLEVIEW AVENUE, SUITE 202
                           ENGLEWOOD, COLORADO 80111

                                 (303) 771-3733

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

         STUART NEUHAUSER, ESQ.                  MITCHELL LAMPERT, ESQ.
       BERNSTEIN & WASSERMAN, LLP                  LAMPERT & LAMPERT
            950 THIRD AVENUE                      10 EAST 40TH STREET
           NEW YORK, NY 10022                      NEW YORK, NY 10016
             (212) 826-0730                          (212) 889-7300
          (212) 371-4730 (FAX)                    (212) 889-5732 (FAX)

                            ------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as reasonably practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box: /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                     PROPOSED
                                                 MAXIMUM OFFERING         PROPOSED
     TITLE OF EACH CLASS         AMOUNT TO BE        PRICE PER       MAXIMUM AGGREGATE         AMOUNT OF
OF SECURITIES TO BE REGISTERED   REGISTERED(1)      SECURITY(2)        OFFERING PRICE       REGISTRATION FEE
Units, each consisting of one
share of Common Stock, $.01
per share, and two Class A
Warrants(3)...................      776,250            $6.00             $4,657,500            $1,411.22

Common Stock, $.01 per share,
underlying Units..............      776,250             --                   --                    --


Class A Warrants underlying
Units.........................     1,552,500            --                   --                    --

Common Stock, $.01 per share,
underlying Class A Warrants...     1,552,500           $5.00             $7,762,500            $2,352.04

Representative's Purchase
Option(4).....................      67,500            $.0005               $33.75                $0.01

Units underlying
Representative's Purchase
Option........................      67,500             $9.90              $668,250              $202.48

Common Stock, $.01 per share,
underlying Representative's
Purchase Option...............      67,500              --                   --                    --

Class A Warrants underlying
Representative's Purchase
Option........................      135,000             --                   --                    --

Common Stock, $.01 per share,
underlying Class A Warrants in
Representative's Purchase
Option........................      135,000            $8.25             $1,113,750             $337.47

Class A Warrants(5)...........      275,000             .01                $2,750                 $.83

Common Stock, $.01 per
share(6)......................      275,000             $5               $1,375,000             $416.63

TOTAL.........................                                         $15,579,783.75         $4,720.68(7)


                                                   (Footnotes on following page)

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(footnotes continued from previous page)

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the 'Act'), this Registration Statement covers such additional indeterminate number of shares of Common Stock as may be issued by reason of adjustments in the number of shares of Common Stock pursuant to anti-dilution provisions contained in the Warrant Agreement governing the Class A Warrants ('Class A Warrants') and the Representative's Purchase Option. Because such additional shares of Common Stock will, if issued, be issued for no additional consideration, no registration fee is required.

(2) Estimated solely for purposes of calculating registration fee.

(3) Includes 101,250 Units subject to the Underwriters' over-allotment option (the 'Over-Allotment Option').

(4) The Representative's Purchase Option entitles the Representative to purchase up to 67,500 Units at $9.90 per Unit (the 'Representative's Purchase Option').

(5) Class A Warrants issued to Bridge Lenders.

(6) The number of shares of Common Stock specified is the number which may be acquired by Bridge Lenders upon exercise of the Class A Warrants at the maximum price thereof and which may be subsequently sold by such Bridge Lenders.

(7) $13,229.15 previously paid.

                                SPORTSTRAC, INC.

                             CROSS REFERENCE SHEET

               (SHOWING LOCATION IN THE PROSPECTUS OF INFORMATION
             REQUIRED BY ITEMS 1 THROUGH 23, PART I, OF FORM SB-2)

             ITEM IN FORM SB-2                      PROSPECTUS CAPTION
   -------------------------------------- --------------------------------------
1.  Front of Registration Statement and
     Outside Front Cover of Prospectus... Facing Page of Registration Statement;
                                            Outside Front Page of Prospectus

2.  Inside Front and Outside Back Cover
     Pages of Prospectus................. Inside Front Cover Page of Prospectus;
                                            Outside Back Cover Page of Prospectus

3.  Summary Information and Risk
     Factors............................. Prospectus Summary; Risk Factors

4.  Use of Proceeds...................... Use of Proceeds

5.  Determination of Offering Price...... Outside Front Cover Page of
                                            Prospectus; Underwriting; Risk Factors

6.  Dilution............................. Dilution; Risk Factors

7.  Selling Securityholders.............. Selling Securityholders

8.  Plan of Distribution................. Outside Front Cover Page of
                                            Prospectus; Risk Factors; Underwriting

9.  Legal Proceedings.................... Business--Litigation

10. Directors, Executive Officers,
     Promoters and Control Persons....... Management

11. Security Ownership of Certain
     Beneficial Owners and Management.... Principal Stockholders

12. Description of Securities............ Description of Securities;
                                            Underwriting

13. Interest of Named Experts and
     Counsel............................. Experts; Legal Matters

14. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities......................... Underwriting; Certain Transactions


15. Organization Within Last 5 Years..... Prospectus Summary; The Company;
                                             Business

16. Description of Business.............. Business; Risk Factors

17. Management's Discussion and Analysis
     or Plan of Operation................ Management's Discussion and Analysis
                                            of Financial Condition and Results of
                                            Operations

18. Description of Property.............. Business--Facilities

19. Certain Relationships and Related
     Transactions........................ Certain Transactions

20. Market for Common Equity and Related
     Stockholder Matters................. Outside Front Cover Page of
                                            Prospectus; Prospectus Summary;
                                            Description of Securities;
                                            Underwriting

21. Executive Compensation............... Management--Executive Compensation

22. Financial Statements................. Selected Financial Data; Financial
                                            Statements

23. Changes in and Disagreements with
     Accountants on Accounting and
     Financial Disclosures............... Not Applicable

                                EXPLANATORY NOTE


     This registration statement covers the primary offering ('Offering') of Units by SportsTrac, Inc. (the 'Company') and the concurrent offering of securities by certain selling securityholders ('Selling Securityholders'). The Company is registering, under the primary prospectus ('Primary Prospectus'), 776,250 Units (each Unit consisting of one share of Common Stock and two Class A Warrants). The Company is registering on behalf of the Selling Securityholders, under an alternate prospectus ('Alternate Prospectus'), 275,000 Class A Warrants and 275,000 shares of Common Stock issuable upon the exercise of the 275,000 Class A Warrants. See 'Bridge Financing,' 'Selling Securityholders,' and 'Description of Securities.' The Alternate Prospectus pages, which follow the Primary Prospectus, are to be combined with all of the sections contained in the Primary Prospectus, with the following exceptions: The front and back cover pages and the sections entitled 'Concurrent Sales,' 'Selling Securityholders,' and 'Plan of Distribution.' Such sections from the Alternate Prospectus pages will be added to the Primary Prospectus. Furthermore, all references contained in the Alternate Prospectus to 'the Offering' or 'this Offering' shall refer to the Company's Offering under the Primary Prospectus.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 6, 1998


PROSPECTUS
                                SPORTSTRAC, INC.

                      675,000 UNITS, EACH UNIT CONSISTING
                          OF ONE SHARE OF COMMON STOCK
                            AND TWO CLASS A WARRANTS
                         OFFERING PRICE PER UNIT--$6.00

                            ------------------------


     SportsTrac, Inc., a Delaware corporation (the 'Company' or 'SportsTrac'), hereby offers (the 'Offering') 675,000 Units ('Units'), each Unit consisting of one share of common stock, par value $.01 per share (the 'Common Stock' or 'Shares') and two redeemable Class A Warrants ('Class A Warrants' or 'Warrants,' together with the Units and Common Stock, the 'Securities'). The Common Stock and the Warrants are detachable and may trade separately immediately upon issuance. Each Class A Warrant entitles the holder to purchase one (1) share of the Company's Common Stock, at an exercise price of $5.00, subject to
adjustment, from        , 1999 through        , 2003. The Class A Warrants are
subject to redemption by the Company at any time after        , 1999 on not less
than thirty (30) days notice at $.05 per Warrant, provided the average closing price of the Common Stock for twenty (20) consecutive trading days ending within fifteen (15) days prior to the notice equals or exceeds $9.00 per share. See 'Risk Factors' and 'Description of Securities.'



     The registration statement of which this prospectus forms a part also covers the resale of 275,000 Warrants owned by certain bridge lenders to the Company ('Bridge Lenders,' hereinafter collectively referred to as the 'Selling Securityholders'), 275,000 shares of Common Stock issuable upon exercise of the 275,000 Class A Warrants, the resale of the Common Stock underlying the Class A Warrants by the Selling Securityholders or their transferees and the exercise of such Warrants by the transferees of the Selling Securityholders. These Class A Warrants are identical to the Class A Warrants included in the Units offered by the Company. The securities held by the Selling Securityholders may be sold concurrent with or after this Offering. Sales of such securities or even the potential of such sales at any time may have an adverse effect on the market prices of the Securities offered hereby. The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. See 'Selling Securityholders.'


     Prior to this Offering, there has been no public market for the Common Stock or Warrants. The offering price of the Units and the term of the Warrants have been determined by negotiations between the Company and IAR Securities Corp., the representative of the several underwriters of this Offering (the 'Representative'), and does not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations or any other established criteria of value. For additional information regarding the factors considered in determining the initial public offering price of the Units, see 'Risk Factors--Lack of Market,' 'Description of Securities' and 'Underwriting.'


     The Company's Units, Common Stock and Warrants are expected to be approved for quotation on the National Association of Securities Dealers ('NASD') OTC Bulletin Board, an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than on a national stock exchange or The Nasdaq Stock Market, Inc. ('Nasdaq'), and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for a national stock exchange or Nasdaq. There can be no assurance that a regular trading market for its Securities will develop after this Offering or that, if developed, a regular trading market will be sustained. In the event the Securities are not included on the OTC Bulletin Board, quotes for the Securities may be included in the 'pink sheets' for the over-the-counter market. If the Company's Securities trade for less than $5.00 on the OTC Bulletin Board or the 'pink sheets,' it will become subject to the Commission's penny stock disclosure requirements. While the Company has applied for inclusion of its Securities on the Nasdaq SmallCap Market, the application was denied by the Nasdaq staff. The Company's appeal was denied by the Nasdaq Listing Qualifications Panel ('Listing Committee'). The Company's further appeal was denied by the Nasdaq Listing and Hearing Review Committee. See 'Risk Factors--No Assurance of Public Trading Market,' 'Denial of Nasdaq Listing' and 'Penny Stock Regulations May Impose Certain Restrictions on Marketability of Company's Securities.'

                            ------------------------


AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK
   AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK
    OFFERED HEREBY AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD
       THE LOSS OF THEIR ENTIRE INVESTMENT.   SEE 'DILUTION' AND 'RISK
                       FACTORS' WHICH BEGIN ON PAGE 7.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.


                         PRICE TO           UNDERWRITING DISCOUNTS         PROCEEDS TO
                          PUBLIC              AND COMMISSIONS(1)            COMPANY(2)
Per Unit.......           $6.00                     $0.60                     $5.40
Total(3).......         $4,050,000                 $405,000                 $3,645,000

                                                            (Notes on next page)

                              IAR SECURITIES CORP.


               THE DATE OF THIS PROSPECTUS IS             , 1998

(Notes to Cover)

------------------

(1) Does not reflect additional compensation to be received by the Representative from the Company in the form of: (i) a non-accountable expense allowance of $121,500 ($139,725 if the Over-Allotment Option (as hereinafter defined) is exercised in full) (ii) a three (3) year financial advisory and investment banking agreement providing for aggregate fees of $100,000 payable in advance at the closing of this Offering, and (iii) an option to purchase 67,500 Units at $9.90 per Unit (the 'Representative's Purchase Option'), exercisable for a period of four (4) years commencing one
    (1) year from the effective date of this Offering. The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the 'Act'). See 'Underwriting.'


(2) Before deducting expenses of the Offering payable by the Company estimated at $486,500 including the Representative's non-accountable expense allowance and financial advisory fee referred to in Footnote (1) (not assuming exercise of the Over-Allotment Option), registration fees, transfer agent fees, NASD fees, Blue Sky filing fees and expenses, legal fees and expenses, and accounting fees and expenses. After deducting such expenses, the net proceeds to the Company will be approximately $3,158,500. See 'Use of Proceeds' and 'Underwriting.'



(3) Does not include 101,250 additional Units to cover over-allotments which the Underwriters have an option to purchase for thirty (30) days from the date of this Prospectus at the initial public offering prices, less the Underwriters' discount (the 'Over-Allotment Option'). If the Over-Allotment Option is exercised in full, the total Price to the Public, Underwriting Discounts and Commissions and the estimated expenses including the Representative's non-accountable expense allowance and financial advisory fee will be $4,657,500, $465,750, and $504,725, respectively, and the total net proceeds to the Company will be $3,687,025. See 'Underwriting.'



     The Units are offered by the Underwriters on a firm commitment basis, when, as and if delivered to and accepted by the Underwriters, and subject to prior sale, allotment and withdrawal, modification of the offer with notice, receipt and acceptance by the Underwriters named herein and subject to its right to reject orders in whole or in part and to certain other conditions. It is expected that the delivery of the certificates representing the Common Stock and Warrants and payment therefor will be made at the offices of the Representative
on or about      , 1998.


     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT

TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     A SIGNIFICANT AMOUNT OF THE SECURITIES TO BE SOLD IN THIS OFFERING MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITERS WHICH MAY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S SECURITIES, OF WHICH THERE CAN NO ASSURANCE. SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE SECURITIES THROUGH AND/OR WITH THE UNDERWRITERS. THE UNDERWRITERS HAVE ADVISED THE COMPANY THAT IT PRESENTLY CANNOT QUANTIFY THE AMOUNT OF THE COMPANY'S SECURITIES THAT MAY BE SOLD TO ITS CUSTOMERS. THE UNDERWRITERS HAVE ALSO ADVISED THE COMPANY THAT IT HAS NO AGREEMENTS OR ARRANGEMENTS IN EFFECT WITH CUSTOMERS RELATING TO THE PURCHASE OR SALE OF THE COMPANY'S SECURITIES AND IT DOES NOT EXPECT TO HAVE AGREEMENTS OR ARRANGEMENTS IN THE FUTURE.

     ALTHOUGH THEY HAVE NO OBLIGATION TO DO SO, THE UNDERWRITERS MAY FROM TIME TO TIME ACT AS MARKET MAKERS AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S SECURITIES. THE UNDERWRITERS, IF THEY PARTICIPATE IN THE MARKET, MAY BECOME DOMINATING INFLUENCES IN THE MARKET FOR THE SECURITIES. HOWEVER, THERE IS NO ASSURANCE THAT THE UNDERWRITERS WILL OR WILL NOT CONTINUE TO BE DOMINATING INFLUENCES. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREUNDER MAY THEREFORE BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, TO WHICH THE UNDERWRITERS PARTICIPATE IN SUCH MARKET AND BY WHETHER OR NOT OTHER BROKER-DEALERS MAKE A MARKET IN, OR OTHERWISE PARTICIPATE IN THE MARKET FOR, THE COMPANY'S SECURITIES. THE UNDERWRITERS HAVE ADVISED THE COMPANY THAT THEY CANNOT DETERMINE AT PRESENT WHICH BROKER-DEALERS, IF ANY, WILL MAKE A MARKET IN THE COMPANY'S SECURITIES. SEE 'RISK FACTORS--LACK OF PRIOR MARKET FOR SECURITIES,' 'NO ASSURANCE OF PUBLIC TRADING MARKET' AND 'DENIAL OF NASDAQ LISTING.' THE UNDERWRITERS MAY DISCONTINUE THEIR PARTICIPATION IN SUCH MARKET AT ANY TIME OR FROM TIME TO TIME.

                               PROSPECTUS SUMMARY


     The following is a summary of certain information (including financial statements and notes thereto) contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein. In addition, unless otherwise indicated to the contrary, all information appearing herein (i) does not give effect to (a) 101,250 shares of Common Stock and 202,500 Class A Warrants included in the Units issuable upon exercise of the Over-Allotment Option; (b) 67,500 shares of Common Stock and 135,000 Class A Warrants issuable upon exercise of the Representative's Purchase Option; (c) 1,350,000 shares of Common Stock issuable upon exercise of the Class A Warrants included in the Units offered hereby; (d) 275,000 shares of Common Stock issuable upon exercise of 275,000 Class A Warrants (which are owned by certain Bridge Lenders of the Company); (e) up to 46,085 share of Common Stock that may be issued in January 1999 in lieu of accrued salary and (f) 318,000 employee stock options and 180,000 warrants to purchase Common Stock, (ii) gives effect to the Company's January 1996 20-for-1 stock split and the March 1996 1.2-for-1 stock split, and (iii) gives effect to certain transactions effected immediately prior to the date of this Prospectus. The National Association of Securities Dealers, Inc. ('NASD') was of the opinion that certain shareholders including certain Bridge Lenders (owning 2,196,000 shares of Common Stock and 1,725,000 Class A Warrants) were 'underwriters and related persons' as defined in the NASD Conduct Rules, and that shares of Common Stock and Class A Warrants received by them would be deemed compensation in connection with this Offering, which would be unfair and unreasonable. Accordingly, such shareholders relinquished their securities to the Company for cancellation. This Prospectus gives effect to such cancellation. See 'Bridge Financing,' 'Description of Securities,' 'Certain Relationships and Related Transactions,' 'Underwriting,' and 'Management--Stock Option Plans and Agreements.' EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.


                                  THE COMPANY

     SportsTrac, Inc., a Delaware corporation ('SportsTrac' or the 'Company'), is a development stage business established in April 1995 (under the name Bogart International Associates, Inc.) to develop and market products designed to enhance and monitor athletic performance. The first product developed by the Company, The SportsTrac(Trademark) System, is a skill evaluation tool that can measure a person's hand-eye coordination and chart day-to-day variations in performance. The Company filed a trademark application on May 6, 1996 with respect to a trademark of the name of The SportsTrac(Trademark) System, and is presently using the name for promotional purposes.


     The SportsTrac(Trademark) System is presently in use (on an experimental basis) by professional baseball, hockey and basketball teams. Presently, this professional level sports team version of The SportsTrac(Trademark) System is the only version in use and it is in use only in an uncompleted pilot program, is not yet fully tested or engineered, and is not ready for commercial production and sale to professional sports teams. The Company is endeavoring to adapt the same developed technology by creating prototype versions for a kiosk-based evaluation and information delivery system for health and fitness clubs, as well as for a skill analyzer for golfers and other recreational sports enthusiasts. Additionally, the Company will also endeavor to adapt The SportsTrac(Trademark) System to a consumer entertainment version which will allow users to 'compete' against professional athletes. However, the Company has not yet begun commercial production of any version of its SportsTrac(Trademark) System which the Company anticipates will be commercially available to any of its targeted markets. There can be no assurances that should such adaptations be successfully completed, that such adaptations will achieve market acceptance. See 'Business--Versions of the Company's Single Product.'



     The Company anticipates that it will first establish the value of its developed technology at the professional sports level, and then apply the same technology and analysis to the broad base of recreational athletes, teams and sports clubs. The SportsTrac(Trademark) System is already in use at the professional sports level. The Company has established a pilot program with the

Los Angeles Dodgers (Major League Baseball), Anaheim Angels (Major League Baseball), San Diego Padres (Major League Baseball), San Francisco Giants (Major League Baseball), Minnesota Twins (a Major League Baseball team through their AAA minor league affiliate), Minnesota Timberwolves (National Basketball Association) and Los Angeles Kings (National Hockey League). The Company recently completed an eighteen month study with a major golf equipment manufacturer. Additionally, the Company has recently concluded a pilot program with the New York Rangers (a National Hockey League team through their affiliate in the American Hockey League). The Company has signed a purchase agreement with the Palm Springs Suns ( a minor league baseball team which is not an affiliate of the Company, as that term is defined under the Securities Act of 1933, as amended (The 'Securities Act' or '1933 Act')) to install The SportsTrac(Trademark) System (identical to the professional sports team version) in the second quarter of 1998. The purchase price for such system is $20,000.


     The SportsTrac(Trademark) System is based closely on the Critical Tracking Task ('CTT'), a tool created by Systems Technology, Inc. ('STI') for the United States Airforce to evaluate whether military pilots could control experimental aircraft. Since the initial conception of the CTT, 40 years of field testing by the Department of Defense, NASA and the Department of Transportation has supported the CTT's accuracy in assessing the motor skill level of astronauts, pilots, ship captains, and heavy equipment operators. Although the CTT technology was originally developed in an analog format, the scientists at STI adapted the technology to be used with computers and computer software in the early 1960s. The Company has secured an exclusive sublicense from NHancement Technologies, Inc., formerly known as BioFactors, Inc. ('NHancement') to market the CTT technology. This sublicense agreement grants the Company exclusive rights solely for sports-related and sports-entertainment applications, so as to not compete with NHancement's non-invasive fitness for duty testing device ('FACTOR 1000(Trademark)') for safety-related industrial settings. See 'Business' for a further discussion of the sublicense agreement.

     NHancement licenses the software and associated protocols and methodology for the CTT technology from STI. Although NHancement's exclusive licensing agreement expires in 2008 (assuming the exercise of all available extensions), as does the Company's own sublicensing agreement with NHancement, the Company has negotiated an agreement with STI which allows the Company to assume NHancement's rights and obligations should such licensing agreement terminate earlier. This agreement will remain in effect, until the scheduled expiration date of both the license and sublicense agreement, so long as the Company is not in default under any terms of its sublicense agreement with NHancement. Pursuant to the Company's sublicense agreement with NHancement, the Company agreed to pay NHancement $1,000,000, all of which has been paid. In addition, the Company agreed to issue 180,000 warrants to NHancement which were subsequently assigned. See 'Certain Relationships and Related Transactions.' The Company is obligated to pay NHancement quarterly royalties equal to 8.5 % of the cash receipts from the sale of the Company's products based on the sublicensed technology. Under the terms of the sublicensing agreement, NHancement may not register a service mark in connection with the name, marketing, selling or sublicensing of The SportsTrac(Trademark) System. See 'Risk Factors--Potential Loss of Licensed Technology May Affect Operations,' 'Use of Proceeds' and 'Description of Securities.'


     The Company maintains its executive offices at 6900 E. Belleview Avenue, Suite 202, Englewood, Colorado 80111, telephone number (303) 771-3733.


     SEE 'RISK FACTORS' FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS.

                                  THE OFFERING


Securities Offered by the
  Company(1) ...................... 675,000 Units (each Unit consisting of one
                                    (1) share of Common Stock and two (2) Class
                                    A Warrants) at a price of $6.00 per Unit.
                                    The Common Stock and Warrants are detachable
                                    and may trade separately immediately upon
                                    issuance. See 'Description of Securities.'

Securities Outstanding Prior to the
  Offering......................... 720,000 shares of Common Stock
                                    2,000,000 Class A Warrants

Securities Outstanding Subsequent
  to the Offering.................. 1,395,000 shares of Common Stock(2)
                                    1,625,000 Class A Warrants(3)

Terms of Class A Warrants.......... Each Class A Warrant entitles the holder to purchase one (1) share of the Company's
                                    Common Stock at a price of $5.00, subject to
                                    adjustment, during the four (4) year period
                                    beginning            , 1999. The Class A
                                    Warrants are subject to redemption by the

                                    Company at any time, beginning            ,

                                    1999            , 2003, on not less than
                                    thirty (30) days' notice at $.05 per
                                    Warrant, provided the average closing price
                                    of the Common Stock equals or exceeds $9.00
                                    per share for twenty (20) consecutive
                                    trading days ending within fifteen (15) days
                                    prior to the notice. See 'Description of
                                    Securities.'

Use of Proceeds.................... The net proceeds to the Company from the sale of the Common Stock offered hereby are
                                    estimated to be $3,158,500. The net proceeds
                                    are expected to be applied for the following
                                    purposes: Repayment of certain indebtedness,
                                    expansion of the Company's marketing
                                    efforts, product development and for working
                                    capital purposes.

Risk Factors....................... The Securities are subject to a high degree of risk and substantial dilution. See 'Risk
                                    Factors' and 'Dilution.'

Proposed OTC Bulletin Board
  Symbols(4)....................... Units-SPRTU
                                    Common Stock-SPRT
                                    Class A Warrants-SPRTW


------------------

(1) Concurrently with this Offering, the Company is registering (i) 275,000 Class A Warrants owned by the Selling Securityholders and (ii) 275,000 shares of Common Stock issuable upon exercise of the Class A Warrants owned by the Selling Securityholders. See 'Bridge Financing,' 'Selling Securityholders' and 'Certain Relationships and Related Transactions.'



(2) Does not give effect to (i) 1,350,000 shares of Common Stock issuable upon exercise of Class A Warrants included in the Units offered hereby; (ii) 275,000 shares of Common Stock issuable upon exercise of Class A Warrants owned by Bridge Lenders of the Company; (iii) 101,250 shares of Common Stock and 202,500 Class A Warrants issuable upon exercise of the Over-Allotment Option; (iv) 67,500 shares of Common Stock and 135,000 Class A Warrants issuable upon exercise of the Representative's Purchase Option; (v) 180,000 shares of Common Stock issuable upon exercise of certain warrants, (vi) up to 46,085 shares of Common Stock that may be issued in January 1999 in lieu of accrued salary and (vii) 480,000 shares of Common Stock issuable upon exercise of employee stock options (318,000 of which have been granted as of the date of this Prospectus). See 'Bridge Financing,' 'Certain Relationships and Related Transactions' and 'Description of Securities.'



(3) Does not give effect to the possible issuance of (i) 202,500 Class A Warrants issuable upon exercise of the Over-Allotment Option and (ii) 135,000 Class A Warrants issuable upon exercise of the Representative's Purchase Option. See 'Description of Securities' and 'Underwriting.'

(4) Application has been made for the inclusion of the Units, Common Stock and Class A Warrants on the OTC Bulletin Board. See 'Risk Factors--Lack of Prior Market for Securities,' 'No Assurance of Public Trading Market' and 'Denial of Nasdaq Listing'.

                         SUMMARY FINANCIAL INFORMATION

     The following summary information has been summarized from the Company's financial statements included elsewhere in the Prospectus. This information should be read in conjunction with the financial statements and the related notes thereto. See 'Financial Statements.'

SUMMARY STATEMENT OF OPERATIONS


                                                                       CUMULATIVE
                                       YEAR ENDED DECEMBER 31,           DURING
                                   --------------------------------    DEVELOPMENT
                                         1997              1996           STAGE
                                   -----------------    -----------    -----------
Revenues........................      $         0       $         0    $         0
Gross Profits...................                0                 0              0
Operating (loss)................       (1,090,167)       (1,364,489)    (3,276,181)
Net (loss)......................       (1,090,167)       (1,364,489)    (3,276,181)
Net (loss) per share............            (1.06)            (1.31)         (3.19)
Weighted average number of
  common shares outstanding.....        1,029,000         1,038,000      1,027,125


SUMMARY BALANCE SHEET DATA


                                                    DECEMBER
                                                       31,
                                                      1997
                                                   -----------
Working Capital (deficit).......................   $(2,206,815)
Total assets....................................     1,097,000
Total liabilities...............................     3,340,181
Deficit accumulated during development stage....    (3,276,181)
Stockholders' (deficit).........................    (2,243,181)

                                  RISK FACTORS


     An investment in the securities offered hereby is speculative and involves a high degree of risk and substantial dilution and should only be purchased by investors who can afford to lose their entire investment. Prospective purchasers, prior to making an investment, should carefully consider the following risks and speculative factors, as well as other information set forth elsewhere in this Prospectus, associated with this Offering, including the information contained in the Financial Statements herein.

     1. Lack of Prior Market for Securities. Prior to this Offering, no public trading market existed for the Securities. There can be no assurances that a public trading market for the Securities will develop or that a public trading market, if developed, will be sustained. The Company's application to list the Securities on the Nasdaq SmallCap Market was denied. See 'Risk Factors--Denial of Nasdaq Listing.'


     2. No Assurance of Public Trading Market. Although the Company's Units, Common Stock and Class A Warrants are expected to be approved for quotation on the OTC Bulletin Board, there can be no assurance that a regular trading market for the Securities will develop after this Offering or that, if developed, a regular trading market will be sustained. The OTC Bulletin Board is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than a national stock exchange or Nasdaq and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for a national securities exchange or Nasdaq. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and purchasers of the Securities may be unable to resell the Securities offered hereby at or near their original offering price or at any price. In the event the Securities are not included on the OTC Bulletin Board, quotes for the Securities may be included in the 'pink sheets' for the over-the-counter market. In any event, because certain restrictions may be placed upon the sale of securities at prices under $5.00, unless such securities qualify for an exemption from the 'penny stock' rules, such as a listing on The Nasdaq SmallCap Market, some brokerage firms will not effect transactions in the Company's Securities and it is unlikely that any bank or financial institution will accept such securities as collateral, which could have a material adverse effect in developing or sustaining any market for the Securities. See 'Risk Factors--Penny Stock Regulations May Impose Certain Restrictions on Marketability of Company's Securities.'


     3. Denial of Nasdaq Listing. The Company's application to list the Securities on the Nasdaq SmallCap Market was denied by the Nasdaq staff for the following reasons: (1) there is substantial risk regarding the Company's ability to continue operating as a going concern and to continue to comply with Nasdaq listing criteria; (2) there are significant investment risks to prospective public investors in the Company who will provide the vast majority of its permanent equity capital but who will sustain a disproportionate degree of investment risk relative to the percentage of share ownership and investment by the Company's principals and bridge lenders; and (3) there is a potential for extraordinary monetary gain to be realized by the Company's bridge lenders to the detriment of prospective public investors. The denial was affirmed by the Nasdaq Listing Qualifications Panel ('Panel') for the following reasons: (1) the Panel was unwilling to dismiss the staff's concern relating to the Company's ability to continue as a going concern and noted that the Company lacks executed contracts to serve as a basis for its 1997 projections and that the Company's licensing contracts with the professional teams and the health club agreement fall short of providing a basis for future revenue stream projections; and (2) the Panel was uncomfortable with the bridge loan financing as structured due to the excessive potential returns for the bridge lenders, the brief period of investment prior to the offering, and the lack of adequate lock up provisions for the equity securities in the post-offering period. The Company's appeal to the Nasdaq Listing and Hearing Review Committee ('Review Committee') was denied. The Review Committee affirmed the decision of the Panel because the Company was in its development stage, with speculative prospects for future sales and uncertainty regarding the Company's ability to continue as a going concern. The Review Committee was also concerned with the excessive potential return to bridge lending to the detriment of potential Nasdaq shareholders.

     4. Lack of Market. Prior to this Offering, there has been no public market for the Securities. The initial public offering price of the Units and the terms of the Warrants were determined by negotiation between the Company and the representatives of the Representative, and may not be indicative of the market price for such securities in the future, and does not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations of the Company or any other established criteria of value. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. Frequently, such fluctuations have been unrelated or disproportionate to the operating performance of such companies. These fluctuations, as well as general economic and market conditions, may have a material adverse effect on the market price of the Securities. See 'Underwriting--Determination of Public Offering Price,' 'Description of Securities' and 'Financial Statements.'


     5. Limited Operating History; Net Losses. The Company was formed in April 1995 for the purpose of developing and marketing devices to enhance athletic performance. For the period April 25, 1995 (inception) to December 31, 1997, the Company had net losses of $3,276,181. There can be no assurance that the Company will be able to operate profitably due to its limited operating history. The Company is subject to many business risks which include, but are not limited to, unforeseen marketing and promotional expenses, unforeseen negative publicity, competition, and lack of operating experience. Many of the risks may be unforeseeable or beyond the control of the Company. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or that management of the Company will be able to market and sell enough products to generate sufficient revenues and continue as a going concern. There can be no assurance that the Company will not continue to incur net losses in the future or that it will be able to operate profitably. See 'Management's Discussion and Analysis of Financial Condition and Plan of Operations,' 'Business,' 'Use of Proceeds,' 'Certain Relationships and Related Transactions' and 'Financial Statements.'




     6. Qualified Auditor's Report of Accountants. As a result of the Company's current financial condition, the Company's independent auditors have qualified their report on the Company's financial statement for the period ended December 31, 1997. The Company incurred a net loss for the period April 25, 1995 (inception) to December 31, 1997 of $3,276,181. The Company's independent auditor's report on the financial statements includes an explanatory paragraph stating that the Company's ability to continue in the normal course of business is dependent upon successful completion of its planned public offering of equity capital and the success of future operations. These factors raise a substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will not continue to incur net losses in the future. See 'Management's Discussion and Analysis of Financial Condition and Plan of Operations,' 'Business,' 'Use of Proceeds' and 'Financial Statements and Notes.'


     7. Dependence on Offering Proceeds; Possible Need for Additional Financing May Affect Operations. The Company's cash requirements have been and will continue to be significant. The Company believes that the net proceeds of this Offering, together with cash generated from operations, will be sufficient to conduct the Company's operations, for at least twelve (12) months. The Company is dependent on the proceeds from this Offering in order to further expand its operations. In the event that these plans change, or the costs of development of operations prove greater than anticipated, the Company could be required to curtail its expansion or to seek additional financing sooner than currently anticipated. The Company believes that its operations would be restricted absent expansion. The Company has no current arrangements with respect to such additional financing and there can be no assurance that such additional financing, if available, will be on terms acceptable to the Company. See 'Use of Proceeds.'

     8. Dependence on Key Personnel. The Company is dependent, in particular, upon the services of Michael Mellman, M.D., its Chairman of the Board and Marc Silverman, its Chief Executive Officer. The Company has not entered into an employment agreement with either of Dr. Mellman or Mr. Silverman. After the Offering the Company will apply for a key person life insurance policy on Mr. Silverman with coverage in the amount of approximately $1,000,000, payable to the Company, and will endeavor to keep such policy in force for a period of three (3) years. The Company does not intend to apply for a key person life insurance policy on the life of Dr. Mellman. Since Dr. Mellman and Mr. Silverman are involved in all aspects of the Company's business, there can be no assurance that suitable replacements could be found if Dr. Mellman and Mr. Silverman were unable to perform services for the Company. As a consequence, the loss of either Dr. Mellman or Mr. Silverman could have a material adverse effect upon the Company. See 'Management.' In addition, the Company's ability to develop and market its products and fulfill its business plans will depend, in large part, on its ability to attract and retain qualified personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain such personnel.

     9. Competition. Although, at present, the competition for performance-related testing is limited, there may be numerous entries as the market develops. The Company is aware of technologies which have been developed for research purposes which, while not currently marketed commercially, could be made available to the Company's intended marketplace. Potential competitors may have greater financial, marketing and technical resources than the Company. To the extent that competitors achieve a performance or price advantage, the Company could be at a competitive disadvantage. See 'Business--Competition.'

     10. Initial Reliance Upon a Single Product May Affect Revenues. Since the Company will initially market a single product, The SportsTrac(Trademark) System, the Company's ability to achieve its market plan will depend in significant part upon the acceptance of The SportsTrac(Trademark) System by professional and recreational athletes and athletic organizations. Lack of acceptance by such organizations or consumers, or inconsistent or inadequate results would seriously limit the Company's ability to generate revenues and force the Company to pursue and market other products.

     11. Dependence on Emerging Market; Uncertainty of Market Acceptance.   A
segment of the Company's services includes evaluating elite professional athletes using The SportsTrac(Trademark) System, which has been used on an experimental basis for more than one year with a limited number of clients. Currently, The SportsTrac(Trademark) System is installed at 5 locations, although the Company has entered into discussions with several other professional sports organizations to install the system on an experimental basis. There can be no assurance, however, that any additional professional sports organizations will agree to utilize the system on an experimental basis, or otherwise. Broader acceptance may require lengthy periods of review. Additional installations may be dependent upon the results achieved with the current clients, as well as upon pricing, and athlete and union acceptance. Furthermore, the ability of the Company to provide customized software and data analysis, as well as reconfiguring the parameters of both, may influence whether other installations are made. While the Company believes that it presently has the ability to produce and reconfigure customized software and data analysis, based upon its experience with The SportsTrac(Trademark) System, there can be no assurances, however, that such services can be provided in the future. Additionally, there can be no assurances that the results at such installed sites will be sufficiently positive to achieve wide acceptance. Achieving market acceptance for the Company's products will require substantial marketing efforts and the expenditure of significant funds to inform potential customers of the availability of those products. The Company intends to apply a portion of the proceeds of the Offering to its marketing efforts. See 'Use of Proceeds,' and 'Versions of the Company's Single Product--Professional SportsTrac(Trademark) System.'

     12. No Assurance of Ability to Manage Growth. The Company's growth strategy will require expanded services and increased personnel throughout the Company, including expanded operational systems. There can be no assurances that management can manage the specific expansion described herein, considering that such expansion is subject to circumstances beyond its control, nor can there be any assurance that the Company will be able to recruit the necessary employees and managers required for such growth.

     13. Dependence on Assistance for Proprietary Technology. The Company's product, The SportsTrac(Trademark) System, relies on the Critical Tracking Task ('CTT') technology, which is protected under one patent and two copyrights, the use of which is sublicensed by the Company from NHancement pursuant to a sublicense agreement. NHancement, as the sublicensor to the Company, has obtained certain rights to use the CTT pursuant to a license granted to NHancement by Systems Technology, Inc. ('STI'), which is not affiliated with either NHancement or the Company. The CTT is considered one of the 'benchmark' measures of human hand-eye performance and is protected under one patent and two copyrights. The Company has utilized the CTT technology for use in The SportsTrac(Trademark) System. The Company will rely on STI for scientific validation of the CTT technology. Should the Company modify or enhance the CTT technology for any of its projected uses, STI will provide scientific validation of the technology. To date, the CTT technology has not been modified so as to require STI's validation. This will be done by STI's scientists and will be performed on a project-by-project basis and is not pursuant to a written agreement. STI's scientists provide statistical analysis of reported test results from the pilot program. The Company maintains an on-going working relationship with STI's scientists. The loss of STI's scientific validation of the CTT technology or access to STI's scientists (if the Company desires to modify the CTT technology) could materially adversely affect the Company's operations. See 'Business--Development of The SportsTrac(Trademark) System.'

     14. Potential Loss of Licensed Technology May Affect Operations; Relationship with NHancement. The Company's sublicense of the CTT technology expires on November 24, 2008 (assuming the exercise of all available extensions), as does NHancement's license with STI. If the Company does not market, sell or manufacture products other than The SportsTrac(Trademark) System and any other products relying upon the CTT technology, the expiration of the license could have a material adverse effect on the Company's revenue. There can be no assurance that the Company will be able to extend the term of the sublicense beyond November 24, 2008 or that the Company will be able to market, sell or manufacture any products which do not rely on the CTT technology. The Company has negotiated an agreement with NHancement and STI which allows the Company to assume NHancement's rights and obligations should NHancement's licensing agreement with STI terminate earlier. This agreement will remain in effect until the scheduled expiration date of both the license and sublicense agreements, so long as the Company is not in default under any terms of its sublicense agreement with NHancement. Certain members of management have a relationship with NHancement. See 'Business--General' and 'Certain
Relationships and Related Transactions.'


     15. Lack of Trademark and Servicemark Protection. The Company has filed an application to register a trademark for the name of The SportsTrac(Trademark) System and may register or file other applications in the future. On December 31, 1996 the United States Patent and Trademark Office informed the Company that no similar trademark existed and requested that the Company provide them with samples of its proposed trademark. Such samples were provided on May 22, 1997. On January 16, 1998 the Company received a Notice of Publication which indicated that the trademark will be published on February 17, 1998. The Company is awaiting final approval of its trademark application. No assurances can be made that the trademark will be granted. On occasion, such applications may be opposed by third parties. The Company intends to pursue all available legal remedies to vigorously defend its rights to its trademarks to the extent it has resources available to fund such activities. Although to date no claims have been brought against the Company alleging that it infringes on the intellectual property rights of others, there can be no assurance that such claims will not be brought against the Company in the future, or that if made, such claims will not be successful. In addition to any potential monetary liability for damage, the Company could be required to obtain a license in order to continue to use the trademarks in question or could be enjoined from using such trademarks if such a license were not made available on acceptable terms. If the Company becomes involved in such litigation, it may divert significant Company resources, which could have a material adverse effect on the Company and its results of operations, and, if such a claim were successful, the Company's business could be materially adversely affected. The Company currently does not hold any patents on products. See 'Business--Trademarks and Service Marks.'


     16. Broad Discretion in Application of Proceeds In Management. While the Company presently intends to use the net proceeds of this Offering as described in the 'Use of Proceeds' section of this Prospectus, management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering, as well as any proceeds received upon any exercise of Class A Warrants or other outstanding warrants or options, in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. Pending use of such proceeds, the net proceeds of this Offering will be deposited in interest bearing accounts, or invested in government obligations or certificates of deposit. See 'Use of Proceeds.'

     17. Underwriters' As Market Makers of Company's Securities. Restrictions on Marketing Activities During Warrant Solicitation May Affect Liquidity of Securities. A significant amount of Securities which are sold in this offering may be sold to customers of the Underwriters. Such a scenerio could adversely affect the market for and liquidity of the Company's Securities if additional broker-dealers do not make a market in the Company's Securities. Although they have no obligation to do so, the Underwriters may from time to time act as market makers and otherwise affect transactions in the Company's Securities. The prices and liquidity of the Company's Securities may be adversely affected by the Underwriters' participation. The Underwriters cannot determine at this time whether or not other broker dealers will act as market makers of the Company's Securities. The prices and liquidity of the Company's Securities may also be significantly affected by the degree, if any, to which the Underwriters so effect transactions. In addition, the Underwriters may voluntarily discontinue such participation at any time.

     To the extent that the Underwriters solicit the exercise of Class A Warrants, the Underwriters may be prohibited pursuant to the requirements of Regulation M (formerly Rule 10b-6) under the Exchange Act from engaging in marketmaking activities during such solicitation and for specified periods preceding such solicitation. As a result, the Underwriters may be unable to continue to provide a market for the Company's Securities during certain periods while the Class A Warrants are exercisable. The Underwriters are not obligated to act as marketmakers. See 'Underwriting.'

     18. 'Penny Stock' Regulations May Impose Certain Restrictions on Marketability of Company's Securities. The Securities and Exchange Commission (the 'Commission') has adopted regulations which generally define a 'penny stock' to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the Securities are included on the OTC Bulletin Board and is trading at less than $5.00, it may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document (Schedule 15G) mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the 'penny stock' rules may restrict the ability of broker-dealers to sell the Company's Securities and may affect the ability of purchasers in this Offering to sell the Company's Securities in the secondary market and the price at which such purchasers can sell any such Securities.


     19. Consideration Paid by Present Shareholders. The present shareholders of the Company have acquired their equity interests (720,000 shares) in the Company at a cost ($97,000 or $.14 per share) substantially below the offering price. Accordingly, the public investors will bear most of the risk of loss. See 'Underwriting.'



     20. Dilution. Investors in this Offering will suffer immediate substantial dilution of their investments (after giving effect to the proceeds received from the Bridge Financing), to the extent that the net tangible book value per share of Common Stock upon completion of this Offering will be $.18, representing a dilution of $5.82 per share (97%) from the $6.00 offering price of the shares (not including the Underwriters' Over Allotment Option or any value attributed to the Warrants). See 'Dilution.'


     21. No Dividends. The Company has not paid any dividends on its Common Stock since its inception and does not intend to pay dividends on its Common Stock in the foreseeable future. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company. Thus, investors should not participate in this offering expecting any dividend payments as part of their return on investment. See 'Dividend Policy.'


     22. Proceeds of Offering to Benefit Principal Shareholders and Directors and Former Shareholders; Regulatory History of Bridge Lender. Upon the closing of the Offering, the Company intends to repay the Bridge Lenders $300,000, representing 75% of the principal amount of the Bridge Notes. The remaining 25% of such Notes ($100,000 in the aggregate) and the accrued interest is due on January 31, 1999. The Bridge Lenders (and the principal amounts to be paid and, in some instances, the securities issued to them) include The Holding Company ($48,750), Solomon Weisgal, as trustee ($11,250 and the issuance of 18,000 shares of Common Stock and 75,000 Warrants), and Ulster Investments Ltd. ($75,000). Burton W. Kanter is the President of The Holding Company. Mr. Kanter is the father of Joshua Kanter, a director and Secretary of the Company. Solomon Weisgal is a director of the Company. Ulster Investment, Ltd. is an Antigua corporation which is owned by the St. John's Trust. The beneficiaries of the St. John's Trust are the members of the family of Burton W. Kanter (but not including Burton W. Kanter), including Joel Kanter, Josh Kanter and Janis Kanter. The Bridge Lenders did not pay any additional consideration (cash or other) for the Bridge Units. Purchasers of the Common Stock in this Offering are advised that such persons personally benefit in the completion of this Offering. In addition, the

NASD was of the opinion that certain shareholders including certain Bridge Lenders (owning 2,196,000 shares of Common Stock and 1,725,000 Class A Warrants) were 'underwriters and related persons' as defined in the NASD Conduct Rules, and that shares of Common Stock and Class A Warrants received by them would be deemed compensation in connection with this Offering, which would be unfair and unreasonable. Accordingly, such shareholders relinquished their securities to the Company for cancellation. The Bridge Lenders will not receive any additional funds from such cancellation. However, certain shareholders will be repaid their subscription proceeds aggregating $412,500. $307,375 of such amount (75%) will be repaid at the closing of the Offering. The remaining $103,125 (25%) is due and payable on January 31, 1999. In addition, the Company will repay additional loans made by The Holding Company in the amount of $1,383,500. $1,037,625 of such amount (75%) will be paid at the closing of this Offering. The remaining principal of $345,875 (25%) and accrued interest is due and payable on January 31, 1999. See 'Use of Proceeds,' 'Bridge Financing,' 'Principal Stockholders' and 'Certain Relationships and Related Transactions'.




     Randolph K. Pace, a beneficial owner of Dune Holdings, Inc., is a Bridge Lender. In 1987, Mr. Pace entered into a settlement of claims brought by the Securities and Exchange Commission pursuant to which he consented, without admitting or denying liability, to a suspension from associating with a broker or dealer for a period of twelve (12) months and from serving as a principal of a broker or dealer for an additional period of five (5) years. In 1988, Mr. Pace entered into a settlement of claims brought by the National Association of Securities Dealers (the 'NASD') pursuant to which he consented, without admitting or denying liability, to a censure, fine and suspension from associating with an NASD member for a period of two (2) years and from acting in a supervisory capacity at an NASD member for a period of five (5) years.



     23. Substantial Portion of Proceeds to Satisfy Indebtedness; Proceeds to Pay Accrued Salaries of Officers. Approximately 60% of the net proceeds of the Offering will be used to repay indebtedness. See 'Risk Factors--Proceeds of Offering to Benefit Principal Shareholders and Directors and Former Shareholders; Regulatory History of Bridge Lender' and 'Use of Proceeds.' In addition, approximately 1% of the net proceeds of the Offering will be used to pay accrued salaries to Messrs. Mellman and Silverman. See 'Use of Proceeds.'



     24. Shares Eligible for Future Sale May Adversely Affect the Market.   All
of the Company's currently outstanding shares of Common Stock are 'restricted securities' and, in the future, may be sold upon compliance with Rule 144, adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person holding 'restricted securities' for a period of one (1) year may sell only an amount every three (3) months equal to the greater of (a) one percent (1%) of the Company's issued and outstanding shares, or (b) the average weekly volume of sales during the four (4) calendar weeks preceding the sale. The amount of 'restricted securities' which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two (2) years if there is adequate current public information available concerning the Company. In such an event, 'restricted securities' would be eligible for sale to the public at an earlier date. Immediately prior to the Effective Date, the Company will have 720,000 shares of its Common Stock issued and outstanding, all of which are
'restricted securities,' which become tradeable on           , 1998. The total
number of shares of Common Stock issued and outstanding does not include the exercise of up to 275,000 Warrants held by the Bridge Lenders to purchase up to 275,000 shares of the Company's Common Stock, the exercise of up to 1,350,000 shares of Common Stock to purchase 1,350,000 shares of Common Stock included in the Units offered hereby, the Representative's Purchase Option to purchase up to 67,500 Units consisting of 67,500 shares of Common Stock and 135,000 Class A Warrants, the Underwriters' Over-Allotment Option of 101,250 Units consisting of 101,250 shares of Common Stock and 202,500 Class A Warrants, up to 46,085 shares of Common Stock that may be issued in January 1999 in lieu of accrued salary, other warrants to purchase up to 180,000 shares of Common Stock, and up to 480,000 shares of Common Stock issuable upon exercise of employee stock options (318,000 of which have been granted as of the date of this Prospectus). See

'Bridge Financing,' 'Certain Relationships and Related Transactions' and 'Description of Securities.'


     The Company's directors and officers have agreed not to sell, transfer or otherwise pledge their shares for a period of twenty-four (24) months following the date of this Prospectus, unless it receives the prior written consent of the Representative. The Representative has no agreements or understandings with any of such persons with respect to the release of their securities prior to the twenty-four (24) month period and has no present intention of releasing any or all of such securities prior to such period. See 'Underwriting.'


     Prospective investors should be aware that the possibility of resales by stockholders of the Company, including the sale by the Selling Securityholders of up to 275,000 Class A Warrants, may, in the future, have a material depressive effect on the market price of the Company's Securities in any market which may develop, and therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Company's Securities which may have a depressive effect on its price per share. See 'Description of Securities.'


     25. Redemption of Redeemable Warrants May Affect Warrantholders. The Class A Warrants are subject to redemption by the Company during the four (4) year period commencing one (1) year following the date of this Prospectus at a price of $.05 per Warrant if the closing bid price for the Common Stock equals or exceeds $9.00 per share for any twenty (20) consecutive trading days ending no earlier than the fifteenth (15th) trading day prior to the date of the notice of redemption. In the event that the Warrants are called for redemption by the Company, Warrantholders will have thirty (30) days during which they may exercise their rights to purchase shares of Common Stock. If holders of the Warrants elect not to exercise them upon notice of redemption thereof, and the Warrants are subsequently redeemed prior to exercise, the holders thereof would lose the benefit of the difference between the market price of the underlying Common Stock as of such date and the exercise price of such Warrants, as well as any possible future price appreciation in the Common Stock. As a result of an exercise of the Warrants, existing stockholders may be diluted and the market price of the Common Stock may be adversely affected. If a Warrantholder fails to exercise his rights under the Warrants prior to the date set for redemption, then the Warrantholder will be entitled to receive only the redemption price of $.05 per Warrant. Redemption of the Warrants could force the holders to exercise the Warrants at a time when it may be disadvantageous to do so or sell the Warrants at the then market value of the Warrants at the time of redemption. If a current prospectus is not in effect, it is unlikely that the Company would call the Warrants for redemption. See 'Risk Factors--Current Prospectus and State Blue Sky Registration Required to Exercise Redeemable Warrants' and

'Description of Securities--Class A Warrants.'

     26. Current Prospectus and State Blue Sky Registration Required to Exercise Redeemable Warrants. Purchasers of Warrants will have the right to exercise the Class A Warrants only if a current prospectus relating to the shares underlying the Class A Warrants is then in effect and only if such shares are qualified for sale under applicable state securities laws of the states in which the various holders of the Warrants reside. There is no assurance that the Company will be able to keep this Prospectus covering such shares current. Moreover, the Company may decide not to seek or may not be able to obtain qualification of the issuance of its Common Stock in all of the states in which the ultimate purchasers of Warrants may reside. The Warrants may be deprived of any value if a current prospectus covering the shares issuable upon exercise thereof is not kept effective or if such shares are not registered in the states in which holders of the Warrants reside. The Company has applied to register, or obtain exemption, for the offer and sale of its securities in the following states:
Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, Maryland, New York, Rhode Island and Wyoming. The offer and sale of the securities of this offering are not available in any other state, absent an exemption from registration. See 'Description of Securities--Class A Warrants.'

     27. Necessity for Updating Registration Statement. So long as the Warrants or the Representative's Purchase Option are exercisable, or in the event that the Company reduces the exercise price or exercise period of the Warrants, the Company would be required to file one or more Post-Effective Amendments to its Registration Statement to update the general and financial information contained in this Prospectus. These obligations could result in substantial expense to the Company and could be a hindrance to any future financing. Warrants may not be
exercised after           , 199 (nine months from the date of this Prospectus),
unless and until a Post-Effective Amendment has been filed and becomes effective. The Company will not notify Warrant holders if Warrants may not be exercised due to the absence of an effective Post-Effective Amendment. Although the Company has undertaken and intends to keep its Registration Statement current, there is no assurance that the Company will keep its Registration Statement current, and if for any reason it does not do so, the Warrants will not be exercisable.

      28. Representative's Purchase Option. In connection with this Offering, the Company will sell to the Representative, for nominal consideration ($67.50), an option to purchase an aggregate of 67,500 Units consisting of 67,500 shares of Common Stock and 135,000 Class A Warrants (the 'Representative's Purchase Option'). The Representative's Purchase Option will be exercisable commencing one (1) year after the Effective Date and ending four (4) years after such date, at prices of $9.90 per Unit, subject to certain adjustments. The holders of the Representative's Purchase Option will have the opportunity to profit from a rise in the market price of the Company's Securities, without assuming the risk of ownership. The Company may find it more difficult to raise additional capital if it should be needed for the business of the Company while the Representative's Purchase Option is outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Representative's Purchase Option. See 'Underwriting.'

     29. Limitation on Director Liability. As permitted by Delaware law, the Company's Certificate of Incorporation limits the liability of directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Delaware law, stockholders may have limited rights to recover against directors for breach of fiduciary duty. See 'Description of Securities.'

     30. Certain Anti-Takeover Provisions Potentially Discouraging a Merger or other Change in Control. The ability of the Board of Directors to issue shares of preferred stock in one or more series and to determine the designation, voting and other rights, preferences, privileges and restrictions applicable to such shares, together with the heightened shareholder approval requirements associated with certain business combination transactions involving a Related Person (as defined) and applicable provisions of Delaware law may have the effect of discouraging a merger, tender offer, proxy contest or other transaction involving a change in control of the Company that has not received the prior approval of a majority of the Company's Board of Directors. See 'Description of Securities.'


     31. Additional Authorized Shares Available for Issuance May Adversely Affect the Market. The Company is authorized to issue 15,000,000 shares of its Common Stock, $.01 par value. If all of the 675,000 Units offered hereby are sold, there will be a total of 720,000 shares of Common Stock issued and outstanding. However, the total number of shares of Common Stock issued and outstanding does not include the exercise of up to 1,350,000 Class A Warrants included in the Units offered hereby, 275,000 Warrants held by the Bridge Lenders to purchase up to 275,000 shares of the Company's Common Stock, the Representative's Purchase Option to purchase up to 67,500 Units consisting of 67,500 shares of Common Stock and 135,000 Class A Warrants, the Underwriters' Over-Allotment Option of 101,250 Units consisting of 101,250 shares of Common Stock and 202,500 Class A Warrants, up to 46,085 shares of Common Stock that may be issued in January 1999 in lieu of accrued salary, other warrants to purchase up to 180,000 shares of Common Stock, and up to 480,000 shares of Common Stock issuable upon exercise of employee stock options (318,000 of which have been granted as of the date of this Prospectus). After reserving a total of 2,840,035 shares of Common Stock for issuance upon the exercise of all the options and warrants (including the Over-Allotment Option, the Representative's Purchase Option, shares issuable in lieu of accrued salary, other warrants of the Company, all of the Class A Warrants included in the Units offered hereby and owned by the Bridge Lenders and employee stock options), the Company will have at least 10,764,965 shares of authorized but unissued Common Stock available for issuance without further shareholder approval including issuances under current outstanding options and warrants as well as issuances pursuant to employee stock option plans. As a result, any issuance of additional shares of Common Stock may cause current shareholders of the Company to suffer significant dilution and may adversely affect the market price of their shares. In addition, the Company is authorized to issue 100,000 shares of Preferred Stock. Pursuant to the terms of the Underwriting Agreement, the Company's officers and directors have agreed not to sell, transfer or otherwise pledge any of their shares for a period of twenty-four (24) months following the date of this Propectus, without the prior written consent of the Representative. The Representative has no agreements or understandings with any of such persons with respect to the release of their securities prior to the twenty-four (24) month period and has no present intention of releasing any or all of such securities prior to such period. See 'Description of Securities' and 'Underwriting.'

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of the 675,000 Units offered hereby, are estimated to be 3,158,500 (after deducting approximately $405,000 in underwriting discounts, other expenses of this Offering estimated to be $486,500, which includes the Underwriters' non-accountable expense allowance of $121,500, and a $100,000 financial consulting fee payable to the Representative at the closing) (but not considering any exercise of the Over-Allotment Option or the Representative's Purchase Option). The Company will not receive any of the proceeds from the sale of the securities by the Selling Securityholders.


     The Company, based upon all currently available information, intends to utilize such proceeds approximately as follows:


                                                 APPROXIMATE        APPROXIMATE
                                                  AMOUNT OF      PERCENTAGE(%) OF
                                                 NET PROCEEDS      NET PROCEEDS
                                                 ------------    -----------------
Product Development(1)........................    $  300,000             9.50%
Marketing and Sales...........................       300,000             9.50%
Repayment of Certain Indebtedness(2)..........     1,909,500            60.46%
Working Capital(3)............................       649,000            20.54%
                                                 ------------         -------
  Total.......................................    $3,158,500           100.00%


------------------
(1) Includes funds utilized for research and development, including product design, engineering and prototype design, statistical analysis and software design and development. Of this amount, approximately 10% will be used for the further development of the Company's professional sports version of The SportsTrac(Trademark) System and the remainder will be allocated between the Company's consumer and health and fitness versions.



(2) Represents the repayment of 75% of the principal amount of the Bridge Loans in the aggregate principal amount of $300,000. Such portion of the Bridge Loans are due and payable upon the earlier of March 31, 1998 or the closing of the Company's initial public offering. The bridge loans bear interest at the rate of 8% per annum. The remaining portion of the loans ($100,000) and accrued interest is due and payable on January 31, 1999. The proceeds of the Bridge Loans were used for working capital ($350,000) and as a source of funds to pay expenses associated with this Offering ($50,000). See 'Bridge Financing.' Also represents the repayment of 75% of two loans, each in the amount of $350,000, to Swiss American Bank Ltd. and The Holding Company. 75% of each of these loans ($262,500 each) are due and payable upon the earlier of March 31, 1998 or the closing of the Company's initial public offering. These loans bear interest at the rate of 15% per annum. The remaining portion of such loans ($87,500 each) and accrued interest are due and payable on January 31, 1999. The proceeds of such loans was used to pay the balance of the up-front licensing fees due to NHancement under the Company's sublicense agreement. Also represents the repayment of 75% ($775,125) of additional loans in the amount of $1,033,500 to The Holding Company due and payable upon the earlier of March 31, 1998 or the closing of the Company's initial public offering. The remaining portion of such loans ($258,375) and accrued interest are due and payable on January 31, 1999. Such loans bear interest at the rate of 10% per annum. The proceeds of such loans were used for working capital. Also represents the payment of $309,375 due to certain shareholders who relinquished their shares of Common Stock in return for their subscription payments made in connection with their acquisition of such shares. The remaining $103,125 of their subscription payments are due and payable on January 31, 1999. See 'Bridge Financing', 'Risk Factors--Proceeds of Offering to Benefit Principal Shareholders and Directors and Former Shareholders; Regulatory History of Bridge Lender' and 'Certain Relationships and Related Transactions.'



(3) This amount will be utilized for general and administrative expenses (including salaries, accrued salary and interest to Messrs. Silverman and Mellman, President and Chairman, respectively, in the amounts of $26,840 and $19,245, respectively, as of December 31, 1997, office space and equipment rental (including communication equipment), supplies, legal and accounting fees and expenses aggregating approximately $250,000, and other miscellaneous expenses). Additional accrued salary and interest owed to Messrs. Silverman and Mellman in the amounts of $80,520 and $57,735, respectively, are due and payable on January 31, 1999. Messrs. Silverman and Mellman have the option to convert such accrued salary into shares of Common Stock. See 'Certain Relationships and Related Transactions.'


     The amounts set forth above are estimates. Should a reapportionment or redirection of funds be determined to be in the best interests of the Company, the actual amount expended to finance any category of expenses may be increased or decreased by the Company's Board of Directors, at its discretion.

     The Company believes that the proceeds of this Offering will enable the Company to expand its business. As a result, the Company believes that the net proceeds of this Offering, together with cash generated from operations, will be sufficient to conduct the Company's operations for at least twelve (12) months. The underwriting agreement does not prevent the Company from seeking bank financing, although there can be no assurance that such financing will be available on commercially reasonable terms. See 'Risk Factors--Dependence on Offering Proceeds; Possible Need for Additional Financing.'

     To the extent that the Company's expenditures are less than projected and/or the proceeds of this Offering increase as a result of the exercise by the Underwriters of its Over-Allotment Option, the resulting balances will be retained and used for general working capital purposes. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, additional financing may be sought from other sources, such as debt financing from financial institutions, although there can be no assurance that such additional financing, if available, will be on terms acceptable to the Company. See 'Risk Factors--Dependence on Offering Proceeds; Possible Need For Additional Financing.' The net proceeds of this Offering that are not expended immediately may be deposited in interest bearing accounts, or invested in government obligations or certificates of deposit.

                                    DILUTION


     At December 31, 1997, the Company had outstanding an aggregate of 720,000 shares of Common Stock having an aggregate net tangible deficit value of $(3,178,329) or $(4.41) per share, based upon operating activity through December 31, 1997. Net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of Common Stock outstanding. The shares of capital stock described above do not include any securities subject to any outstanding warrants or options.



     After giving effect to the sale of 675,000 Units by the Company with net proceeds of $3,258,500 (without deducting the $100,000 financial advisory fee), the pro forma tangible book value of the Common Stock would have been $245,171 or approximately $.18 per share. This represents an immediate increase in pro forma net tangible book value of $4.59 per share to the present stockholders and an immediate dilution of $5.82 per share (97%) to the public purchasers. The following table illustrates the dilution which investors participating in this Offering will incur and the benefit to current stockholders as a result of this
Offering:



Public offering price of shares offered hereby(1)..........             $6.00
Net tangible deficit per share.............................   $(4.41)
Increase per share attributable to the shares offered

  hereby...................................................             $4.59
Pro Forma net tangible book value per share after
  offering(3)..............................................   $  .18
Dilution of net tangible book value per share to purchasers
  in this offering(2)(3)...................................   $ 5.82


------------------
(1) Before deduction of underwriting discounts, commission, fees and Offering expenses.
(2) Assuming no exercise of the Over-Allotment Option and Representative's Purchase Option. See 'Underwriting' and 'Description of Securities.'
(3) Assuming no exercise of the Class A Warrants or any outstanding warrants or options. See 'Bridge Financing', 'Certain Transactions' and 'Description of Securities.'


     The following table shows the number and percentage of shares of Common Stock purchased and acquired and the amount and percentage of consideration and average price per share paid by existing shareholders as of December 31, 1997 and to be paid by purchasers pursuant to this Offering (based upon the anticipated public offering price of $6.00 per share before deducting underwriting and commissions and estimated Offering expenses).



                                                              AGGREGATE
                           THE SHARES OF                        CASH         PERCENTAGE OF
                           COMMON STOCK      PERCENT OF     CONSIDERATION     TOTAL CASH      AVERAGE PRICE
                             PURCHASED      EQUITY OWNED        PAID         CONSIDERATION      PER SHARE
                           -------------    ------------    -------------    -------------    -------------
New Stockholders........       675,000          48.39%       $ 4,050,000         97.66%           $6.00
Existing Stockholders...       720,000          51.61%            97,000          2.34%             .14
                           -------------       ------       -------------       ------           ------
Total...................     1,395,000            100%       $ 4,147,000           100%
                           -------------       ------       -------------       ------


      The foregoing table gives effect to the sale of the Common Stock underlying the shares offered hereby but without giving effect to the exercise of the Representative's Purchase Option, or any securities issuable upon the exercise of the Over-Allotment Option or any outstanding options or warrants.

                                 CAPITALIZATION



     The following table sets forth the capitalization of the Company as of December 31, 1997 and as adjusted giving effect to the sale of 675,000 Units offered hereby and the application of net proceeds $3,258,500 therefrom assuming a public offering price of $6.00 per Unit. The table is not adjusted to give effect to the exercise of the Underwriters' Over-Allotment Option, Representative's Purchase Option, or any other outstanding warrants or options. This table should be read in conjunction with the Financial Statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.



                                                     ACTUAL(1)     PRO FORMA(2)
                                                     ----------    ------------
Notes Payable.....................................   $1,799,625    $         --
                                                     ----------    ------------

Stockholders' equity:
Common Stock, $.01 par value per share, 15,000,000
  shares authorized, issued and outstanding
  720,000 and 1,395,000 respectively..............          720           1,395
                                                     ----------    ------------

Preferred Stock, $.01 par value per share, 100,000
  shares authorized, 0 shares issued and
  outstanding.....................................           --              --

Additional paid-in capital........................    1,680,265       4,938,090
                                                     ----------    ------------

Deficit accumulated during the development
  stage...........................................   (3,276,181)     (3,276,181)
                                                     ----------    ------------

Total stockholders' (deficit) equity..............   (1,595,196)      1,663,304
                                                     ----------    ------------

Total capitalization..............................   $  204,429    $  1,663,304
                                                     ----------    ------------
                                                     ----------    ------------


------------------
(1) Does not include the sale of 675,000 shares of Common Stock offered hereby.


(2) Reflects the sale of 675,000 shares offered hereby and the anticipated application of the net proceeds of $1,458,875 therefrom, after deducting estimated Offering expense of $791,500 and the repayment of notes of $1,799,625 payable with the proceeds of the Offering. Does not give effect to a $100,000 fee payable to the Representative pursuant to a three (3) year financial advisory and investment banking agreement.


                                DIVIDEND POLICY

     Holders of the Company's Preferred Stock or Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefore. The Company has not in the past and does not currently anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements and general business conditions. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                                BRIDGE FINANCING


     From December, 1995 through February 1996, the Company borrowed an aggregate of $400,000 from the following ten (10) lenders (the 'Bridge Lenders'): Ulster Investments Ltd ($100,000); The Holding Company ($65,000); Dune Holdings, Inc. ($100,000); Solomon A. Weisgal, as trustee ($15,000); Howard Kirschbaum as Custodian for Brian Kirschbaum under the Uniform Gift to Minors Act ($5,000); Scott Sinar ($5,000); Matthew Harriton ($20,000); John LaFalce ($10,000); Michael Lulkin ($30,000); and Hartley T. Bernstein ($50,000). See 'Risk Factors--Proceeds of Offering to Benefit Principal Shareholders and Directors and Former Shareholders; Regulatory History of Bridge Lender.' None of the Bridge Lenders are affiliated with the Company other than Solomon A. Weisgal, a director of the Company, and The Holding Company. Burton W. Kanter is the president of The Holding Company. Mr. Kanter is the father of Josh Kanter, a director and Secretary of the Company. Ulster Investment Ltd. is an Antigua corporation which is owned by the St. John's Trust. The beneficiaries of the St. John's Trust are members of the family of Burton W. Kanter (but not including Burton W. Kanter), including Joel Kanter, Josh Kanter and Janis Kanter. In exchange for making loans to the Company, each Bridge Lender received (i) a promissory note (each a 'Bridge Note') and (ii) Bridge Units (aggregate 400,000 of such Bridge Units). Each of the Bridge Units is comprised of one (1) share of Common Stock and five (5) Class A Warrants. Bridge Lenders who were issued 1,725,000 Class A Warrants and 414,000 shares of Common Stock relinquished their securities. See 'Risk Factors--Proceeds of Offering to Benefit Principal Shareholders and Directors and Former Shareholders; Regulatory History of Bridge Lender.' Each of the Bridge Notes bears interest at the rate of eight percent (8%) per annum. The Bridge Notes are due and payable as follows: $300,000 of the principal amount (75%) of the Bridge Notes are due and payable upon the earlier of (i) March 31, 1998 or (ii) the closing of an initial underwritten public offering of the Company's securities. The remaining $100,000 (25%) of such Notes and accrued interest is due and payable on January 31, 1999. The Company intends to use a portion of the proceeds of this Offering to repay a portion of the indebtedness to the Bridge Lenders. See 'Use of Proceeds.' The Company entered into the bridge financing transactions because it required additional financing and no other sources of financing were available to the Company at that time. See 'Description of Securities.' With respect to the bridge financing, the Company did not engage a placement agent, the Bridge Lenders were identified by the Company's officers and directors, and no other solicitations were made. The Class A Warrants held by the Selling Securityholders are identical to the Class A Warrants included in the Units offered hereby. See 'Certain Relationships and Related Transactions' and 'Underwriting.'


     The registration statement, of which this Prospectus forms a part, also covers the offering of the Class A Warrants held by the Selling Securityholders, as well as the Common Stock issuable upon exercise of the Class A Warrants by the Selling Securityholders or their transferees and the exercise of such Class A Warrants by the transferees of the Selling Securityholders.

                            SELECTED FINANCIAL DATA


     The selected financial data presented below for the Company's statement of operations for the year ended December 31, 1997 and 1996 and cumulative during development stage, and the balance sheet data at December 31, 1997 are derived from the Company's financial statements which have been audited by Holtz Rubenstein & Co., LLP, independent public accountants, and which appear elsewhere in this Prospectus. See 'Financial Statements.'


                        SUMMARY STATEMENT OF OPERATIONS


                                                        CUMULATIVE
                           YEAR ENDED DECEMBER 31,        DURING
                          --------------------------    DEVELOPMENT
                             1997           1996           STAGE
                          -----------    -----------    -----------
Revenues...............   $         0    $         0    $         0
Gross Profits..........             0              0              0
Operating (loss).......    (1,090,167)    (1,364,489)    (3,276,181)
Net (loss).............    (1,090,167)    (1,364,489)    (3,276,181)
(Net (loss) per
  share................         (1.06)         (1.31)         (3.16)
Weighted average number
  of common
  shares outstanding...     1,029,000      1,038,000      1,038,000



                           SUMMARY BALANCE SHEET DATA


                                                  DECEMBER 31,
                                                      1997
                                                  ------------
Working Capital (deficit)......................   $ (2,206,815)
Total assets...................................      1,097,000
Total liabilities..............................      3,340,181
Deficit accumulated during development stage...     (3,276,181)
Stockholders' (deficit)........................     (2,243,181)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND PLAN OF OPERATIONS

     The following discussion should be read in conjunction with historical financial statements of the Company and notes thereto included elsewhere herein:

RESULTS OF OPERATIONS

     SportsTrac, Inc. is a Delaware corporation, which from inception to the present, has been solely involved in the advancement of The SportsTrac(Trademark) System. The Company was formed in April 1995 for the purposes of sublicensing the Critical Tracking Task ('CTT') and to apply that technology to monitor and enhance athletic performance. The proceeds from this offering will enable the Company to proceed with its business plan for the continued development, application, marketing and distribution of the various versions of The SportsTrac(Trademark) System.


     To date, the Company has received no revenues from product sales. As a result of the Company's start-up expenses and product design costs, the Company had an accumulated deficit of $3,276,181 and $2,186,014 as of December 31, 1997 and December 31, 1996, respectively. The Company anticipates little revenues from product sales during the next twelve months and therefore expects to incur operating losses until such time as it can generate significant revenues from the sale of any version of its product. The Company believes it can significantly increase its overall revenues from product sales during the third and fourth quarters of 1998. The Company intends to seek third parties to distribute The SportsTrac(Trademark) System to health clubs and to retail consumers. The Company will maintain direct relationships with the professional organizations using its product.



PLAN OF OPERATION

     During the first twelve months of operations after completion of the offering, the Company will further refine the professional level sports team version of The SportsTrac(Trademark) System (which is not fully tested or ready for commercial production) for sale to professional sports teams as well as continue to adapt it to other formats. The Company will endeavor to develop and market new versions of its product based on the CTT technology, which serves as the basis of The SportsTrac(Trademark) System. No assurances can be made, however, that the Company will successfully produce its product or adapt the product to other uses. The Company plans to conduct market research studies and develop new versions of its product and prototypes thereof. The Company also intends to implement its marketing plan, develop promotional material, and attend trade shows and seminars. The Company believes its proprietary skills evaluation technology can be the foundation for a number of versions of its product, as hand-eye coordination is a fundamental skill in activities other than those to which the Company has begun to adapt The SportsTrac(Trademark) System. Additionally, the Company believes that opportunities to address these other market segments will arise based on the fundamental nature of the skill evaluated by The SportsTrac(Trademark) System's core technology. Even if the Company is able to successfully adapt The SportsTrac(Trademark) System to other formats, no assurances can be made that the adaptations will achieve market acceptance. By following a strategy of starting at the professional level before moving into consumer products, the Company believes it can most effectively leverage its marketing resources. However, to date the Company has developed only one product which is in use presently on an experimental basis; no assurance can be made that the Company will be successful in further developing and marketing its current product or other products.


     As of December 31, 1997, the Company employed five people on a full-time basis and one person on a part-time basis. The Company leases approximately 1,000 square feet of executive office space. The number of employees and the amount of space that the Company will need following the offering will vary according to the progress made in the marketing and distribution of its products.


LIQUIDITY AND CAPITAL RESOURCES


     As of December 31, 1997, the Company had a working capital deficit of $2,206,815. The Company remains in the development stage as it has not yet derived significant revenues from the sale of any version of its only product and requires the proceeds of the offering to commence meaningful marketing activities and the adaptation of its only product to various formats. The Company has funded its activities to date from initial capital contributions of the founders and Bridge Loans. During 1996, the Company received $400,000 from certain bridge lenders bearing interest at 8% per annum. In exchange for making the loans to the Company each bridge lender received a bridge note and a bridge unit. Each bridge unit is comprised of one share of common stock and five Class A Warrants. Bridge Lenders owning 1,725,000 Class A Warrants and 414,000 shares of Common Stock relinquished their shares. See 'Certain Relationships and Related Transactions.' The total 66,000 shares represents a financing cost of $42,075 (effective interest rate of 651%). See 'Bridge Financing' and 'Certain Relationships and Related Transactions.' The report of the Company's auditors contains an explanatory paragraph which discusses certain factors which raise substantial doubt about the Company's ability to continue as a going concern.


     The Company expects to incur substantial expenditures over the next eighteen months to implement its sales, marketing and other programs. The Company's management believe that the net proceeds of this offering (excluding any proceeds from the Underwriters' Over-Allotment Option) will be sufficient to fund its liquidity needs for at least the next twelve months.

                                    BUSINESS

GENERAL


     SportsTrac, Inc., a Delaware corporation ('SportsTrac' or the 'Company'), is a development stage business established in April 1995 (under the name Bogart International Associates, Inc.) to develop and market products designed to enhance and monitor athletic performance. The first product developed by the Company, The SportsTrac(Trademark) System, is a skill evaluation tool that can measure a person's hand-eye coordination and chart day-to-day variations in performance. The Company filed a trademark application on May 6, 1996 with respect to a trademark of the name of The SportsTrac(Trademark) System, and is presently using the name for promotional purposes. On December 31, 1996 the United States Patent and Trademark Office informed the Company that no similar trademark existed and requested that the Company provide them with samples of its proposed trademark. Such samples were provided on May 22, 1997. On January 16, 1998 the Company received a Notice of Publication which indicated that the trademark will be published on February 17, 1998. The Company is awaiting final approval of its trademark application.



     The SportsTrac(Trademark) System is presently in use (on an experimental basis) by professional baseball, hockey and basketball teams. Presently, this professional level sports team version of The SportsTrac(Trademark) System is the only version in use, and it is in use only in an uncompleted pilot program, is not fully tested or engineered, and is not ready for commercial production and sale to professional sports teams. The Company is endeavoring to adapt the same developed technology, by creating prototype versions, for a kiosk-based evaluation and information delivery system for health and fitness clubs, as well as for a skill analyzer for golfers and other recreational sports enthusiasts. Additionally, the Company will endeavor to adapt The SportsTrac(Trademark) System to a consumer entertainment version which will allow users to 'compete'

against professional athletes. However, the Company has not yet begun commercial production of any version of its SportsTrac(Trademark) System which the Company anticipates will be commercially available to any of its targeted markets. Should any adaptation of The SportsTrac(Trademark) System be produced, there can be no assurances that such adaptation will achieve market acceptance.



     The Company anticipates that it will first establish the value of its developed technology at the professional sports level, and then apply the same technology and analysis to the broad base of recreational athletes, teams and sports clubs. The SportsTrac(Trademark) System is already in use at the professional sports level. The Company has established a pilot program with the Los Angeles Dodgers (Major League Baseball), Anaheim Angels (Major League Baseball), San Diego Padres (Major League Baseball), San Francisco Giants (Major League Baseball), Minnesota Twins (a Major League Baseball team through its AAA minor league affiliate), Minnesota Timberwolves (National Basketball Association) and Los Angeles Kings (National Hockey League). The Company recently completed an eighteen month study with a major golf equipment manufacturer. Additionally, the Company has recently concluded a pilot program with the New York Rangers (via their affiliate in the American Hockey League). The Company has signed a purchase agreement with the Palm Springs Suns ( a minor league baseball team which is not an affiliate of the Company, as that term is defined under the Securities Act of 1933, as amended (the 'Securities Act' or '1933 Act')) to install The SportsTrac(Trademark) System in the second quarter of 1998. The agreement calls for the installation of one SportsTrac(Trademark) System (identical to the professional sports team version) for a purchase price of $20,000. The agreement provides for: (1) two days of on-site training in conjunction with installation; (2) provisions for maintenance and repairs by the

Company for the twelve month period following shipment; and (3) the requirement by the Company to supply updates and modifications to the systems completed by the Company during the twelve month period following the date of shipment, at no charge to the customers.


     This pilot program is scheduled to continue until the second quarter of 1998, at which time the Company anticipates that, except for aesthetic changes, each system will be fully tested and engineered and ready for commercial production and sale to other professional level sports teams. While professional sports teams have participated in the pilot program, their participation should not be understood to be an endorsement or promotion of the Company's product by any professional team, or the athletes who utilize The SportsTrac(Trademark) System in the pilot program.


     The Company is unaware of any product other than The SportsTrac(Trademark) System which provides an objective and reliable measurement of the core skills needed in sports such as baseball, hockey, basketball, golf, and tennis.

Recently, a study which tested professional baseball players at two minor league affiliates of the Los Angeles Dodgers (the 'Study'), and which was administered by Dr. Michael Mellman, the Company's Chairman of the Board, was completed. The Study is a computer-based assessment of baseball player performance, and was initiated with permission of NHancement Technologies, Inc., formerly known as BioFactors, Inc. ('NHancement'), which holds the exclusive license for commercial implementation of the CTT technology. The Study's subject consisted of fifty (50) minor league players who were tested over a two to three month period using an early prototype version of the Company's only product, The SportsTrac(Trademark) System. The study detected a strong correlation between SportsTrac(Trademark) System scores and the on-field performance of professional athletes. In addition, the study revealed that the most successful baseball players achieved better SportsTrac(Trademark) scores than did other players. Importantly, players found that tracking on The SportsTrac(Trademark) System was a simple, enjoyable addition to their pre-game preparation. The Study is not an endorsement of or promotion by the Los Angeles Dodgers, the two minor league affiliates or the players who participated in the Study.

     The SportsTrac(Trademark) System is based closely on the Critical Tracking Task ('CTT'), a tool created by Systems Technology, Inc. ('STI') for the United States Airforce to evaluate whether military pilots could control experimental aircraft. Since the initial conception of the CTT, 40 years of field testing by the Department of Defense, NASA and the Department of Transportation has supported the CTT's accuracy in assessing the motor skill level of astronauts, pilots, ship captains, and heavy equipment operators. Although the CTT technology was originally developed in an analog format, the scientists at STI adapted the technology to be used with computers and computer software in the early 1960s. The Company has secured an exclusive sublicense from NHancement to market the CTT technology. This sublicense agreement grants the Company exclusive rights solely for sports-related and sports-entertainment applications, so as to not compete with NHancement's non-invasive fitness for duty testing device ('FACTOR 1000(Trademark)') for safety-related industrial settings. NHancement obtained the exclusive license from STI and developed a prototype on-field athletic performance system which was a research prototype used to validate the application of the CTT and Factor 1000(Trademark) technologies to evaluate athletic performance, which NHancement did not and has not developed for commercial production. In addition, the license granted by NHancement pursuant to the sublicense agreement was a license of the Factor 1000(Trademark) technology developed by NHancement, and a sublicense of the CTT technology, which technologies the Company subsequently incorporated in its SportsTrac(Trademark) System.

     NHancement licenses the software and associated protocols and methodology for the CTT technology from STI. Although NHancement's exclusive licensing agreement expires in 2008 (assuming the exercise of all available extensions), as does the Company's own sublicense agreement with NHancement, the Company has negotiated an agreement with STI which allows the Company to assume NHancement's rights and obligations should the original licensing agreement be termined earlier. This agreement will remain in effect, until the scheduled expiration date of both the license and sublicense agreements, so long as the Company is not in default under any terms of its sublicense agreement with NHancement. Pursuant to the Company's sublicense agreement with NHancement, the Company agreed to pay NHancement $1,000,000, all of which has been paid. In addition, the Company agreed to issue 180,000 warrants to NHancement, which were subsequently assigned. See 'Certain Relationships and Related Transactions.' The Company is also obligated to pay NHancement quarterly royalties equal to 8.5% of the cash receipts from the sale of the Company's products based on the sublicensed technology. Under the terms of the sublicense agreement, NHancement may not register a trademark or service mark in connection with the name, marketing, selling or sublicensing of The SportsTrac(Trademark) System. See 'Risk

Factors--Potential Loss of Licensed Technology May Affect Operations,' 'Use of Proceeds' and 'Description of Securities.'

     The SportsTrac(Trademark) System is designed to provide more than just a raw measure of hand-eye coordination scores. Extensive military and industrial use has shown that the CTT, which is the core technology of the Company's product, provides a unique window into a person's mental and physical readiness. As a result of this extensive use of the CTT technology, as well as the results of the Study, the Company believes that The SportsTrac(Trademark) System can serve as a powerful tool for identifying the playing rhythms of an athlete, as well as assessing players who need a rest, rehabilitated players ready to play again, and talented prospects who have the basic skills to compete at the professional level. The Company believes that The SportsTrac(Trademark) System will also appeal to amateur athletes who work to improve their athletic performance, fine-tune their training and game preparation, and emulate their favorite professional stars.


     Presently, the Company provides data analysis for its pilot program participants. As athletes use SportsTrac, their scores are encrypted, stored on The SportsTrac(Trademark) System computer and then transferred via modem by a system administrator to a computer at SportsTrac, Inc. The Company's analysts then decrypt the scores and creates charts which display each player's SportsTrac scores during the previous one to six weeks. These charts visually demonstrate how a player's SportsTrac performance (maximum score, standard deviation, and moving average) changes over time, as well as which players consistently achieve high SportsTrac scores.


     Using these charts and specified game data, SportsTrac, Inc. can evaluate players' SportsTrac performance and identify performance trends. For example, tracking data may identify a group of players that consistently scores best on travel days, or another group that scores well with extra rest. SportsTrac delivers to each participant a weekly player report containing the scoring charts, trend analysis (if any) and individual player profiles.

     The Company believes that The SportsTrac(Trademark) System technology is adaptable to a variety of formats. There can be no assurances that the adaptation of The SportsTrac(Trademark) System technology to various formats will be completed, or if completed that such adaptions will achieve market acceptance. The professional version of The SportsTrac(Trademark) System combines a laptop computer and control panel with electronic delivery of data to the Company's headquarters. The Company anticipates that every version of The SportsTrac(Trademark) System, except for the proposed consumer entertainment version, will require the use of a personal computer and not necessarily a laptop computer. Additionally, even though the Company does not anticipate that all versions of The SportsTrac(Trademark) System will require data transmittal to the Company for analysis (as the Company believes that only professional sports teams will need and be willing to pay for such a service), however, should markets for other versions of The SportsTrac(Trademark) System demand data transmittal to the Company for analysis, the Company will endeavor to provide the service. However, since the hardware component of The SportsTrac(Trademark) System is small enough to be built into a handheld unit, like the proposed consumer entertainment version, it could include an on-board automated analysis of the test scores.

     The Company is contemplating a health and fitness club version of The SportsTrac(Trademark) System, which is still under development and presently only exists in a prototype form, will be housed in a free-standing kiosk and will include automated analysis of scores and delivery of health, nutrition and other information of interest to users. The Company believes that this device will meet the needs of health club organizations looking for add-on benefits for members and provide a convenient, practical gateway to the sports and medical information available on the Internet. See 'Business--Versions of the Company's Single Product.'


     The Company has recently completed a research project with a major golf equipment manufacturer to determine how The SportsTrac(Trademark) System can most benefit amateur and professional golfers. Preliminary results from this pilot program indicate that the benefits of The SportsTrac(Trademark) System will apply equally to other athletic endeavors. The Company believes it can capture a share of the $1 billion spent annually on golf-related products with a small, portable unit sold in golf specialty stores and pro shops. The golf version of The SportsTrac(Trademark) System will be designed for the five (5) million avid golfers who spend more than $2,100 on golf annually and seek the latest high-technology enhancement products. The Company anticipates that commercial production of this version of The SportsTrac(Trademark) System will begin in the fourth quarter of 1998. However, there can be no assurances that the Company will successfully complete the adaptation of The SportsTrac(Trademark) System to this format, or that once adapted, will achieve market acceptance. See 'Business--Versions of the Company's Single Product.'

     The Company also believes that the competitive aspect of The SportsTrac(Trademark) System can be emphasized in a consumer version that enables users to compete against the performance profile of professional sports stars. Unlike a typical video game, upon completion of the proposed adaptation of The SportsTrac(Trademark) System technology scheduled for the third quarter of 1998, The SportsTrac(Trademark) System game will be a device 'used by the pros' and will incorporate the actual scores of professional athletes. The

Company anticipates that The SportsTrac(Trademark) System game, published on CD-ROM or in a dedicated device, will include full-motion video and advanced graphical displays.



     The Company maintains its executive offices at 6900 E. Belleview Avenue, Suite 202, Englewood, Colorado 80111, telephone number (303) 771-3733.


DEVELOPMENT OF THE SPORTSTRAC(TRADEMARK) SYSTEM

     To give athletes and coaches the evaluation tool they need, the Company has licensed and adapted proven performance measurement technology developed for astronauts, pilots, and other skilled users. This technology, known as the Critical Tracking Task ('CTT'), has been in daily use since the 1960s. The CTT has been used to evaluate and predict whether astronauts, pilots, truck drivers, equipment operators, ship captains and others in safety-sensitive positions are capable of performing. The SportsTrac(Trademark) System measures the same visual motor acuity skills. The CTT was originally developed in the 1950s by STI to help the US Air Force better understand how pilots control high performance aircraft. Although the CTT technology was originally developed in an analog format, the scientists at STI adapted the technology to be used with computers and computer software in the early 1960s. During the last six years the CTT technology has been used nationwide in the FACTOR 1000(Trademark) employee fitness system marketed by NHancement, the sublicensor of the Company's technology. Based upon the Company's experience with the CTT technology, the Company believes that FACTOR 1000(Trademark) provides a fast, reliable means to assure employee fitness for duty in safety-related industrial settings, by measuring an employee's hand-eye coordination and indicating to a supervisor on a 'yes/no' basis whether or not the employee's results meet specific, selected safety guidelines.

     The Company has incorporated the CTT technology in The SportsTrac(Trademark) System, which management believes, is the first simple, easy-to-use device to precisely and reliably measure any athlete's psychomotor skills (hand-eye coordination). While the core technology is shared between NHancement's FACTOR 1000(Trademark) and the Company's SportsTrac(Trademark) System, both the application of the technology and the results obtained differ greatly. While the FACTOR 1000(Trademark) utilizes the CTT technology to evaluate an employee's fitness in a commercial setting on a 'yes/no' basis, The SportsTrac(Trademark) System provides athletes with a quantitative measurement of their skills. Additionally, The SportsTrac(Trademark) System is designed to pick up the day-to-day variations in hand-eye coordination which affect athletic performance. Management believes that no other product other than The SportsTrac(Trademark) System attempts to gauge an athlete's readiness for competition in the same manner of The SportsTrac(Trademark) System, and knows of no other product which claims, or has proven, to serve the same function.

     As part of his duties as Chief Technology Officer at NHancement from 1993 through September 1995, Marc Silverman (the Company's President, Chief Executive Officer and Chief Financial Officer) helped to design and manage the development of a crude prototype on field athletic performance system which was based upon the FACTOR 1000(Trademark) and utilized the CTT technology. This crude prototype was used in the Study to test the validity and efficacy of the CTT technology in a sports/performance enhancement environment. This crude prototype has been refined to its present configuration which is presently in use in the Company's incomplete pilot program. This prototype was a research prototype used to validate the application of the CTT and Factor 1000(Trademark) technologies to evaluate athletic performance and NHancement did not and has not developed such prototype for commercial production.

     Management's experience with the CTT technology has shown that users gradually improve on The SportsTrac(Trademark) System for the first 100-200 tries. Since each try requires less than a minute to complete, most users reach their plateau or individual performance level ('IPL') within a week. The Study required Dodgers players at the AA and AAA minor level to test on the CTT daily before games for at least two months on an early prototype version of The SportsTrac(Trademark) System. Their CTT scores were then plotted against on-field performance. The Study revealed that players' CTT scores varied directly with some measures of on-field performance and that the most successful baseball players achieved better CTT scores than did other players. Importantly, players indicated that tracking on the CTT was a simple, enjoyable addition to their pre-game preparation. The Study indicates that a product based on the CTT, like The SportsTrac(Trademark) System, can reliably measure at least one significant component of the skill set professional athletes need to succeed, regardless of an athlete's background, stage of development, degree of fatigue, illness or stress.

     After an athlete has achieved his or her IPL, The SportsTrac(Trademark) System daily scores generally fall within a few percentage points of their IPL. The difference between a daily score and the athlete's IPL can reflect their level of concentration, emotional state, health status and degree of fatigue. Scores that are consistently below a player's IPL can alert a coach or player to an upcoming performance slump or reflect controllable environmental factors such as extensive travel or sleep disturbances. Scores that consistently exceed the IPL may reflect a positive change in an athlete's training or game preparation even before such changes affect game performance. Periodic high and low scores can identify an athlete's personal biorhythmic cycle of coordination, a useful tool for any player striving for maximum athletic performance.

     Based upon its experience in its pilot program, management believes that The SportsTrac(Trademark) System is an accurate measurement of visual-motor acuity (a fundamental component in athletic performance), regardless of an individual athlete's background and level of development. It is a consistent yardstick which, combined with other performance measures, can help player development experts to evaluate and compare players. The SportsTrac(Trademark) System is a targeted measure which can help coaches determine which players tend to be 'sharpest' on road trips, following long layoffs, or under the pressure of playoff conditions. The SportsTrac(Trademark) System cannot substitute for game statistics or a coach's intuition, but it can reliably quantify what has been unmeasurable--an athlete's varying degree of coordination.


     The professional version of The SportsTrac(Trademark) System requires a laptop computer and electronic transmission of data to the Company for analysis. Professional users of The SportsTrac(Trademark) System receive charts of player scores on The SportsTrac(Trademark) System correlated with game conditions.


     The Company plans to develop a version of The SportsTrac(Trademark) System by the fourth quarter of 1998, employing advanced graphics and video that will enhance The SportsTrac(Trademark) System's entertainment value. Based upon its experience with The SportsTrac(Trademark) System in the pilot program, the Company believes that combining The SportsTrac(Trademark) System's inherent excitement level with actual performance scores and performance profiles generated by professional athletes will create a unique diagnostic amusement product with strong appeal to the vast audience of video game users. However, no assurances can be made that the adaptation of The SportsTrac(Trademark) System to this format can and will be successful. Additionally, no assurances can be made that such adaptation, once completed, will achieve market acceptance.


RECENT DEVELOPMENTS

     The Company has obtained a sublicense from NHancement which markets the first commercial implementation of the CTT. That product, FACTOR 1000(Trademark), is used to monitor the fitness for duty of employees in safety-sensitive jobs. In 1994 the Los Angeles Dodgers, Major League Baseball, and Centinela Hospital (Los Angeles) commissioned a study to apply the CTT and FACTOR 1000(Trademark) Technology systems in the professional sports environment. The study compared the scores of the Los Angeles Dodgers minor league players with their on-field performance statistics in more than 160 games. The results of that study indicated that the CTT and FACTOR 1000(Trademark) Technologies performance is predictive of performance differences between players--in other words, a player who performs better on the CTT and FACTOR 1000(Trademark) Technologies on a given game day would be expected to show an increased likelihood of better game performance.


     In 1995 the Company was founded and secured an exclusive sublicense from NHancement to apply the CTT and FACTOR 1000(Trademark)technologies for sports-related, and sports-entertainment applications. The FACTOR 1000(Trademark) system was modified to withstand the rigors of travel and the locker room environment, by adapting it to a laptop computer. The SportsTrac(Trademark) System has since been installed and used by the NHL Los Angeles Kings, the NHL New York Rangers (via their affiliate in the American Hockey League), the NBA Minnesota Timberwolves, the Los Angeles Dodgers, the Anaheim Angels, the San Diego Padres, the San Francisco Giants (Major League Baseball) and the Minnesota Twins (a Major League Baseball team through their AAA minor league affiliate).


     The SportsTrac(Trademark) System scores are transferred electronically from these sites to the Company. This data is carefully reviewed for correlations with other individual and team performance measures by the

Company's analysts. Statistically significant correlations are reported back to the customers, for their use and incorporated in future analysis using The SportsTrac(Trademark) System. The Company holds periodic telephone meetings (on at least a monthly basis) with customers to discuss The SportsTrac(Trademark) System results.



     Most recently, the Company has completed an eighteen month research project with a major golf equipment manufacturer. The project included extensive testing at the manufacturer's advanced research division.



STRATEGY AND OUTLOOK


     The Company has identified four primary markets for various versions of its only product which incorporate its proprietary skills evaluation technology. These are:

          o Professional Monitoring Tools and Analysis
          o Consumer Enhancement Versions--Golf
          o Consumer Entertainment Versions
          o Health and Fitness Monitoring and Information Systems


     The Company expects to introduce the professional version of The SportsTrac(Trademark) System to new teams during the 1998 Major League Baseball season and the 1998-1999 National Hockey League and National Basketball Association seasons. The Company's goal is to install systems for several teams in each sport and demonstrate results that will convince the remaining teams that The SportsTrac(Trademark) System is a necessary component of any team's success on the field.


     The SportsTrac(Trademark) System enters the market at a time of increased interest in high-tech, computerized devices for performance enhancement. Many professional sports organizations have begun to routinely test the psychological state of potential recruits using traditional examinations, check the physiology of players using MRIs (magnetic resonance imaging) and other diagnostic tools, and have supplemented their training techniques with computerized measures of performance levels. Some of these computerized measures have found their way to the recreational level as health and fitness clubs adopt complex new training systems.

VERSIONS OF THE COMPANY'S SINGLE PRODUCT

  Professional SportsTrac(Trademark) System


     The professional version of The SportsTrac(Trademark) System, which is still undergoing development in the Company's uncompleted pilot program, in its prototype form, and which is not fully tested or engineered and is not yet ready for commercial production, consists of a small screen, keyboard, and a control knob similar to the volume control on a radio. The components are housed in a small, rugged unit which can sit on a tabletop in the corner of a locker room at home or on the road. The SportsTrac(Trademark) System is light and portable for easy transportation with team equipment.

     Before going out on the field or court, each player spends 2 to 5 minutes using The SportsTrac(Trademark) System. After a player enters his identification number, the screen displays a diamond pointer drifting between two vertical lines. Using the control knob, the player must correct for the unpredictable movement of the pointer, keeping it from touching either of the lines. The difficulty increases as the pointer gradually accelerates, until the pointer touches one of the lines. The 'critical instability' level at the point the player loses control of the pointer is an instant, accurate measure of the player's hand-eye coordination. To ensure maximum accuracy, each player repeats the task 5 times in a session with The SportsTrac(Trademark) System.

     Using The SportsTrac(Trademark) System can be compared to balancing a broomstick upright on your open palm. You must move your hand from side to side to prevent the unstable broomstick from falling to the ground. In effect, The SportsTrac(Trademark) System is like balancing a broomstick that becomes shorter over time. The balancing task is simple when the stick is long but becomes increasingly difficult and eventually impossible as the length decreases (compare balancing a broomstick with balancing a short pencil).

     The SportsTrac(Trademark) System is designed to be used with minimal supervision. A trainer or other person can set up The SportsTrac(Trademark) System station in minutes and player sessions are self-administered and confidential. A built-in help system clarifies any questions users may have. The SportsTrac(Trademark) System maintains a computerized database of players and results, enabling a trainer or other person to check player participation and generate reports with a few keystrokes. Testing by major and minor league baseball teams has shown that The SportsTrac(Trademark) System integrates easily into athletic training environments and is welcomed by players and coaches.

     The SportsTrac(Trademark) System maintains a historical record of The SportsTrac(Trademark) System scores. It can display numeric reports or graphs of performance trends on an individual or team basis. Data security is built into The SportsTrac(Trademark) System and teams can choose to make data available to any combination of players, trainers, physicians and management.

     The market for professional sports enhancement products is highly fragmented with many individuals and companies selling devices, analysis, statistics, training techniques, food supplements, and more to professional sports organizations. Teams vary widely in their interest in new products, particularly high-tech products, and the key element for vendors is often a high-level contact or demonstrable success story with another team. While the

Company believes that the results of the Study, as well as the results of the Company's pilot program, will enable The SportsTrac(Trademark) System to receive serious consideration by nearly any professional sports organization, there can be no assurance that additional professional sports organizations will elect to utilize The SportsTrac(Trademark) System. See 'Risk Factors--Dependence upon Emerging Market; Uncertainty of Market Acceptance.'

  The SportsTrac(Trademark) System for Consumers

     The Company believes that developing a simplified, consumer version of The SportsTrac(Trademark) System is the best way to leverage The SportsTrac(Trademark) System's professional acceptance. The first consumer version of The SportsTrac(Trademark) System (the 'Consumer SportsTrac(Trademark) System') will be designed for recreational golfers. In 1994, this group spent a total of $16.31 billion on golf-related goods and services, including more than $6 billion on clubs, equipment and miscellaneous items. The market for golf self-improvement products includes video tapes, learning grips, clubs designed to improve one's swing, and various other devices and services. The Company believes that The SportsTrac(Trademark) System offers the kind of skill analysis and monitoring that will appeal to high and low handicap golfers alike.


     The Company has recently completed an eighteen month research project with a major manufacturer of golf equipment. The Company used the manufacturer's testing facilities and its team of professional golfers to determine how The SportsTrac(Trademark) System technology can best be delivered to the golfing community.


     Most golf equipment is sold through golf specialty stores, sporting goods dealers, and mail order catalogues, with a heavy emphasis on brand name goods like Callaway, Ping, Taylor Made, and Wilson. Approximately 20% of buyers are 'avid' golfers who play more than 25 rounds per year and spend more than $2,000 each year on their sport. Various sub-categories of non-avid golfers spend anywhere from $350 to $750 per year on golf. The Company believes the strongest market for this version of The SportsTrac(Trademark) System is among avid golfers who want the latest equipment used by the pros. However, the Company has no experience to date in this market and there can be no assurances that this will be the strongest market for this version of the Company's single product, even if this version is successfully developed, and commercially produced and sold.

     Although only a single prototype version presently exists, the Company expects to market two versions of the Consumer SportsTrac(Trademark) System for golf. An individual version consisting of a control panel and software will be made available to golfers with personal computers. A second model, will be leased to pro shops and golf course facilities to serve as a skills monitoring device and gateway to information about the course and golfing. However no assurances can be given that the Company will complete the adaption of The SportsTrac(Trademark) System to these formats, and if completed, that such adaptations will achieve market acceptance.

  Consumer Entertainment Version



     The professional version of The SportsTrac(Trademark) System is designed to be entertaining and exciting like a video game. The Company added incentive-building features like personal and team high score indicators in developing The SportsTrac(Trademark) System for sports use. The Company anticipates that The SportsTrac(Trademark) System technology will be adapted for consumer entertainment use by the fourth quarter of 1998. The Company anticipates that once the adaptation process is completed, by adding further graphic design (incorporating full motion video) and sound, it will have developed a game that combines The SportsTrac(Trademark) System's inherent excitement level with actual scores and performance profiles generated by professional athletes to create a unique diagnostic amusement product with strong appeal to the vast audience of video game users. The required adaptation, however, has not yet been completed, and there can be no assurances that such adaptation can be completed successfully. Additionally, no assurances can be made that should such an adaptation be completed, it would achieve market acceptance.

  The SportsTrac(Trademark) System for Health and Fitness Centers

     The Company believes that The SportsTrac(Trademark) System's benefits can be delivered in an automated unit for health and fitness centers. Athletes will be able to track their day-to-day skill level before or after working out or competing. In addition, the Health and Fitness version of The SportsTrac(Trademark) System will deliver timely, useful information about sports medicine, nutrition, fitness, and club information about classes, events, new members, and services.

     The preliminary design of The SportsTrac(Trademark) System version suitable for health and fitness club use, which is presently still under development and exists only in a prototype form, includes a free-standing kiosk with embedded control panel and 17 inch touch screen monitor. A hidden 486 class personal computer with MPEG video card handles interaction with users, presents The SportsTrac(Trademark) System task, analyzes and stores results, graphs scores, and connects via phone line to the Internet. The kiosk is rugged and waterproof, suitable for installation in a lobby, locker room or workout area.

  The Health and Fitness Market

     Following a slight downturn during the recession of the early 1990s, health club memberships and revenues are increasing. The number of clubs rose 7% to 12,408 in 1994 and revenues increased by 10% in both 1993 and 1994 to a present level of $18.8 billion. Average reported club revenue of $1.5 million during 1994 was up 7% over 1993.

     The Health and Fitness SportsTrac(Trademark) System version closely fits one of strong trends in club revenues--an increased focus on alternative revenue sources (beyond club membership dues). In 1994, fees for services such as fitness evaluation, personal training, child care, juniors programming and nutritional counseling accounted for 22% of the average club's total revenue. The Company believes that the Health and Fitness SportsTrac(Trademark) System can be marketed as an add-on benefit to club membership with either an additional flat fee charged each month or on a charge per access basis.

SALES AND MARKETING PLAN


     The current version of The SportsTrac(Trademark) System is in use in its prototype form (in the Company's uncompleted pilot program) and is marketed directly to professional baseball, hockey, and basketball teams, as well as to professional golfers and tennis players. The marketing is designed to solicit both new participants in the Company's pilot programs as well as future customers when The SportsTrac(Trademark) System is available for commercial implementation. This professional version of The SportsTrac(Trademark) System, with its specialized support and data analysis by the Company, will continue to be offered to the professional market after the various consumer versions of The SportsTrac(Trademark) System go to market. However, at the present time, this version of The SportsTrac(Trademark) System is neither fully tested nor fully engineered, nor is it ready for commercial production. However, upon the conclusion of the pilot program, estimated to be in the second quarter of 1998, the Company anticipates that such version of The SportsTrac(Trademark) System will be available for commercial production and sale. The Company has signed a purchase agreement with the Palm Spring Suns (a minor league baseball team) to install The SportsTrac(Trademark) System in the second quarter of 1998. The purchase price for such system is $20,000.


     While the consumer versions of The SportsTrac(Trademark) System have not yet been fully developed, they will take advantage of the broad distribution channel for consumer sports equipment. The hardware, software and manual will fit in a shoebox-sized box for shelf sales at department, sporting goods stores and specialty golf and tennis shops. Health clubs that offer The SportsTrac(Trademark) System on-site will be able to private label consumer machines incorporating The SportsTrac(Trademark) System for sale in their equipment stores. The Company may also market the consumer versions of The SportsTrac(Trademark) System via infomercial videos and display ads in sports publications.

     The Company will also seek to develop consumer revenues through publications, vendors and sales representatives serving the amateur sports marketplace.

COMPETITION

     Presently, the Company has no direct competition in the sports and entertainment related fields. As the Company's products are established, however, competition could arise from organizations with more computer and software expertise or more financial capability than the Company.


     Other performance assessment technologies have been developed for research and fitness for duty testing purposes but the Company knows of none that have been refined for commercial application in the sports and entertainment related fields. Based upon the Company's own evaluation, management believes that these alternate technologies are more difficult to administer and less practical in the marketplace than The SportsTrac(Trademark) System. Management believes that a significant amount of engineering and other work would be required for any of these other technologies to be successfully adapted to the marketplace in which the Company intends to market The SportsTrac(Trademark) System. In addition, any new technology would lack the benefit of the three decades of validation of the CTT underlying The SportsTrac(Trademark) System. Currently, the only version of The SportsTrac(Trademark) System which is in use is the prototype of the professional level sports team version, which is being utilized in the Company's uncompleted pilot program. This version has not been fully tested and is not ready for commercial production. In addition to providing the prototype version to its pilot program participants, the Company also provides services such as the initial installation of The SportsTrac(Trademark) System and the training of the appropriate personnel, as well as consulting and data analysis services.

TRADEMARKS AND SERVICE MARKS


     The Company has filed an application to register a trademark for the name of The SportsTrac(Trademark) System on May 6, 1996, and may register or file other applications in the future. On occasion, such applications may be opposed by third parties. The Company intends to pursue all available legal remedies to vigorously defend its rights to its trademarks to the extent it has resources available to fund such activities. On December 31, 1996 the United States and Trademark Office informed the Company that no similar trademark existed and requested that the Company provide them with samples of its proposed trademark. Such samples were provided on May 22, 1997. On January 16, 1998 the Company received a Notice of Publication which indicated that the trademark will be published on February 17, 1998. The Company is awaiting final approval of its trademark application. However, no assurances can be made that the Company's application will be approved by the United States Patent and Trademark Office.


EMPLOYEES


     As of December 31, 1997, the Company employed five full-time employees, which consist of management, and one part-time employee. The Company considers its employee relations to be good. The Company anticipates hiring additional personnel after the Offering for sales, marketing, engineering and product support, and general administrative assistance.


BOARD OF ADVISORS

     The Company's Advisory Board brings together noted athletes and experts in the fields of sports medicine, administration, research, marketing, law, and promotion. While the Advisory Board serves an important role in the review of The SportsTrac(Trademark) System product design and identification of new product designs and customers, it does not serve any management function. Members of the Company's Board of Advisors include:

     Fred Claire. Mr. Claire has been with the Los Angeles Dodgers since 1969 and currently holds the position of Executive Vice President and General Manager. In 1988 Mr. Claire was named the Sporting News Executive of the Year and has served Major League Baseball as a member of the Board of Directors of Baseball Properties, the Broadcast Advisory Group, and the Baseball Operations committee.

     Ralph Gambardella, MD. Dr. Gambardella is an orthopaedic surgeon, specializing in sports medicine, practicing with the world renowned Kerlan-Jobe Orthopaedic Clinic. Dr. Gambardella is an orthopaedic consultant for the Los Angeles Dodgers and the University of Southern California and Loyola Marymount University sports programs. He serves as an Associate Clinical Professor of Orthopaedics at the University of Southern California School of Medicine.

     Frank W. Jobe, MD. Dr. Jobe is a pioneer in the fields of orthopaedic surgery and sports medicine, and co-founded the Kerlan-Jobe Orthopaedic Clinic in Inglewood, California. Dr. Jobe regularly consults to numerous professional sports teams, including the PGA Tour, Senior PGA Tour and the Los Angeles Dodgers. He is the Medical Director of the Biomechanics Laboratory at Centinela Hospital Medical Center, and serves as Clinical Professor of Orthopaedics at the University of Southern California School of Medicine.

     Roy A. Mlakar. Mr. Mlakar is the President and Chief Executive Officer of the NHL Ottawa Senator hockey club. He is the former chief operating officer of the NHL Pittsburgh Penguins and was president of the NHL Los Angeles Kings.

     Rob Moor. Mr. Moor is president of the National Basketball Association's Minnesota Timberwolves and responsible for the day-to-day operation of that franchise. Prior to joining the Timberwolves, Mr. Moor was executive vice president of the National Hockey League's Los Angeles Kings, where he was instrumental in the development, formation and acquisition of several companies, including the Toronto Argonauts of the Canadian Football League, Upper Deck Authenticated and MultiVision Marketing.

     Ann Meyers Drysdale. Ms. Drysdale was a 4-time All American basketball player at UCLA and received a silver medal in the 1976 Olympics. She was the first woman signed by an NBA team, the Indiana Pacers, and has been active in the women's professional basketball and broadcasting for several years.

     Diana Scott. Ms. Scott is an attorney with expertise in employment law and wrongful termination. She has represented professional sports players and executives in various areas of employment, litigation, and business.

     Kenny Slutsky. Mr. Slutsky is currently Vice Chairman of Candle Corporation, the leading provider of systems management software in the world. He was previously Chairman of Kern Oil and Refining Co. and developed and founded the Old Marsh Golf Club in Palm Beach County, Florida.

     Reggie Smith. Mr. Smith played major league baseball for 17 seasons with the Boston Red Sox, St. Louis Cardinals, Los Angeles Dodgers, and the San Francisco Giants. He is currently the Los Angeles Dodgers' batting coach and is founder of the Baseball Development Centers for skills instruction and training.

FACILITIES


     The Company's executive offices are located at 6900 East Belleview Avenue, Suite 202, Englewood, Colorado 80111. The term of such lease expires December 31, 1998 and the rent for the facilities is $1,200 per month.



     The Company also leases office space in Manhattan Beach, California. Such lease also expires on December 31, 1998 and the rent for such facility is $1,200 per month. The Company will evaluate its facility requirements following the completion of this Offering.


LITIGATION

     There is no material litigation pending or threatened against the Company nor are there any such proceedings to which the Company is a party.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The names and ages of the directors, executive officers and significant employees, and promoters of the Company are set forth below.


NAME                     AGE  POSITION HELD
-----------------------  ---  --------------------------------------------------
Michael Mellman, MD....  46   Chairman of the Board and Director
Marc R. Silverman......  44   Chief Executive Officer, President, Chief
                              Financial Officer and Director
Elliot Steinberg.......  59   Director
Solomon A. Weisgal.....  70   Director
Joshua Kanter..........  35   Director and Secretary
David Wohl.............  48   Executive Vice President


BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

     Michael Mellman, MD is a founder of the Company and is presently in the private practice of internal medicine at Centinela Hospital Medical Center in Inglewood, California. Dr. Mellman has been the team physician for the Los Angeles Dodgers since 1986, and the Los Angeles Lakers and Los Angeles Kings since 1981. He was the team physician for the now defunct LA Express of the United States Football League and has served as a consultant to the Los Angeles Rams. Dr. Mellman is widely recognized as an expert in the area of sports medicine and athletic performance. Dr. Mellman graduated from the University of California at Los Angeles with a bachelors degree in Zoology. He received his MD from the Mount Sinai School of Medicine in New York. His internship, residency, and chief residency in Internal Medicine were all served at Cedars Sinai Medical Center in Los Angeles.

     Marc R. Silverman is a founder of the Company and has a broad background of business experience and technical expertise, including strategic planning, business development, product design and implementation. From 1989 through 1993, Mr. Silverman was the President and a director of Performance Factors, Inc. (in which he was one of the founders). Performance Factors, Inc. (which was formerly known as Cognitive Systems, Inc.) was merged with and into NHancement on May 22, 1994. Mr. Silverman was an officer of NHancement from 1993 until September 1, 1995 (and a director until April, 1995). Prior to joining Performance Factors Inc., Mr. Silverman was Director of Planning and Business Development at Technicon Corporation, a major developer of computerized patient care and hospital information systems, from 1987 until 1989. In that capacity, he was responsible for strategic direction, new product planning and corporate development. From 1985 to 1987, Mr. Silverman was General Manager of the Medical Information Systems Division at BaronData Systems. This division developed and marketed automated clinical decision support systems for acute care hospitals and ambulatory care facilities. Prior to assuming the position of General Manager, he was Director of Planning, with responsibility for the direction of all corporate product lines.

     Mr. Silverman has previously held positions at Cutter Laboratories and Hexcel Corporation, where he was responsible for the design and implementation of various computer applications. He is an engineering graduate of the University of California at Los Angeles and has attended the Stanford University, Advanced Management College.

     Elliot Steinberg, a director of the Company, is the managing partner of W.S. Ventures, a private investment partnership. From 1992 to the present date, Mr. Steinberg has actively engaged in the practice of law, specializing in business planning and real estate. In 1995, Mr. Steinberg became a managing shareholder of Sunrise Creek, LLC, a company engaged in real estate subdivision and development in the State of Colorado. Also in 1995, Mr. Steinberg became a trustee of the California Real Estate Investment Trust, a self-administered real estate trust (traded on the New York Stock Exchange under the symbol 'CT'). During 1992 and 1993, Mr. Steinberg was a director of Kimco Hotel Management Company , a private company engaged in hotel management and development. From 1992 to July 1996, Mr. Steinberg was a director of NHancement. Also, since 1992

Mr. Steinberg has been a director of Ganson Ltd. and Cege Co., Ltd. (Hong Kong), both private companies engaged in the manufacture and sale of leather goods. From 1988 through 1992, Mr. Steinberg was the general partner of, and general counsel to, Genesis Merchant Group, an Illinois financial services firm, providing investment banking, brokerage activities and asset management of equities and bonds. Mr, Steinberg is a graduate of the University of California (Berkeley) and holds a J.D. degree from the Boalt Hall School of Law, University of California (Berkeley).

     Solomon A. Weisgal, has been a director of the Company since February 1996. Mr. Weisgal is a Certified Public Accountant and has been President of Solomon
A. Weisgal, Ltd., a financial consulting firm, since its inception in 1979. Mr. Weisgal is presently a director of Chicago Holdings, Inc. and Dealers Alliance Credit Corp., privately-held concerns, and First Merchant Acceptance Corporation and Walnut Financial Services, Inc., companies listed on the Nasdaq National Market System.

     Joshua S. Kanter has been of counsel to Barack, Ferrazzano, Kirschbaum & Perlman, specializing in securities, corporate and real estate law since June 1993. Mr. Kanter has also been the Vice-President of Windy City, Inc., a closely held investment management and consulting firm since June 1986 and has been General Counsel of Walnut Financial Services, Inc., a publicly-held concern (Nasdaq NMS--WNUT) since September 1995. Mr. Kanter received a B.A. in Economics and Political Science and graduated magna cum laude from Emory University in 1984. Thereafter, Mr. Kanter received his J.D. from the University of Chicago Law School in 1987. Mr. Kanter has served on the Boards of Directors of a number of companies, including Critical Industries, Inc., a publicly held concern, and

Performance Factors, Inc. and TCOM Systems, Inc., both privately-held concerns.


     David Wohl has been the Executive Vice President of the Company since February 10, 1997. Mr. Wohl has 25 years of experience in professional sports. From 1994 through 1996, Mr. Wohl was the Executive Vice President of and Director of Basketball Operations for the Miami Heat of the NBA. Mr. Wohl was responsible for strategic planning, hiring a head coach, negotiations of all player contracts and roster management, including trades and college draft selections. Prior to joining the Miami Heat, Mr. Wohl spent 15 years as both a head coach and assistant coach in the NBA, during which time he won an NBA championship with the Los Angeles Lakers. Before entering coaching, Mr. Wohl played in the NBA from 1971 through 1978, during which time he served as a representative to the NBA Players Association. Mr. Wohl is a graduate of the University of Pennsylvania. He has written numerous articles on sports for Sports Illustrated and The National Sports Daily.


EXECUTIVE COMPENSATION


     The following table sets forth remuneration paid or accrued by the Company during fiscal years 1995, 1996 and 1997 to the named officers and directors of the Company. Each director of the Company is entitled to receive reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of the Company. The members of the Board of Directors intend to meet at least quarterly during the Company's fiscal year, and at such other times duly called. In fiscal years 1995, 1996 and 1997 no director, officer or employee received compensation exceeding $100,000.


                           SUMMARY COMPENSATION TABLE


                                                                         LONG TERM COMPENSATION
                                                                  -------------------------------------
                                     ANNUAL COMPENSATION             AWARDS                            PAYOUTS
                               --------------------------------   ------------    SECURITIES    ----------------------
NAME OF INDIVIDUAL                                 OTHER ANNUAL    RESTRICTED     UNDERLYING     LTIP      ALL OTHER
AND PRINCIPAL POSITION  YEAR    SALARY    BONUS    COMPENSATION   STOCK AWARDS   OPTIONS/SARS   PAYOUTS   COMPENSATION
----------------------  -----  --------   ------   ------------   ------------   ------------   -------   ------------
Marc Silverman........  1995   $ 42,000       --          --             --         60,000          --           --

Chief Executive
Officer,..............  1996   $144,500       --          --             --             --          --           --

President, Chief
Financial.............  1997   $144,000

Officer and Director
Michael Mellman.......  1995   $ 21,000       --          --             --         60,000          --           --


Chairman of the
Board.................  1996   $ 90,000       --          --             --             --          --           --
                        1997   $108,000

     Set forth below is information relating to stock options granted to Messrs. Silverman and Mellman (none were granted in 1996 or 1997):


                        OPTION/SAR GRANTS IN FISCAL 1995


                       NUMBER OF     PERCENT OF TOTAL
                      SECURITIES       OPTION/SARS
                      UNDERLYING        GRANTED TO
                      OPTION/SARS      EMPLOYEES IN        EXERCISE
NAME                    GRANTED        FISCAL 1995       PRICE ($/SH)    EXPIRATION DATE
-------------------   -----------    ----------------    ------------    ---------------
Marc Silverman.....      60,000            28.57%            $.21          Nov. 30, 2000
Michael Mellman....      60,000            28.57%            $.21          Nov. 30, 2000


               AGGREGATED OPTION/SAR EXERCISES DURING FISCAL 1995
                         AND YEAR END OPTION/SAR VALUES


                                                                                         VALUE OF UNEXERCISED
                                                         NUMBER OF SECURITIES                IN-THE-MONEY
                                                        UNDERLYING UNEXERCISED               OPTIONS/SARS
                                                        OPTIONS/SARS AT FY-END               AT FY-END(1)
                      SHARES ACQUIRED     VALUE      ----------------------------    ----------------------------
NAME                    ON EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------   ---------------    --------    -----------    -------------    -----------    -------------
Marc Silverman.....         --              --          60,000           --           $ 347,400          --
Michael Mellman....         --              --          60,000           --           $ 347,400          --


------------------
(1) Represents the value of options assuming the initial public offering price per Share set forth on the cover page of this Prospectus.

EMPLOYMENT AGREEMENTS

     There are currently no employment agreements with any of the Company's executive officers or key employees. All salaries of such persons will be set by the Company's Compensation Committee which consists of Messrs. Steinberg, Weisgal and Kanter, all non-employee directors of the Company.

1995 STOCK PLAN

     In November 1995, the Board of Directors of the Company adopted, and the stockholders of the Company approved the adoption of, the 1995 Stock Plan (hereinafter called the 'Plan'). The purpose of the Plan is to provide a means whereby key individuals providing services to the Company and to its related corporations may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Under the Plan, certain directors, officers, employees and consultants are eligible to acquire Common Stock of the Company or otherwise participate in the financial success of the Company. The Plan is expected to provide flexibility to the Company's compensation methods, after giving due consideration to competitive conditions and the impact of the federal tax laws.

     The maximum aggregate number of Shares that may be awarded to individuals under the Plan is 480,000 Shares. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient shares to meet the requirements of the Plan. The aggregate number of Shares which may be awarded under the Plan shall be adjusted to reflect a change in capitalization of the Company, such as a stock dividend or stock split.

     The Plan shall be administered by a Committee which shall be comprised of at least two (2) non-employee disinterested directors appointed by the Board of Directors of the Company (hereinafter referred to as the 'Board'). A disinterested director is any member of the Board who within the prior year has not been, and is not being, granted any awards related to the Shares under the Plan or any other plan of the Company or any related Company except for awards which: (i) are calculated in accordance with a formula as contemplated in paragraph (c)(ii) of Rule 16b-3 ('Rule 16b-3') under the Securities and Exchange Act of 1934; (ii) result from participation in an ongoing securities acquisition plan meeting the conditions of paragraph (d)(2) of Rule 16b-3; or (iii) arise from an election by a director to receive all or part of his Board fees and Shares. The Committee shall have sole authority to select the individuals from among those eligible to whom awards shall be made under the Plan, to establish the amount of such award for each individual and the time when certificates for Shares shall be issued, and to prescribe the legend to be affixed to the certificate. The Committee is authorized, subject to Board approval, to interpret the Plan and may from time to time adopt such rules, regulations, form and agreement, not inconsistent with the Plan as it may deem advisable to carry out the Plan. All decisions made by the Committee in administering the Plan shall be subject to Board review.

TYPES OF AWARDS

     Stock Options. Options granted under the Plan may be 'incentive stock options' ('Incentive Options') within the meaning of Section 422 of the Code or stock options which are not incentive stock options ('Non-Incentive Options' and, collectively with Incentive Options, hereinafter referred to as 'Options'). Whether or not Options will be granted, the number of shares subject to each Option granted, the prices at which Options may be exercised (which shall not be less than the fair market value of shares of Common Stock on the date of grant), whether an Option will be an Incentive Option or a Non-Incentive Option, the time or times and the extent to which Options may be exercised and all other terms and conditions of Options will be determined by the Committee.

     Each Incentive Option shall terminate no later than ten (10) years after the date of grant, except as provided below with respect to Incentive Options granted to 10% Stockholders (as hereinafter defined). No Incentive Option may be granted at any time after October 2005. The exercise price at which the shares may be purchased may not be less than the Fair Market Value of shares of Common Stock at the time the Option is granted, except as provided below with respect to Incentive Options granted to 10% Stockholders.

     The exercise price of an Incentive Option granted to a person possessing more than 10% of the total combined voting power of all shares of stock of the Company or a parent or subsidiary of the Company ('10% Stockholder') shall in no event be less than 110% of the Fair Market Value of the shares of the Common Stock on the date the Incentive Option is granted. The term of an Incentive Option granted to a 10% Stockholder shall not exceed five (5) years from the date of grant.

     The exercise price of the shares to be purchased pursuant to each Option shall be paid in any one or a combination of cash, personal check, personal note, shares already owned or Plan awards which the Optionee has an immediate right to exercise.

     Restricted Stock Awards. Restricted Stock Awards ('RSAs') under the Plan shall be in the form of Shares, restricted as to transfer and subject to forfeiture, and shall be evidenced by restricted stock agreements in such form and consistent with the Plan as the Committee shall approve from time to time. RSAs awarded under the Plan shall be subject to such terms, conditions, and restrictions, including without limitation: prohibitions against transfer, substantial risks of forfeiture, attainment of performance objective and repurchase by the Company or right of first refusal, and for such period or periods as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the RSAs awarded to a grantee.

     RSAs awarded, and the right to vote on the underlying Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged,

hypothecated, or otherwise encumbered during the restriction period applicable to such Shares, except in the event of the death of the Optionee or by will or the laws descent and distribution. Subject to the foregoing, and except as otherwise provided in the Plan, the Grantee shall have all other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such Shares.

     In the event of a grantee's termination of employment prior to the lapse of restrictions applicable to any RSAs awarded to such grantee, all such Shares as to which there still remain restrictions shall be forfeited by such grantee without payment of any consideration to the grantee, and neither the grantee nor any successors, heirs, assigns, or personal representatives of such grantee shall thereafter have any further rights or interest in such Shares or certificates.

     Stock Appreciation Rights. Stock Appreciation Rights ('SARs') are rights entitling the grantee to receive cash or Shares having a fair market value equal to the appreciation in market value of a stated number of Shares from date of grant, or in the case of rights granted in tandem with or by reference to an option granted prior to the grant of such rights, from the date of grant of the related option to the date of exercise, which may be granted to such eligible directors and employees as may be selected by the Committee. SARs may be granted in tandem or with reference to a related option, in which event the grantee may elect to exercise either the option or the SAR, but not both, as to the same Share subject to the option and SAR, or the SAR may be granted independently of a related option. In the event of a grant with a related option, the SAR shall be subject to the terms and conditions of the related option. In the event of an independent grant, the SAR shall be subject to the terms and conditions determined by the Committee. SARs shall not be transferred, assigned or encumbered, except that SARs may be exercised by the executor, administrator or personal representative of a deceased grantee within twelve (12) months of the death of the grantee.

     Upon exercise of an SAR, the grantee shall be paid the excess of the then fair market value of a number of Shares to which the SAR relates over the fair market value of such number of Shares at the date of grant of the SAR or of the related option, as the case may be. The exercise of an SAR may only be made in accordance with applicable restrictions pursuant to Rule 16b-3(e) under the Securities and Exchange Act of 1934 or any similar successful provision.


     At December 31, 1997, 174,000 Incentive Options and 24,000 Non-Incentive Options had been granted and were outstanding. Messrs. Mellman and Silverman, Chairman of the Board and Chief Executive Officer of the Company, respectively, were each granted 60,000 Incentive Options to purchase Common Stock at $.21 per share. The remaining 78,000 options in the aggregate are exercisable at the greater of $.21or 25% of the public offering price of the Company's Common Stock in the Offering ($1.50). No options were granted in fiscal 1996 or 1997. A former employee exercised his options to purchase 12,000 shares of Common Stock in August 1997 for total consideration of $2,500 ($.21 per share).




     In January 1998 120,000 Incentive Options were granted to Messrs. Mellman and Silverman (60,000 each) having an exercise price of $4.50 per share. 60,000 of such options vest in January 1999 while the remaining 60,000 options vest in January 2000.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of the date of this Prospectus with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock by (i) any holder of more than five percent (5%) of the outstanding shares; (ii) the Company's officers and directors; and (iii) the directors and officers of the Company as a group:


                                         AMOUNT
                                       BENEFICIALLY    PERCENTAGE     PERCENTAGE
                                       OWNED PRIOR       (%) OF         (%) OF
                                         TO THIS      CLASS BEFORE    CLASS AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER   OFFERING(1)    OFFERING(1)     OFFERING(1)
------------------------------------   -----------    ------------    -----------
Joshua S. Kanter(2) ................           0             --             --
333 West Wacker Drive
Suite 2700
Chicago, Illinois 60606

Michael Mellman(3) .................     234,000          30.47          16.22
500 North Poinsettia Avenue
Manhattan Beach, California 90266

Marc Silverman(4) ..................     234,000          30.47          16.22
c/o SportsTrac, Inc.
6900 E. Belleview Avenue
Suite 200
Englewood, Colorado 80111

                                         AMOUNT
                                       BENEFICIALLY    PERCENTAGE     PERCENTAGE
                                       OWNED PRIOR       (%) OF         (%) OF

                                         TO THIS      CLASS BEFORE    CLASS AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER   OFFERING(1)    OFFERING(1)     OFFERING(1)
------------------------------------   -----------    ------------    -----------
W. S. Ventures(5) ..................     270,000          38.14          19.52
P.O. Box 3721
Telluride, Colorado 81435

Elliot Steinberg(5) ................     270,000          38.14          19.52
P.O. Box 3721
Telluride, Colorado 81435

Solomon A. Weisgal(6) ..............      18,000           2.54           1.30
120 South Riverside Drive
Suite 1420
Chicago, IL 60606

All officers and directors
  as a group (five (5) persons).....     756,000          91.30          50.30


------------------

(1) Gives effect to the issuance of 66,000 shares of Common Stock (after the March stock split) included in the Bridge Units. Does not give effect to (i) 1,350,000 shares of Common Stock issuable upon exercise of the Class A Warrants included in the Units offered hereby; (ii) 101,250 shares of Common Stock and 202,500 Class A Warrants issuable upon exercise of the Over-Allotment Option; (iii) 67,500 shares of Common Stock and 135,000 Class A Warrants issuable upon exercise of the Representative's Purchase Option;
    (iv) 275,000 shares of Common Stock issuable upon exercise of the Class A Warrants owned by the Bridge Lenders and (v) 318,000 employee stock options and 180,000 outstanding warrants.


(2) Mr. Kanter is a director and secretary of the Company. See 'Management.'


(3) Mr. Mellman is the Chairman of the Board of Directors of the Company. Includes options to purchase 60,000 shares of Common Stock at $.21 per share. Does not include options to purchase 60,000 shares of Common Stock at $4.50 per share which have not vested as of the date of this Prospectus. See 'Management.' Does not include up to 19,245 shares of Common Stock that may be issued to Mr. Mellman in lieu of accrued salary in the amount of $57,735 due to him on January 31, 1999. See 'Certain Relationships and Related Transactions.'



(4) Mr. Silverman is the Chief Executive Officer, Chief Financial Officer, President and Director of the Company. Includes options to purchase 60,000 shares of Common Stock at $.21 per share. Does not include options to purchase 60,000 shares of Common Stock at $4.50 per share which have not vested as of the date of this Prospectus. See 'Management.' Does not include up to 26,840 shares of Common Stock that may be issued to Mr. Silverman in lieu of accrued salary in the amount of $80,520 due to him on January 31, 1999. See 'Certain Relationships and Related Transactions.'


(5) Mr. Steinberg is the general partner of W.S. Ventures and has sole voting and investment control over said shares. Mr. Steinberg is a director of the Company. See 'Management.'


(6) Director of the Company. See 'Management.' Includes 18,000 shares of Common Stock (post March 1996 stock split) issued to him, as trustee, in connection with a bridge loan to the Company. Mr. Weisgal, as trustee, is vested with the sole voting and investment control of such shares but disclaims any beneficial interest in such shares. See 'Bridge Financing.'

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     From inception to November 1995, the Company issued an aggregate of 2,424,000 shares of its common stock to 14 shareholders for aggregate consideration of $507,000. In connection with the review of this Offering, the NASD was of the opinion that certain of such shareholders owning 1,782,000 shares of Common Stock (not including the Bridge Lenders who relinquished an additional 414,000 shares of Common Stock) were 'underwriters and related persons' as defined in the NASD Conduct Rules, and that such shares of Common Stock received by them would be deemed compensation in connection with this Offering, which would be unfair and unreasonable. Accordingly, such shareholders relinquished their shares of Common Stock for cancellation and the Company agreed to repay such shareholders their respective subscriptions ($412,500 in the aggregate). $309,375 of such amount (75%) will be repaid at the closing of this Offering. The remaining $103,125 (25%) is due and payable on January 31, 1999. See 'Use of Proceeds.' The Company also issued warrants to purchase up to 180,000 shares of Common Stock at an exercise price of $4.17 per share (as adjusted for the Company's March stock split) through December 30, 2000. The exercise price of those warrants were based upon the anticipated public offering price of the Common Stock. These warrants were issued on December 31, 1995 to Burton Kanter and Elliot Steinberg. The right to receive these warrants were initially granted to NHancement (on August 30, 1995) pursuant to the sublicense agreement (although such warrants as issued contain different terms as initially contemplated). NHancement assigned such rights (on October 16, 1995) to Messrs. Kanter and Steinberg in connection with the waiver of defaults relating to unsecured loans of $54,450 and $237,660, respectfully, owed by NHancement to such persons (and affiliates), the deferment of such obligations of NHancement and the conversion of such obligations of NHancement into shares of capital stock of NHancement upon the closing of the initial public offering of NHancement, if the same occurs prior to December 31, 1996 (otherwise such obligations become due and payable). In January 1997, NHancement closed on its initial public offering of securities and paid its obligations to such persons. On February 19, 1996, these warrants were subsequently assigned to Sheridan Ventures, Ltd. and Rainy Day Holdings.



     From December 1995, through February 1996, the Company borrowed an aggregate of $400,000 from ten (10) lenders (the 'Bridge Lenders'): Ulster Investments Ltd ($100,000), The Holding Company ($65,000), Dune Holdings, Inc. ($100,000), Solomon A. Weisgal, as trustee ($15,000), Howard Kirschbaum as Custodian for Brian Kirschbaum under the Uniform Gift to Minors Act ($5,000), Scott Sinar ($5,000), Matthew Harriton ($20,000), John LaFalce ($10,000), Michael Lulkin ($30,000), and Hartley T. Bernstein ($50,000). See 'Risk Factors--Proceeds of Offering to Benefit Principal Shareholders and Directors and Former Shareholders; Regulatory History of Bridge Lender.' None of the Bridge Lenders are affiliated with the Company other than Solomon A. Weisgal, a director of the Company, and The Holding Company. Burton W. Kanter is the President of The Holding Company. Mr. Kanter is the father of Josh Kanter, a director and Secretary of the Company. Ulster Investments Ltd. is an Antigua corporation which is owned by the St. John's Trust. The beneficiaries of the St. John's Trust are the members of the family of Burton W. Kanter (but not including Burton W. Kanter), including Josh Kanter, Joel Kanter and Janis Kanter. In exchange for making loans to the Company, each Bridge Lender received
(i) a promissory note (each a 'Bridge Note') and (ii) Bridge Units. Each of the Bridge Units is comprised of one (1) share of Common Stock and five (5) Class A Warrants. Bridge Lenders who were issued 1,725,000 Class A Warrants and 414,000 shares of Common Stock relinquished their securities. See 'Risk Factors--Proceeds of Offering to Benefit Principal Shareholders and Directors and Former Shareholders; Regulatory History of Bridge Lender.' Each of the Bridge Notes bears interest at the rate of eight percent (8%) per annum. The Bridge Notes are due and payable as follows: $300,000 of the principal amount of such notes are due and payable upon the earlier of (i) March 31, 1998 and (ii) the closing of an initial underwritten public offering of the Company's securities. The remaining portion of such notes ($100,000) and accrued interest is due and payable on January 31, 1999. The Company intends to use a portion of the proceeds of this Offering to repay a portion of the indebtedness to the Bridge Lenders. See 'Use of Proceeds.' The Company entered into the bridge financing transactions because it required additional financing and no other sources of financing were available to the Company at that time. See 'Description of Securities.' With respect to the bridge financing, the Company did not engage a placement agent, the Bridge Lenders were identified by the Company's officers and directors, and no other solicitations were made. See 'Underwriting.'



     In August 1996, the Company received an advance of $350,000 from one of the Bridge Lenders (The Holding Company). This advance bears interest at the rate of 15% per annum and was used to pay off the balance of the note payable to NHancement. Repayment of this note is due as follows: $262,500 (75%) is due and payable on the earlier of (i) the completion of a public offering of the Company's securities, or (ii) March 31, 1998 and the balance of such loan ($87,500 or 25%) plus accrued interest is due and payable on January 31, 1999. See 'Use of Proceeds.'



     In October 1996 and December 1996, the Company received advances of $50,000 each from one of the Bridge Lenders (The Holding Company). These advances bear interest at the rate of 10% per annum and were used for working capital purposes. Repayment of these notes are due as follows: $75,000 (75%) of the principal amount of such notes are due and payable on the earlier of (i) the completion of a public offering of the Company's securities, or (ii) March 31, 1998 and the balance of such loans ($25,000 or 25%) plus accrued interest is due and payable on January 31, 1999. See 'Use of Proceeds.'



     During the months of January 1997 to February 1998, the Company received advances aggregating $933,500 from one of the Bridge Lenders (The Holding Company). These notes bear interest at the rate of 10% per annum and were used for working capital purposes. Repayment of these notes are due as follows:
$700,125 (75%) of the principal amount of such notes are due and payable on the earlier of (i) the completion of a public offering of the Company's securities, or (ii) March 31, 1998 and the balance of such loans ($233,375 or 25%) plus accrued interest is due and payable on January 31, 1999. See 'Use of Proceeds.'



     At the closing of this Offering, accrued salaries and interest of $26,840 and $19,245 will be paid to Messrs. Silverman and Mellman, respectively. Additional accrued salary and interest owed to Messrs. Silverman and Mellman in the amounts of $80,520 and $57,735, respectively, are due and payable on January 31, 1999. Each of Messrs. Silverman and Mellman have the option to convert their accrued salary, in whole or in part, into shares of Common Stock (26,840 and 19,245, respectively) on such date, at a conversion price of $3.00 per share, in lieu of accepting payment of their accrual salary. See 'Use of Proceeds.'


     Mr. Silverman, chief executive officer and a director of the Company, was one of the founders and the President and a director of Performance Factors, Inc. ('Performance Factors'), the original licensee of the CTT technology from STI., from 1989 until 1993. Performance Factors (which was formerly known as Cognitive Systems, Inc.) was merged with and into NHancement on May 27, 1994, the sublicensor of the CTT technology to the Company. Mr. Silverman was an officer of NHancement, from 1993 until September 1, 1995 (and a director until April 1995). Mr. Silverman is a minority stockholder of NHancement.

     Mr. Steinberg, a director of the Company, served on the board of directors of Performance Factors and served on the board of directors of NHancement until July 1996. Mr. Steinberg is the general partner of W.S. Ventures, a principal stockholder of the Company. W.S. Ventures is a minority stockholder of NHancement. Mr. Steinberg is the general partner of W.S. Ventures and has sole voting and investment control over the shares of Common Stock owned by W.S. Ventures.


     Mr. Burton Kanter is the father of Joshua S. Kanter, a director and secretary of the Company. Burton Kanter served on the board of directors of Performance Factors and has served on the board of directors of NHancement. Burton Kanter is the President of The Holding Company, a Bridge Lender. Burton Kanter is Chairman of the Board of Walnut Capital Corp., an early-stage venture capital fund which has a minority interest in NHancement.


     With respect to each of the foregoing transactions, the Company believes that the terms of such transactions were as fair to the Company as could be obtained from an unrelated third party. Future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of the independent and/or disinterested members of the board of directors. Currently there are no disinterested directors serving on the Company's Board of Directors.

                           DESCRIPTION OF SECURITIES

     The Company is offering 675,000 Units, each Unit consisting of one share of Common Stock, par value $.01 per share and one Class A Warrant.

COMMON STOCK


     The Company is authorized to issue up to 15,000,000 shares of Common Stock, of which 720,000 shares will be issued and outstanding as of the date of this Prospectus. All of the issued and outstanding shares of Common Stock will be fully paid, validly issued and non-assessable.

     Subject to the rights of holders of Preferred Stock, if any, holders of shares of Common Stock of the Company are entitled to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of Common Stock. See 'Dividend Policy.' Upon liquidation, dissolution or winding up of the Company, after payment of creditors and the holders of any senior securities of the Company, including Preferred Stock, if any, the assets of the Company will be divided pro rata on a per share basis among the holders of the shares of Common Stock. The Common Stock is not subject to any liability for further assessments. There are no conversion or redemption privileges nor any sinking fund provisions with respect to the Common Stock and the Common Stock is not subject to call. The holders of Common Stock do not have any pre-emptive or other subscription rights.


     Holders of shares of Common Stock are entitled to cast one vote for each share held at all stockholders' meetings including the annual meeting, for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes 100,000 shares of 'blank check' Preferred Stock, whereby the Board of Directors of the Company shall have the authority, without further action by the holders of the outstanding Common Stock, to issue shares of Preferred Stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the term of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series. As of the date of this Prospectus, there are no shares of Preferred Stock issued and outstanding and the Board of Directors has no present intention to issue any shares of Preferred Stock.

CLASS A WARRANTS


     The Class A Warrants included in the Units are immediately detachable and may trade immediately upon issuance. In connection with the Bridge Financing, the Company issued 275,000 Class A Warrants included in the Bridge Units which are identical to the Class A Warrants included in the Units offered hereby. Each Class A Warrant entitles the holder to purchase one (1) share of Common Stock at a price of $5.00 per share for a period of four (4) years commencing one (1) year from the Effective Date of this Offering. Each Class A Warrant is redeemable by the Company for $.05 per Class A Warrant, at any time after
              , 1999, upon thirty (30) days' prior written notice, if the closing price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, The Nasdaq Small Cap Market, the National Quotation Bureau Incorporated, or the OTC Bulletin Board as the case may be, equals or exceeds $9.00 per share for twenty (20) consecutive trading days ending within fifteen (15) days prior to the date of the notice of redemption. If there is no publicly traded market for the Common Stock, the Class A Warrants will not be subject to redemption. Upon thirty (30) days' written notice to all holders of Class A Warrants, the Company shall have the right, subject to compliance with Rule 13E-4 under the Securities Exchange Act of 1934 and the filing of Schedule 13E-4 and, if required, a post-effective amendment to this registration statement, to reduce the exercise price and/or extend the term of the Class A Warrants.


     The Class A Warrants can only be exercised when there is a current effective registration statement covering the shares of Common Stock underlying the Class A Warrants. If the Company does not or is unable to maintain a current effective registration statement, the holders of Class A Warrant certificates will be unable to exercise the Class A Warrants and the Class A Warrants may become valueless. Moreover, if the shares of Common Stock underlying the Class A Warrants are not registered or qualified for sale in the state in which a holder of Class A Warrant certificates resides, such holder might not be permitted to exercise the Warrants. See 'Risk Factors--Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Excercise of the Class A Warrants.'

     Each Class A Warrant may be exercised by surrendering the warrant certificate, with the form of election to purchase on the reverse side of the Class A warrant certificate properly completed and executed, together with payment of the exercise price, to the Transfer Agent. The Class A Warrants may be exercised in whole or from time to time in part. If less than all of the Class A Warrants evidenced by a warrant certificate are exercised, a new Class A warrant certificate will be issued for the remaining number of Class A Warrants.

     Holders of the Class A Warrants are protected against dilution of the equity interest represented by the underlying shares of Common Stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If the Company merges, reorganizes or is acquired in such a way as to terminate the Class A Warrants, the Class A Warrants may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up of the Company, holders of the Class A Warrants are not entitled to participate in the Company's assets.

     For the life of the Class A Warrants, the holders thereof are given the opportunity, at nominal cost, to profit from a rise in the market price of the Common Stock. The exercise of the Class A Warrants will result in the dilution of the then book value of the Common Stock of the Company held by the public investors and would result in a dilution of their percentage ownership of the Company.

OTHER WARRANTS TO PURCHASE COMMON STOCK


     On December 31, 1995, the Company issued 180,000 warrants to purchase Common Stock, at $4.17 per share (adjusted in connection with the Company's March stock split), for a period commencing on such date and ending on December 30, 2000. See 'Certain Relationships and Related Transactions.'


     Each warrant may be exercised by surrendering the original warrant certificate with the form of election to purchase and payment of the exercise price multiplied by the number of such warrants exercised. Such warrants may be exercised in whole or from time to time in part. If less than all of such warrants are exercised, a new certificate will be issued for the remaining number of such warrants.

     The holders of such warrants have piggyback registration rights on the shares of Common Stock underlying such warrants, in accordance with certain procedures. All expenses in connection with such rights will be borne by the

Company.

     Holders of such warrants are protected against dilution of the equity interest represented by the underlying shares of Common Stock upon the occurrence of certain events including, but not limited to, issuance of stock dividends. If the Company merges or consolidates or effects a sale, the holder shall have the right to purchase such securities or assets as may be issued or payable with respect to or in exchange for a number of shares of Common Stock equal to the number purchasable by such warrants.

     For the life of the warrants, the holders thereof are given the opportunity, at nominal cost, to profit from a rise in the market price of the Common Stock. The exercise of the warrants will result in the dilution of the then book value of the Common Stock of the Company held by the public investors and would result in a dilution of their percentage ownership of the Company.

     These warrants were issued on December 31, 1995 to Burton Kanter and Elliot Steinberg. The right to receive these warrants were initially granted to NHancement (on August 30, 1995) pursuant to the sublicense agreement (although such warrants as issued contain different terms as initially contemplated). NHancement assigned such rights (on October 16, 1995) to Messrs. Kanter and Steinberg in connection with the waiver of defaults relating to unsecured loans of $54,450 and $237,660, respectfully, owed by NHancement to such persons (and affiliates), the deferment of such obligations of NHancement and the conversion of such obligations of NHancement into shares of capital stock of NHancement upon the closing of the initial public offering of NHancement, if the same occurs prior to December 31, 1996 (otherwise such obligations become due and payable). In January 1997, NHancement closed on its initial public offering of securities and paid its obligations to such persons. On February 19, 1996, these warrants were subsequently assigned to Sheridan Ventures, Ltd. and Rainy Day Holdings. See 'Certain Relationships and Related Transactions.'

     If any underwriter or dealer intends to acquire restricted securities of a stockholder of the Company subsequent to effectiveness of the Registration Statement of which this Prospectus forms a part, a post-effective amendment to such Registration Statement will be filed to reflect an arrangement involving 10% or more of the restricted securities being registered for resale pursuant to a new registration statement. A sticker supplement to the Prospectus contained in the Registration Statement will be filed if the amount of restricted securities being registered for resale pursuant to a new registration statement falls within the range of 5% to 10%.

DELAWARE ANTI-TAKEOVER LAW

     As a Delaware corporation, the Company is subject to Section 203 of the General Corporation Law. In general, Section 203 prevents an 'interested stockholder' (defined generally as a person owing 15% or more of a Delaware corporation's outstanding voting stock) from engaging in a 'business combination' (as defined) with such Delaware corporation for three years following the date such person became an interested stockholder unless (i)

before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by the directors who are also officers of the corporation and by certain employee stock plans), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the public announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the corporation's board of directors and if such business combination is approved by a majority of the board members who were directors prior to any person's becoming an interested stockholder. The provisions of Section 203 requiring a super-majority vote to approve certain corporate transactions could have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in the payment of a premium over market price or changes in control or management of the Company.

LIMITATION ON LIABILITY OF DIRECTORS

     In connection with the Offering, the Underwriter has agreed to indemnify the Company, its directors, and each person who controls it within the meaning of Section 15 of the Securities Act with respect to any statement in or omission from the registration statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for or in connection with the preparation of the registration statement, the Prospectus, or any such amendment or supplement thereto.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers.

     The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of stockholders or otherwise.

     Article Eighth of the Company's Certificate of Incorporation provides for indemnification of officers and directors and Article Ninth eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the Delaware General Corporation Law. Provisions for indemnification are also contained in Article VIII of the Company's By-Laws.

     The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company does not currently have any liability insurance coverage for its officers and directors.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

CERTAIN MARKET INFORMATION


     The Company's Units, Common Stock and Class A Warrants are expected to be approved for quotation on the OTC Bulletin Board under the symbols 'SPRTU,' 'SPRT' and 'SPRTW'. There can be no assurance that a regular trading market for the Securities will develop after the Offering or that, if developed, a regular trading market will be sustained. The OTC Bulletin Board is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than a national securities exchange or Nasdaq and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for a national securities exchange or Nasdaq. In the event the Securities are not included on the OTC Bulletin Board, quotes for the Securities may be included in the 'pink sheets' for the over-the-counter market. If the Company's Securities trade for less than $5.00 on the OTC Bulletin Board or the 'pink sheets', it will become subject to the Commission's penny stock disclosure requirements. See 'Risk Factors--'Penny Stock' Regulations May Impose Certain Restrictions on Marketability of Company's Securities.'


     The Company's application for listing of its Securities on the Nasdaq SmallCap Market was denied by the Nasdaq staff for the following reasons: (1) there is substantial risk regarding the Company's ability to continue operating as a going concern and to continue to comply with Nasdaq listing criteria; (2) there are significant investment risks to prospective public investors in the Company who will provide the vast majority of its permanent equity capital but who will sustain a disproportionate degree of investment risk relative to the percentage of share ownership and investment by the Company's principals and bridge lenders; and (3) there is a potential for extraordinary monetary gain to be realized by the Company's bridge lenders to the detriment of prospective public investors. The denial was affirmed by the Panel for the following reasons: (1) the Panel was unwilling to dismiss the staff's concern relating to the Company's ability to continue as a going concern and noted that the Company lacks executed contracts to serve as a basis for its 1997 projections and that the Company's licensing contracts with the professional teams and the health club agreement fall short of providing a basis for future revenue stream projections; and (2) the Panel was uncomfortable with the bridge loan financing as structured due to the excessive potential returns for the bridge lenders, the brief period of investment prior to the offering, and the lack of adequate lock up provisions for the equity securities in the post-offering period. The Company's appeal to the Review Committee was denied. The Review Committee affirmed the decision of the Panel because the Company was in its development stage, with speculative prospects for future sales and uncertainty regarding the Company's ability to continue as a going concern. The Review Committee was also concerned with the excessive potential return to bridge lending to the detriment of potential Nasdaq shareholders. See 'Risk Factors--Lack of Prior Market for Securities,' 'No Assurance of Public Trading Market,' and 'Denial of Nasdaq Listing' and 'Penny Stock Regulations May Impose Certain Restrictions on Marketability of the Company's Securities.'

TRANSFER AGENT & REGISTRAR

     The transfer agent, warrant agent and registrar for the Company's securities is American Stock Transfer & Trust Company (the 'Transfer Agent').

SHARES AVAILABLE FOR FUTURE SALE


     Immediately prior to the sale of the Common Stock hereunder, the Company had an aggregate of 720,000 shares of its Common Stock issued and outstanding, all of which are 'restricted securities' which may be sold only in compliance with Rule 144 under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year after payment therefor may sell, in brokers' transactions or to market makers, an amount not exceeding 1% of the outstanding class of securities being sold, or the average weekly reported volume of trading of the class of securities being sold over a four-week period, whichever is greater, during any three-month period. (Persons who are not affiliates of the Company and who have held their restricted securities for at least two years are not subject to the volume or transaction limitations.) Any such sales could have a material adverse effect on the market price for the Common Stock, should a trading market develop. All of the Company's officers and directors have agreed not to sell, transfer or otherwise pledge their shares for a period of twenty-four (24) months from the date of this Prospectus without the prior written consent of the Representative. The Representative has no agreements or understandings with any of such persons with respect to the release of their securities prior to the twenty-four (24) month period and has no present intention of releasing any or all of such securities prior to such period. See 'Risk Factors--Shares Eligible for Future Sale May

Adversely Affect the Market' and 'Risk Factors--Additional Authorized Shares Available for Issuance May Adversely Affect the Market.'


                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Underwriters have agreed to purchase from the Company 675,000 Units offered hereby from the Company all on a firm commitment basis, if any are purchased, as follows:

           UNDERWRITERS               NUMBER OF SHARES
-----------------------------------   ----------------
IAR Securities Corp................
                       ............
                       ............
                       ............
                       ............
                                      ----------------
                                           675,000

     The Underwriters have advised the Company that they propose to offer the Units to the public at $6.00 per Unit as set forth on the cover page of this Prospectus and that they may allow to certain dealers who are NASD members
concessions not to exceed $       per Unit, of which not in excess of $
per Unit may be reallowed to other dealers who are members of the NASD. After the initial public offering, the public offering price, concession and reallowance may be changed by the Representative. The Underwriters have informed the Company that they do not intend to confirm sales over which they exercise discretionary authority.

     The public offering price of the Units and the terms of the Warrants were arbitrarily determined by negotiations between the Company and the Representative and does not necessarily relate to the assets, book value or results of operations of the Company or any other established criteria of value.

     The Company has granted an option to the Underwriters, exercisable during the thirty (30) day period from the date of this Prospectus, to purchase up to a maximum of 101,250 additional Units at the Offering prices, less the underwriting discount, to cover Over-Allotments, if any.

     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities arising under the Act. Insofar as indemnification for liabilities arising under the Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.


     The Company has agreed to pay to the Underwriters a non-accountable expense allowance of three percent (3%) of the aggregate offering price of the securities offered by the Company hereby, including any securities purchased pursuant to the Over-Allotment Option.

     The Company has agreed to sell to the Representative, or its designees, for an aggregate purchase price of $67.50, an option (the 'Representative's Purchase Option') to purchase up to an aggregate of 67,500 Units. The Representative's Purchase Option shall be exercisable during a four (4) year period commencing one (1) year from the Effective Date. The Representative's Purchase Option may not be assigned, transferred, sold or hypothecated by the Representative until twelve (12) months after the Effective Date of this Prospectus, except to officers of the Underwriters or to selling group members in this Offering. Any profits realized upon the sale of the securities issuable upon exercise of the Representative's, Purchase Option may be deemed to be additional underwriting compensation. The exercise price of the Units issuable upon exercise of the Representative's Purchase Option during the period of exercisability shall be $9.90 per Unit. The exercise price of the Class A Warrants included in the Representative's Purchase Option is $8.25 (165% above the exercise price of the Class A Warrants included in the Units offered hereby). The exercise price of the Representative's Purchase Option and the number of shares covered thereby are subject to adjustment in certain events to prevent dilution. For the life of the Representative's Purchase Option, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Company's securities with a resulting dilution in the interest of other stockholders. The Company may find it more difficult to raise capital for its business if the need should arise while the Representative's Purchase Option is outstanding. At any time when the holders of the Representative's Purchase Option might be expected to exercise it, the Company would probably be able to obtain additional capital on more favorable terms.

     If the Company enters into a transaction (including a merger, joint venture, equity financing, debt financing, or the acquisition of another entity) introduced to the Company by the Representative, the Company has agreed to pay the Representative a finder's fee equal to five percent (5%) of the first $4,000,000 of consideration involved in the transaction, ranging in $1,000,000 increments down to two percent (2%) of the excess, if any, over $6,000,000.

     Upon the closing of the sale of the securities offered hereby, the Company will enter into a three (3) year financial advisory and investment banking agreement with the Representative, pursuant to which the Company will be obligated to pay the Representative $100,000 in advance upon the closing of the Offering, for financial and investment advisory services to the Company.

     Prior to the date of this Prospectus, all of the directors and officers of the Company have agreed in writing not to sell, transfer or otherwise pledge any of their shares without the Representative's prior written consent for a period of twenty-four (24) months from the date of the Prospectus. The Representative has no agreements or understandings with any of such persons with respect to the release of their securities prior to the twenty-four (24) month period and has no present intention of releasing any or all of such securities prior to such period.

     The Company has also agreed to pay the Representative a warrant solicitation fee equal to 4% of the Warrant exercise price for any of the Warrants, when exercised, at any time commencing one year after the date of this Prospectus, provided that the Representative or any NASD member firm has solicited such exercise, as evidenced in writing signed by the warrant holder, and that (a) the market price of the Common Stock on the date that any such Warrant is exercised is greater than the exercise price of the Warrant: (b) prior specific written approval for exercise is received from the customer if the Warrant is held in a discretionary account; (c) disclosure of this compensation arrangement is made prior to or upon the exercise of such Warrant;
(d) solicitation of the exercise is not in violation of Regulation M (formerly Rule 10b-6) of the Exchange Act; and (e) solicitation of the exercise is in compliance with NASD Notice to Members 81-38 which also provides that the Warrantholder designates an NASD member firm in writing as having solicited the Warrant. In addition, unless granted an exemption by the Commission from Regulation M (formerly Rule 10b-6) under the Exchange Act, the Underwriters will be prohibited from engaging in any market-making activities or solicted brokerage activities with respect to the Company's securities for certain periods prior to any solicitation of the exercise of any Warrant. As a result, the Underwriters may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

     The Representative shall have the option, subject to the approval of the Company, to appoint one individual to stand for election to the Company's Board of Directors for a period of three (3) years from the Effective Date. In lieu of nominating a director, the Representative may designate a non-director observer to attend meetings of the Company's Board of Directors for three (3) years after the Effective Date at the Company's discretion.

     The foregoing is a summary of certain provisions of the Underwriting Agreement and Representative Purchase Option which have been filed as exhibits hereto.


     In the event any NASD member enters into any arrangement or intends to sell any of the shares to be offered by the selling securityholders in an offering of securities, the NASD member will make a filing with the NASD, disclosing in detail the proposed terms and arrangements of any contemplated offer, sale, or purchase of selling securityholder securities in a timely manner, so as to permit the NASD ample time to review and render an opinion as to the reasonableness of the terms and arrangements of the offering, prior to commencement of the distribution.

DETERMINATION OF PUBLIC OFFERING PRICE


     Prior to this Offering, there has been no public market for the Securities. The initial public offering price for the Units and the terms of the Warrants have determined by negotiations between the Company and the Representative. Among the factors considered in the negotiations were the market price of the Company's Common Stock, an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, the general condition of the securities market at the time of this Offering and the demand for similar securities of comparable companies. The public offering price of the securities does not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.


     The Company's Units, Common Stock and Class A Warrants will be listed for quotation on the OTC Bulletin Board under the symbols 'SPRTU,' 'SPRT' and 'SPRTW' but there can be no assurances that an active trading market will develop, even if the Securities are accepted for quotation. See 'Description of Securities--Certain Market Information.'


                            SELLING SECURITYHOLDERS


     The registration statement of which this Prospectus forms a part also covers the resale of 275,000 Class A Warrants owned by the Selling Securityholders and 275,000 shares of Common Stock issuable upon exercise of the Class A Warrants owned by the Selling Securityholders. The Company will not receive any of the proceeds on the resale of the securities by the Selling Securityholders. The Class A Warrants owned by the Selling Securityholders are identical to the Warrants offered by the Company. See 'Description of Securities.' The resale of the securities of the Selling Securityholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the 'Act'). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See 'Risk Factors--Shares Eligible for Future Sale May Adversely Affect the Market.'



     The following table sets forth the holders of the Warrants which are being offered by the Selling Securityholders and the number of Warrants owned before the Offering, the number of Warrants being offered and the number of Warrants and the percentage of the class to be owned after the Offering is complete.



                                                          CLASS A                           CLASS A
                                                          WARRANTS         CLASS A         WARRANTS      PERCENTAGE OF
                                                        OWNED BEFORE       WARRANTS       OWNED AFTER     CLASS AFTER
NAME                                                      OFFERING      OFFERED HEREBY     OFFERING        OFFERING
-----------------------------------------------------   ------------    --------------    -----------    -------------

Scott Sinar..........................................       25,000           25,000            0               0
Solomon A. Weisgal, as trustee(1)....................       75,000           75,000            0               0
Howard Kirschbaum....................................       25,000           25,000            0               0
John LaFalce.........................................       50,000           50,000            0               0
Matthew Harriton.....................................      100,000          100,000            0               0
                                                                                               -               -
                                                        ------------    --------------
Total................................................      275,000          275,000            0               0
                                                                                               -               -
                                                                                               -               -
                                                        ------------    --------------
                                                        ------------    --------------


------------------

(1) A director of the Company. See 'Management' and 'Principal Stockholders.'


     The securities offered may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed 'underwriters' within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

     At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

     Sales of securities by the Selling Securityholder or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.


     In the event any NASD member enters into any arrangement or intends to sell any of the shares to be offered by the selling securityholders in an offering of securities, the NASD member will make a filing with the NASD, disclosing in detail the proposed terms and arrangements of any contemplated offer, sale, or purchase of selling securityholder securities in a timely manner, so as to permit the NASD ample time to review and render an opinion as to the reasonableness of the terms and arrangements of the offering, prior to commencement of the distribution.


                                 LEGAL MATTERS


     The validity of the securities being offered hereby will be passed upon for the Company by Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022. Bernstein & Wasserman, LLP, has served, and continues to serve, as counsel to the Representative in matters unrelated to this Offering. Hartley T. Bernstein, a partner at Bernstein & Wasserman, LLP, is a Bridge Lender. See 'Bridge Financing.' Certain legal matters will be passed upon for the Underwriters by Lampert & Lampert, 10 East 40th Street, New York, NY 10016.


                                    EXPERTS

     Certain of the Financial Statements of the Company included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Holtz Rubenstein & Co., LLP, independent certified public accountants, whose reports thereon appear elsewhere herein and in the Registration Statement.

                             AVAILABLE INFORMATION

     The Company does not presently file reports and other information with the Securities and Exchange Commission (the 'Commission'). However, following completion of this Offering, the Company intends to furnish its stockholders with annual reports containing audited financial statements examined and reported upon by its independent public accounting firm and such interim reports, in each case as it may determine to furnish or as may be required by law. After the effective date of this Offering, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') and in accordance therewith will file reports, proxy statements and other information with the Commission.


     Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis, and Retrieval System (EDGAR). The Company has filed with the Commission a registration statement on Form SB-2 (herein together with all amendments and exhibits referred to as the 'Registration Statement') under the Act of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement.

                                SPORTSTRAC, INC.

                         (A DEVELOPMENT STAGE COMPANY)
                         INDEX TO FINANCIAL STATEMENTS


                                                                       PAGE
                                                                    ----------
Report of Independent Certified Public Accountants...............      F-2

Financial Statements:
  Balance sheet as of December 31, 1997..........................      F-3

  Statements of operations for the years ended December 31, 1997
     and 1996 and cumulative during development stage............      F-4

  Statement of stockholders' equity (Deficit) for the years ended
     December 31, 1997 and 1996 and cumulative during development
     stage.......................................................      F-5

  Statements of cash flows for the years ended December 31, 1997
     and 1996 and cumulative during development stage............      F-6

  Notes to financial statements..................................   F-7 - F-13

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
SportsTrac, Inc.
Englewood, Colorado


We have audited the balance sheet of SportsTrac, Inc. (a development stage company) as of December 31, 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SportsTrac, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, SportsTrac, Inc. is in the development stage and the Company's ability to continue in the normal course of business is dependent upon successful completion of its planned public offering of equity securities to raise capital and the success of future operations. These uncertainties raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                          HOLTZ RUBENSTEIN & CO., LLP
                                          Certified Public Accountants

Melville, New York
January 21, 1998


   125 Baylis Road, Melville, NY 11747-3823 o FAX 516/752-1742 o 516/752-7400

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                               DECEMBER 31, 1997



ASSETS
---------------------------------------------
CURRENT ASSETS:
  Cash.......................................   $    99,815
LICENSED TECHNOLOGY, net of accumulated
  amortization of $170,312 (Note 3)..........       770,148
COMPUTER EQUIPMENT, net of accumulated
  depreciation of $19,060....................        56,659
DEFERRED OFFERING COSTS......................       165,000
OTHER ASSETS.................................         5,378
                                                -----------
                                                $ 1,097,000
                                                -----------
                                                -----------
LIABILITIES AND STOCKHOLDERS' (DEFICIT)
---------------------------------------------
CURRENT LIABILITIES:
  Current portion of long-term debt (Note
     4)......................................   $ 1,799,625
  Deferred revenue...........................        10,000
  Accrued expenses and other liabilities
     (Note 6)................................       497,005
                                                -----------
                                                  2,306,630
                                                -----------
LONG-TERM DEBT (Note 4)......................       599,875
                                                -----------
Accrued interest and other liabilities (Notes
  4 and 6)...................................       433,676
                                                -----------
STOCKHOLDERS' (DEFICIT): (Note 6)
  Preferred stock, $.01 par value; authorized
     100,000 shares;
     no shares issued and outstanding........            --
  Common stock, $.01 par value; authorized
     15,000,000 shares; 2,916,000 shares
     issued..................................        29,160
  Additional paid-in capital.................     1,680,265
  Deficit accumulated during the development
     stage...................................    (3,276,181)
                                                -----------
                                                 (1,566,756)

  Less 2,196,000 shares of Common Stock in
     treasury, at cost (Note 6)..............      (676,425)
                                                -----------
                                                 (2,243,181)
                                                -----------
                                                $ 1,097,000
                                                -----------
                                                -----------


                       See notes to financial statements

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                                                                                         CUMULATIVE
                                                                       YEARS ENDED DECEMBER 31,            DURING
                                                                --------------------------------------   DEVELOPMENT
                                                                      1997                 1996             STAGE
                                                                -----------------    -----------------   -----------
REVENUES.....................................................      $        --          $        --      $        --
                                                                -----------------    -----------------   -----------
COSTS AND EXPENSES:
  General and administrative (Note 6)........................          705,328              758,150        2,199,002
  Product design costs.......................................           93,742               90,825          211,006
  Depreciation and amortization..............................           81,336               81,296          189,372
  Interest (Notes 3
     and 4)..................................................          209,761              434,218          676,801
                                                                --------------       --------------      -----------
                                                                     1,090,167            1,364,489        3,276,181
                                                                --------------       --------------      -----------
NET LOSS.....................................................      $(1,090,167)         $(1,364,489)     $(3,276,181)
                                                                --------------       --------------      -----------
                                                                --------------       --------------      -----------
NET LOSS PER SHARE (Note 6)..................................      $     (1.06)         $     (1.31)     $     (3.19)
                                                                --------------       --------------      -----------
                                                                --------------       --------------      -----------
Weighted average number of shares of common stock
  outstanding (Note 6).......................................        1,029,000            1,038,000        1,027,125
                                                                --------------       --------------      -----------
                                                                --------------       --------------      -----------


                       See notes to financial statements

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                    (NOTE 6)



                               PREFERRED                                          DEFICIT
                                 STOCK          COMMON STOCK                    ACCUMULATED
                             -------------  --------------------   ADDITIONAL   DURING THE
                                      PAR                  PAR      PAID-IN     DEVELOPMENT   TREASURY
                             SHARES  VALUE    SHARES      VALUE     CAPITAL        STAGE        STOCK        TOTAL
                             -----   -----  ----------   -------   ----------   -----------   ---------   -----------
Balance, April 25, 1995...      --   $  --          --   $    --   $       --   $        --   $      --   $        --
Issuance of stock for cash
  at inception............      --      --     240,000     2,400         (400)           --          --         2,000
Issuance of stock in
  exchange for notes
  payable.................      --      --   1,755,000    17,550      388,700            --          --       406,250
Issuance of stock for
  cash....................      --      --     429,000     4,290       94,460            --          --        98,750
Issuance of options.......      --      --          --        --      630,000            --          --       630,000
Net loss..................      --      --          --        --           --      (821,525)         --      (821,525)
                             -----   -----  ----------   -------   ----------   -----------   ---------   -----------
Balance, December 31,
  1995....................      --      --   2,424,000    24,240    1,112,760      (821,525)         --       315,475
Issuance of stock to
  bridge note holders
  (Note 4)................      --      --     480,000     4,800      301,200            --          --       306,000
Net loss..................      --      --          --        --           --    (1,364,489)         --    (1,364,489)
                             -----   -----  ----------   -------   ----------   -----------   ---------   -----------
Balance, December 31,
  1996....................      --   $  --   2,904,000   $29,040   $1,413,960   $(2,186,014)  $      --   $  (743,014)
Relinquished Common Stock
  (Notes 4 and 6).........      --      --          --        --      263,925            --    (676,425)     (412,500)
Exercise of Options for
  Cash....................      --      --      12,000       120        2,380            --          --         2,500
Net Loss..................      --      --          --        --           --    (1,090,167)         --    (1,090,167)
                             -----   -----  ----------   -------   ----------   -----------   ---------   -----------
Balance, December 31,
  1997....................      --   $  --   2,916,000   $29,160   $1,680,265   $(3,276,181)  $(676,425)  $(2,243,181)
                             -----   -----  ----------   -------   ----------   -----------   ---------   -----------
                             -----   -----  ----------   -------   ----------   -----------   ---------   -----------


                       See notes to financial statements

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS



                                                                   CUMULATIVE
                                  YEARS ENDED DECEMBER 31,           DURING
                             ----------------------------------    DEVELOPMENT
                                 1997               1996              STAGE
                             -------------    -----------------    -----------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net loss................    $(1,090,167)       $(1,364,489)      $(3,276,181)
                             -------------    ---------------      -----------
  Adjustments to reconcile
    net loss to net cash
    used in operations:
    Amortization and
      depreciation........         81,336             81,296          189,372
    Amortization of
      imputed interest....             --            339,040          365,540
    Issuance of options...             --                 --          630,000
    (Increase) Decrease in
      assets:
      Accounts
         Receivable.......         10,000            (10,000)              --
      Other assets........         (3,267)            (1,011)          (5,378 )
    Increase (Decrease) in
      liabilities:
      Deferred revenue....        (10,000)            20,000           10,000
      Accrued expenses and
         other
         liabilities......        463,902            453,033          930,681
                             -------------    ---------------      -----------
    Total adjustments.....        541,971            882,358        2,120,215
                             -------------    ---------------      -----------
Net cash used in operating
  activities..............       (548,196)          (482,131)      (1,155,966 )
                             -------------    ---------------      -----------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Acquisition of licensed
    technology............             --                 --         (300,000 )
  Acquisition of computer
    equipment.............        (25,421)           (28,140)         (75,719 )
                             -------------    ---------------      -----------
Net cash used in investing

  activities..............        (25,421)           (28,140)        (375,719 )
                             -------------    ---------------      -----------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from issuance
    of stock..............          2,500             15,500          103,250
  Proceeds from notes
    payable...............             --                 --          406,250
  Increase in deferred
    offering costs........       (140,000)           (25,000)        (165,000 )
  Proceeds from Bridge
    notes payable.........        787,000          1,200,000        1,987,000
  Repayment of notes
    payable...............             --           (700,000)        (700,000 )
                             -------------    ---------------      -----------
Net cash provided by
  financing
  activities..............        649,500            490,500        1,631,500
                             -------------    ---------------      -----------
NET INCREASE (DECREASE) IN
  CASH AND CASH
  EQUIVALENTS ............         75,883            (19,771)          99,815
CASH AND CASH EQUIVALENTS,
  beginning of period.....         23,932             43,703               --
                             -------------    ---------------      -----------
CASH AND CASH EQUIVALENTS,
  end of period...........    $    99,815        $    23,932       $   99,815
                             -------------    ---------------      -----------
                             -------------    ---------------      -----------


                       See notes to financial statements

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


1. ORGANIZATION AND NATURE OF OPERATIONS:

     SportsTrac, Inc. (the 'Company') is a Delaware Corporation which was formed on April 25, 1995. Subsequent to formation, the Company entered into a sublicense agreement providing it with the exclusive right to manufacture and market a hand-eye coordination device with sports related and sports entertainment applications (see Note 3). The Company's fiscal year end is December 31.

     The Company is in the development stage, as defined in Statement of Financial Accounting Standard No. 7 ('FAS 7'). To date, the Company has devoted its efforts to various organizational activities, including negotiating of a sublicense agreement, developing its business strategy, hiring management personnel, raising capital, and undertaking preliminary activities for the commencement of operations. The Company has not generated any revenue to date and is presently evaluating the commercial value of the product obtained under its sublicense agreement. Although the Company has obtained an exclusive sublicense for the manufacture and marketing rights to a certain hand-eye coordination device, there can be no assurance that the Company will be successful in marketing any such product under this license.


     As reflected in the accompanying financial statements, the Company has incurred cumulative losses of approximately $3,276,181. The Company has entered into a letter of intent with an underwriter for the public sale of the Company's securities (see Note 6). Management is of the opinion that the proceeds of this proposed offering will be sufficient for the completion of its presently contemplated product development activities and to meet the working capital needs of the Company for more than the twelve-month period following the successful completion of this proposed offering, including the payment of certain indebtedness of the Company. There can be no assurance that additional financing will not be required to significantly penetrate the market and for continued operations. If additional financing is required, there is no assurance that such funds will be available to the Company. In addition, there is no assurance that the proposed public offering will occur.


     The above factors raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts and classification of liabilities that might result should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


  a. Depreciation and amortization

     Depreciation of computer equipment is computed using the straight-line method based over the estimated useful lives of the related assets (5 years).

     Amortization of licensed technology is computed using the straight-line method over the contractual period of the license (13 years).

     Amortization of financing costs in connection with bridge notes is computed using the straight-line method over a six month period.

  b. Income taxes

     Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


                     YEARS ENDED DECEMBER 31, 1997 AND 1996


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)

  c. Statement of cash flows

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  d. Research and development costs

     Research and development costs are expensed as incurred.

  e. Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  f. Stock-based compensation



     In 1996, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 123, 'Accounting for Stock-Based Compensation' issued by the Financial Accounting Board. The Company measures compensation expense for its stock-based employees compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, 'Accounting for Stock Issued to Employees,' and will provide pro forma disclosures of net income/(loss) and earnings/(loss) per share as if the fair value-based method prescribed by SFAS 123 had been applied in measuring compensation expense. The effect on net earnings for 1996 and 1997 was immaterial.


3. LICENSED TECHNOLOGY:

     In August 1995, the Company entered into a thirteen year exclusive and world-wide sublicensing agreement for the rights to manufacture and market a hand-eye coordination device with sports related and sports entertainment applications for an aggregate price of $1,000,000. Certain of the Company's stockholders are also minority stockholders of the company in connection with the sublicensing agreement. The consideration consisted of a down payment of $300,000 and the issuance of a non-interest bearing $700,000 note as well as the issuance of warrants to purchase 180,000 shares of the Company's common stock at an exercise price of $4.17 per share (see Note 6c). These warrants were subsequently assigned and issued to related parties of the Company.


     In accordance with APB Opinion No. 21, 'Interest on Receivable and Payables,' this note ($700,000) has been discounted to reflect its present value ($640,460) on September 1, 1995, utilizing an imputed rate of 12%. Amortization of interest is calculated using the straight-line method over the respective terms of the related note. Interest expense for the periods ended December 31, 1997, and 1996 related to this note were $-0- and $33,040, respectively. During 1996, the Company repaid the $700,000 from the proceeds received as disclosed in
Note 4. In addition, the seller is entitled to a royalty equal to 8 1/2% of the cash receipts from the sale of products or services containing the licensed technology, excluding any revenue from installation, maintenance, consulting or other cash receipts not directly or indirectly related to such technology.

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


                     YEARS ENDED DECEMBER 31, 1997 AND 1996



4. LONG-TERM DEBT:




     At December 31, 1997, long-term debt consists of the following:



Bridge Notes Payable (a)....................................   $  400,000
Note Payable (b)............................................      350,000
Bridge Notes Payable (c)....................................      350,000
Bridge Notes Payable (d)....................................      100,000
Bridge Notes Payable (e)....................................      787,000
Former Shareholder Notes Payable (f)........................      412,500
                                                               ----------
                                                                2,399,500
Less current portion of long-term debt                          1,799,625
                                                               ----------
                                                               $  599,875
                                                               ----------
                                                               ----------



     a. During January and February 1996, the Company received $400,000 from third parties ('Bridge Lenders'), bearing interest at 8% per annum. On January 5, 1998, the Bridge Lenders agreed to new repayment terms. The notes are due and payable as follows: $300,000 of the principal amount of such notes are due and payable upon the earlier of (i) March 31, 1998 or (ii) the completion of a public offering of the Company's securities. The remaining portion of such notes ($100,000) and accrued interest of approximately ($64,000) is due and payable on January 31, 1999. In exchange for making the loans to the Company each Bridge Lender received a 'Bridge Note' and a 'Bridge Unit'. Each bridge unit is comprised of one share of common stock and five Class A Warrants. Each Class A Warrant is exercisable into one share of common stock at an exercise price of $6.50 per share during the four year period commencing one year from the effective date and may be redeemed if the market price of the common stock exceeds $9.00 per share. The total 480,000 shares of the Company's common stock represent a financing cost of $306,000 (effective interest rate of 651%). This cost was amortized over six months. The National Association of Securities Dealers, Inc. (NASD) is of the opinion that certain Bridge Lenders (owning 414,000 shares of common stock and 1,725,000 Class A Warrants) were 'underwriters and related persons' as defined in the NASD Conduct Rules and that shares of Common Stock and Class A Warrants received by them would be deemed compensation in connection with this offering, which would be unfair and unreasonable. Accordingly such Bridge Lenders relinquished their securities to the Company for cancellation. The Bridge Lenders will not receive any additional funds from such cancellation. Accordingly the Company recorded Treasury stock in the aggregate amount of $263,925.



     b. On April 19, 1996, the Company received an advance of $350,000 from a third party. This advance bears interest at the rate of 15% per annum and was used to pay off a portion of the note payable as disclosed in Note 3. On January 5, 1998, the note holder agreed to new repayment terms. The note is due and payable as follows: $262,500 of the principal amount of such note is due and payable upon the earlier of (i) March 31, 1998 or (ii) the completion of a public offering of the Company's securities. The remaining portion of the note ($87,500) and accrued interest of approximately ($68,000) is due and payable on January 31, 1999.



     c. On August 22, 1996, the Company received an advance of $350,000 from one of the Bridge Lenders disclosed in Note 4a. This advance bears interest at the rate of 15% per annum and was used to pay off the balance of the note payable as disclosed in Note 3. On January 5, 1998, the note holder agreed to new repayment terms. The note is due and payable as follows: $262,500 of the principal amount of such note is due and payable upon the earlier of (i) March 31, 1998 or (ii) the completion of a public offering of the Company's securities. The remaining portion of the note ($87,500) and accrued interest of approximately ($87,500) is due and payable on January 31, 1999.

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


                     YEARS ENDED DECEMBER 31, 1997 AND 1996



4. LONG-TERM DEBT:--(CONTINUED)



     d. On October 11, 1996 and December 12, 1996, the Company received advances of $50,000 each from one of the Bridge Lenders disclosed in Note 4a. These advances bear interest at the rate of 10% per annum and are payable on February 28, 1997 and December 31, 1997. On January 5, 1998, the note holder agreed to new repayment terms. The notes are due and payable as follows: $75,000 of the principal amount of such notes are due and payable upon the earlier of (i) March 31, 1998 or (ii) the completion of a public offering of the Company's securities. The remaining portion of the notes ($25,000) and accrued interest of approximately ($11,000) is due and payable on January 31, 1999.



     e. During 1997, the Company received advances aggregating $787,000 from one of the bridge lenders. These notes bear interest at the rate of 10% per annum. The terms for repayment have been renegotiated to be payable as follows:
$590,250 of the principal amount of such notes are due and payable the earlier of (i) the completion of a public offering of the Company's securities, or (ii) March 31, 1998. The remaining portion of the notes ($196,750) and accrued interest of approximately ($47,000) is due and payable on January 31, 1999.



     f. In connection with the NASD's comments as described in note (A) above, certain other investors (owning 1,782,000 shares of common stock) will relinquish their securities to the Company for cancellation. In return, these investors will receive $412,500 which represents the amount originally paid for such shares. The terms for repayment will be as follows: $309,375 of the principal amount of such notes are due and payable upon the earlier of (i) March 31, 1998 or (ii) the completion of a public offering of the Company's securities. The remaining portion of such notes ($103,125) is due and payable on January 31, 1999.



     As a result of the noteholders' new repayment terms, and in accordance with Statement of Financial Accounting Standard No. 6, 'Classification of Short-Term Obligations Expected to be Refinanced,' a portion of the aforementioned indebtedness has been classified as long-term debt.


5. INCOME TAXES:


     At December 31, 1997, the Company had a net operating loss carryforward for federal income tax purposes of approximately $2,620,000, which is available to offset future federal taxable income, if any, through 2011. A 100% valuation allowance has been provided for the deferred tax asset resulting from the net operating loss carryforward. Other temporary differences are insignificant.


6. STOCKHOLDERS' EQUITY:

  a. Capitalization

     Pursuant to an amendment of the Company's certificate of incorporation in January 1996, the Company changed the number of authorized shares of common stock to 15,000,000 and authorized the issuance of 100,000 shares of preferred stock. All stock has a $.01 par value. Each share of common has one vote in all matters. The terms of the preferred stock are to be determined by the Board of Directors. In April 1995, the Company issued 240,000 shares of common stock for $2,000 ('Founders' Stock'). On January 17, 1996, the Company effected a 20 for 1 stock split. On March 29, 1996, the Company effected a 1.20 for 1 stock split. All references to number of shares and per share data in the financial statements and accompanying notes have been restated to reflect these stock splits as if it occurred as of April 25, 1995. As a result of the Company's 1.20 for 1 stock split a discount on the common shares of $400 has been recorded.


     During the period July 1995 through October 1995, the Company received advances aggregating $406,250 with interest at the rate of 10% per annum. On

November 1, 1995, these notes were exchanged for 1,755,000 shares of common stock. In connection with the NASD's comments as described in Notes 4a and 4f, certain of

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


                     YEARS ENDED DECEMBER 31, 1997 AND 1996


6. STOCKHOLDERS' EQUITY:--(CONTINUED)


these investors (owning 1,539,000 shares of common stock) relinquished their securities to the Company for cancellation.



     In November 1995, the Company issued 429,000 shares of common stock for $98,750. In connection with NASD's comments as described in Notes 4a and 4f, certain of these investors (owning 243,000 shares of common stock) relinquished their securities to the Company for cancellation.



     During January 1996 and February 1996, the Company issued 480,000 shares of common stock and 2,000,000 Class A Warrants in connection with certain bridge loans as disclosed in Note 4. In conenction with NASD's comments as described in
Note 4a, certain of these investors (owning 414,000 shares of common stock and 1,725,000 Class A Warrants) relinquished their securities to the Company for cancellation.


  b. Stock option plans

     In November 1995, the Company adopted an Incentive Stock Plan ('the 1995 Plan') consisting of qualified and nonqualified stock options, restricted stock awards and stock appreciation rights, covering 480,000 shares of the Company's common stock. Qualified stock options under the Incentive Stock Plan are granted at an exercise price not less than the fair market value at the date of grant. No option may be exercised more than 10 years after the date of grant and no option granted to a 10% stockholder or greater may be exercised more than 5 years after the date of grant.

     Non-qualified options, restricted stock awards and freestanding stock appreciation rights may also be granted with any exercise price.



     All such options are authorized and approved by the Incentive Stock Plan Administrative Committee at the time of issuance. During 1995, 174,000 qualified and 36,000 non-qualified stock options have been granted at exercise prices equal to $.21 per share or in some instances the greater of $.21 per share or 25% of the initial public offering price. Accordingly, in 1995 $630,000 representing compensation expense for the aforementioned issuance of stock option using a fair value of $3.25 per share was charged to general and administrative expenses along with a corresponding credit to additional paid-in capital. No options were granted in 1996 or 1997. A former employee of the Company exercised his options to purchase 12,000 shares of common stock in August 1997 for a total consideration of $2,500 ($.21 per share).



     Included in Accrued expenses and other liabilities ($46,085) and Accrued interest and other liabilities ($138,255) are amounts representing unpaid salary and related accrued interest owed to the founders of the Company. It is anticipated that at the closing of a public offering, $46,085 of accrued salary and related interest will be paid, with the remaining balance ($126,375) plus accrued interest of approximately $12,000 payable on January 31, 1999. The founders have the option to convert their accrued salary, in whole or in part, into shares of common stock of the Company at a conversion price of $3.00 per share.



  c. Warrants



     At December 31, 1997, the Company had outstanding warrants to purchase 180,000 shares of the Company's common stock at an exercise price of $4.17 per share. The warrants are exercisable through December 30, 2000.

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


                     YEARS ENDED DECEMBER 31, 1997 AND 1996


6. STOCKHOLDERS' EQUITY:--(CONTINUED)

  d. Loss per share


     In 1997, the Company adopted SFAS No. 128 'Earnings per share'. Diluted earnings per share is not presented since the effect of outstanding warrants would be antidilutive. Loss per share was computed by dividing net loss by the weighted number of shares outstanding.



     The Company is contemplating an initial public offering ('IPO'). Pursuant to Securities and Exchange Commission rules, common stock issued for consideration below the estimated IPO price, net of shares relinquished as disclosed in Note 6, during the 12 months before the filing of the registration statement has been included in the calculation of weighted average number of shares, as if such shares had been outstanding for all periods presented. Additionally, the table below gives effect to stock options granted as described in Note 9 as if such options were granted as of December 31, 1997.



                                                                                                          CUMULATIVE
                                                                           YEARS ENDED DECEMBER 31,         DURING
                                                                         ----------------------------    DEVELOPMENT
                                                                             1997            1996           STAGE
                                                                         ------------    ------------    ------------
Applicable common and common stock equivalent shares:
  Weighted average shares of common stock outstanding during the
     period...........................................................       711,000         708,000         709,125
  Shares outstanding during the period resulting from the assumed
     exercise of stock options........................................       318,000         330,000         318,000
                                                                         ------------    ------------    ------------
  Weighted average shares of common stock and equivalents outstanding
     during the period................................................     1,029,000       1,038,000       1,027,125
                                                                         ------------    ------------    ------------
                                                                         ------------    ------------    ------------


  e. Reserved shares


     At December 31, 1997, the Company has 923,000 shares of common stock reserved for future issuances.


  f. Proposed public offering

     The Company filed a Registration statement on Form SB-2 in connection with a public offering of securities of the Company. The proposed transaction would be in the form of an offering consisting of a minimum number of Units consisting of shares of common stock and redeemable warrants. The proposed transaction, the maximum number of Units to be offered and the offering price will be dependent upon market conditions on the effective date. Accordingly, the extent to which this transaction will be successful, or if it will be successful at all, cannot be ascertained prior to its completion.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS:


      The methods and assumptions used to estimate the value of the following classes of financial instruments were:


          Current Assets and Current Liabilities: The carrying amount of cash and temporary cash investments, current receivables and payables and certain other short-term financial instruments approximate their fair value.


          Long-term Debt: The fair value of the Company's long-term debt is estimated using current incremental borrowing rates for similar types of borrowing arrangements.

                                SPORTSTRAC, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


                     YEARS ENDED DECEMBER 31, 1997 AND 1996


7. FAIR VALUE OF FINANCIAL INSTRUMENTS:--(CONTINUED)
     The carrying amount and fair value of the Company's financial instruments are as follows:


                                     DECEMBER 31, 1997
                                 --------------------------
                                  CARRYING
                                   AMOUNT       FAIR VALUE
                                 -----------    -----------
Cash and cash equivalents.....   $    99,815    $    99,815
Notes payable.................     2,399,500      2,399,500
Other current liabilities.....       497,005        497,005
Accrued interest and other
  liabilities.................       433,676        433,676


8. SUPPLEMENTARY INFORMATION--STATEMENT OF CASH FLOWS:



     During the period ended December 31, 1995, notes payable totaling $700,000 were issued for the purchase of licensed technology as disclosed in Note 3. Also, certain advances aggregating $406,250 were exchanged for 1,755,000 shares of common stock in satisfaction of repayment, as well as the issuance of 480,000 shares of the Company's common stock representing a financing cost of $306,000 in connection with certain bridge loans. No payments of interest or income taxes were made during the year ended December 31, 1997 and 1996.



9. SUBSEQUENT EVENTS:



     A. In January 1998, incentive options to acquire 120,000 shares of Common Stock at $4.50 per share were granted to the founders of the Company. A portion of such options (60,000) vest in January 1999 while the remaining 60,000 options vest in January 2000.



     B. During January and February 1998, the Company received advances aggregating $146,500 from one of the bridge lenders disclosed in Note 4a. These advances bear interest at the rate of 10% per annum. These advances are payable as follows: $109,875 of the principal amount of such notes are due and payable on earlier of (i) the completion of a public offering of the Company's securities, or (iii) March 31, 1998. The remaining portion of the notes ($36,625) is due and payable on January 31, 1999.

            ------------------------------------------------------
            ------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL.

                            ------------------------

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
     Prospectus Summary...............................................   3
       The Company....................................................   3
       The Offering...................................................   4
       Summary Financial Information..................................   6
     Risk Factors.....................................................   7
     Use of Proceeds..................................................  15
     Dilution.........................................................  16
     Capitalization...................................................  17
     Dividend Policy..................................................  17
     Bridge Financing.................................................  17
     Selected Financial Data..........................................  18
     Management's Discussion and Analysis of Financial Condition and
       Plan of Operations.............................................  19
     Business.........................................................  20
     Management.......................................................  30
     Principal Stockholders...........................................  34
     Certain Relationships and Related Transactions...................  36
     Description of Securities........................................  37
     Underwriting.....................................................  42
     Selling Securityholders..........................................  44
     Legal Matters....................................................  45
     Experts..........................................................  45
     Available Information............................................  45
     Financial Statements............................................. F-1

                            ------------------------


     UNTIL               , 1998 (90 DAYS AFTER THE

DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


            ------------------------------------------------------
            ------------------------------------------------------


            ------------------------------------------------------
            ------------------------------------------------------

                            675,000 UNITS, EACH UNIT
                                 CONSISTING OF
                           ONE SHARE OF COMMON STOCK
                            AND TWO CLASS A WARRANTS
                                SPORTSTRAC, INC.

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                              IAR SECURITIES CORP.

                                            , 1998


            ------------------------------------------------------
            ------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED FEBRUARY 6, 1998

ALTERNATE
PROSPECTUS
                                SPORTSTRAC, INC.

                          275,000 CLASS A WARRANTS AND
                         275,000 SHARES OF COMMON STOCK
                          UNDERLYING CLASS A WARRANTS

                            ------------------------

     This Prospectus relates to the resale of 275,000 redeemable Class A Warrants ('Class A Warrants' or 'Warrants'), owned by certain bridge lenders ('Bridge Lenders' hereinafter collectively referred to as the 'Selling Securityholders') of SportsTrac, Inc., a Delaware corporation (the 'Company'), the resale of the 275,000 shares of Common Stock underlying such Class A Warrants by the Selling Securityholders or their transferees and the exercise of such Class A Warrants by the transferees of the Selling Securityholders. The securities held by the Selling Securityholders may be sold concurrent with or after the Company's Offering. See 'Description of Securities.' The Company will not receive any of the proceeds on the resale of the securities by the Selling Securityholders. The resale of the securities of the Selling Securityholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the 'Act'). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See 'Selling Securityholders' and 'Risk Factors--Shares Eligible for Future Sale May Adversely Affect the Market.'


     Each Class A Warrant entitles the holder to purchase one (1) share of the Company's Common Stock, at an exercise price of $5.00, subject to adjustment,
from        , 1999 through        , 2003. The Class A Warrants are subject to
redemption by the Company at any time after        , 1999 on not less than
thirty (30) days' notice at $.05 per Warrant, provided the average closing price of the Common Stock for twenty (20) consecutive trading days ending within fifteen (15) days prior to the notice equals or exceeds $9.00 per share. See 'Description of Securities.'


     The Company's Units, Common Stock and Warrants (collectively, the 'Securities') are expected to be approved for quotation on the National Association of Securities Dealers ('NASD') OTC Bulletin Board, an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than on a national stock exchange or The Nasdaq Stock Market, Inc. ('Nasdaq'), and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for a national stock exchange or Nasdaq. There can be no assurance that a regular trading market for its Securities will develop after this Offering or that, if developed, a regular trading market will be sustained. In the event the Securities are not included on the OTC Bulletin Board, quotes for the Securities may be included in the

'pink sheets' for the over-the-counter market. If the Company's Securities trade for less than $5.00 on the OTC Bulletin Board or the 'pink sheets,' it will become subject to the Commission's penny stock disclosure requirements. While the Company has applied for inclusion of its Securities on the Nasdaq SmallCap Market, the application was denied by the Nasdaq staff. The Company's appeal was denied by the Nasdaq Listing Qualifications Panel ('Listing Committee'). The Company's further appeal was denied by the Nasdaq Listing and Hearing Review Committee. See 'Risk Factors--No Assurance of Public Trading Market,' 'Denial of Nasdaq Listing' and 'Penny Stock Regulations May Impose Certain Restrictions on Marketability of Company's Securities.'


     The securities offered by this Prospectus may be resold from time to time by the Selling Securityholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of such securities.

     The Selling Securityholders and intermediaries through whom such securities may be sold may be deemed 'underwriters' within the meaning of the Act, with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Act.

     All costs incurred in the registration of the securities of the Selling Securityholders are being borne by the Company. See 'Selling Securityholders.'

     On the date hereof the Company commenced a public offering of 675,000 Units, each Unit consisting of one share of Common Stock and two Class A Warrants. The Class A Warrants sold hereunder are identical to the Class A Warrants offered by the Company. See 'Company Offering.'

                            ------------------------

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK
   AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK
    OFFERED HEREBY AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD
       THE LOSS OF THEIR ENTIRE INVESTMENT.   SEE 'DILUTION' AND 'RISK
                       FACTORS' WHICH BEGIN ON PAGE 7.


                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS

              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.


               THE DATE OF THIS PROSPECTUS IS             , 1998

     [ALTERNATE]

and computer software in the early 1960s. The Company has secured an exclusive sublicense from NHancement Technologies, Inc., formerly known as BioFactors, Inc. ('NHancement') to market the CTT technology. This sublicense agreement grants the Company exclusive rights solely for sports-related and sports-entertainment applications, so as to not compete with NHancement's non-invasive fitness for duty testing device ('FACTOR 1000(Trademark)') for safety-related industrial settings. See 'Business' for a further discussion of the sublicense agreement.

     NHancement licenses the software and associated protocols and methodology for the CTT technology from STI. Although NHancement's exclusive licensing agreement expires in 2008 (assuming the exercise of all available extensions), as does the Company's own sublicensing agreement with NHancement, the Company has negotiated an agreement with STI which allows the Company to assume NHancement's rights and obligations should such licensing agreement terminate earlier. This agreement will remain in effect, until the scheduled expiration date of both the license and sublicense agreement, so long as the Company is not in default under any terms of its sublicense agreement with NHancement. Pursuant to the Company's sublicense agreement with NHancement, the Company agreed to pay NHancement $1,000,000, all of which has been paid. In addition, the Company agreed to issue 180,000 warrants to NHancement which were subsequently assigned. See 'Certain Relationships and Related Transactions.' The Company is obligated to pay NHancement quarterly royalties equal to 8.5 % of the cash receipts from the sale of the Company's products based on the sublicensed technology. Under the terms of the sublicensing agreement, NHancement may not register a service mark in connection with the name, marketing, selling or sublicensing of The SportsTrac(Trademark) System. See 'Risk Factors--Potential Loss of Licensed Technology May Affect Operations,' 'Use of Proceeds' and 'Description of Securities.'


     The Company maintains its executive offices at 6900 E. Belleview Avenue, Suite 202, Englewood, Colorado 80111, telephone number (303) 771-3733.


     SEE 'RISK FACTORS' FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS.

                                  THE OFFERING


Securities Offered(1) ............. 275,000 Class A Warrants and 275,000 shares of Common Stock underlying Class A Warrants.
                                    See 'Description of Securities.'

Securities Outstanding Prior to the
  Offering......................... 720,000 shares of Common Stock
                                    275,000 Class A Warrants


Securities Outstanding Subsequent
  to the Offering.................. 1,395,000 shares of Common Stock(2)
                                    1,625,000 Class A Warrants(3)

Terms of Class A Warrants.......... Each Class A Warrant entitles the holder to purchase one (1) share of the Company's
                                    Common Stock at a price of $5.00, subject to
                                    adjustment, during the four (4) year period
                                    beginning            , 1999. The Class A
                                    Warrants are subject to redemption by the
                                    Company at any time, beginning            ,
                                    1999 through            , 2003, on not less
                                    than thirty (30) days' notice at $.05 per
                                    Warrant, provided the average closing price
                                    of the Common Stock equals or exceeds $9.00
                                    per share for twenty (20) consecutive
                                    trading days ending within fifteen (15) days
                                    prior to the notice. See 'Description of
                                    Securities.'

Use of Proceeds.................... The Company will not receive any of the proceeds of the offering of the securities
                                    offered hereby by the Selling
                                    Securityholders.

Risk Factors....................... The Securities are subject to a high degree of risk and substantial dilution. See 'Risk
                                    Factors' and 'Dilution.'

     [ALTERNATE]

Proposed OTC Bulletin Board
  Symbols(4)....................... Units-SPRTU
                                    Common Stock-SPRT
                                    Class A Warrants-SPRTW

------------------
(1) Concurrently with this Offering, the Company is offering 675,000 Units (each Unit consisting of one share of Common Stock and two Class A Warrants). See 'Company Offering.'


(2) Does not give effect to (i) 1,350,000 shares of Common Stock issuable upon exercise of Class A Warrants included in the Units offered by the Company;

    (ii) 275,000 shares of Common Stock issuable upon exercise of Class A Warrants owned by Bridge Lenders of the Company; (iii) 101,250 shares of Common Stock and 202,500 Class A Warrants issuable upon exercise of the Over-Allotment Option; (iv) 67,500 shares of Common Stock and 135,000 Class A Warrants issuable upon exercise of the Representative's Purchase Option;
    (v) 180,000 shares of Common Stock issuable upon exercise of certain warrants, (vi) up to 46,085 shares of Common Stock that may be issued in January 1999 in lieu of accrued salary and (vii) 480,000 shares of Common Stock issuable upon exercise of employee stock options (318,000 of which have been granted as of the date of this Prospectus). See 'Bridge Financing,' 'Certain Transactions' and 'Description of Securities.'


(3) Does not give effect to the possible issuance of (i) 202,500 Class A Warrants issuable upon exercise of the Over-Allotment Option and (ii) 135,000 Class A Warrants issuable upon exercise of the Representative's Purchase Option. See 'Description of Securities.'

(4) Application has been made for the inclusion of the Units, Common Stock and Class A Warrants on the OTC Bulletin Board. See 'Risk Factors--Lack of Prior Market for Securities,' 'No Assurance of Public Trading Market' and 'Denial of Nasdaq Listing'.

                         SUMMARY FINANCIAL INFORMATION

     The following summary information has been summarized from the Company's financial statements included elsewhere in the Prospectus. This information should be read in conjunction with the financial statements and the related notes thereto. See 'Financial Statements.'

SUMMARY STATEMENT OF OPERATIONS


                                                                 CUMULATIVE
                                    YEAR ENDED DECEMBER 31,        DURING
                                   --------------------------    DEVELOPMENT
                                      1997           1996           STAGE
                                   -----------    -----------    -----------
Revenues........................   $         0    $         0    $         0
Gross Profits...................             0              0              0
Operating (loss)................    (1,090,167)    (1,364,489)    (3,276,181)
Net (loss)......................    (1,090,167)    (1,364,489)    (3,276,181)
Net (loss) per share............         (1.06)         (1.31)         (3.19)
Weighted average number of
  common shares outstanding.....     1,029,000      1,038,000      1,027,125


SUMMARY BALANCE SHEET DATA



                                                   DECEMBER 31,
                                                       1997
                                                   ------------
Working Capital (deficit).......................   $ (2,206,815)
Total assets....................................      1,097,000
Total liabilities...............................      3,340,181
Deficit accumulated during development stage....     (3,276,181)
Stockholders' (deficit).........................     (2,243,181)

     [ALTERNATE]

                                COMPANY OFFERING

     On the date of this Prospectus, a Registration Statement under the Act with respect to an underwritten public offering (the 'Offering') of 675,000 Units (each Unit consisting of one share of Common Stock and two Class A Warrants) by the Company was declared effective by the Securities and Exchange Commission ('SEC'), and the Company commenced the sale of securities offered thereby. Sales of securities under this Prospectus by the Selling Securityholders or even the potential of such sales may have an adverse effect on the market price of the Company's securities.

                            SELLING SECURITYHOLDERS


     The registration statement of which this Prospectus forms a part covers the resale of 275,000 Class A Warrants owned by the Selling Securityholders, and 275,000 shares of Common Stock issuable upon exercise of the Class A Warrants owned by the Selling Securityholders. The Company will not receive any of the proceeds on the resale of the securities by the Selling Securityholders. The Class A Warrants owned by the Selling Securityholders are identical to the Class A Warrants offered by the Company. The resale of the securities by the Selling Securityholders is subject to Prospectus delivery and other requirements of the Act.


     The following table sets forth the holders of the Warrants which are being offered by the Selling Securityholders and the number of Warrants owned before the Offering, the number of Warrants being offered and the number of Warrants and the percentage of the class to be owned after the Offering is complete.


                                                          CLASS A                           CLASS A
                                                          WARRANTS         CLASS A         WARRANTS      PERCENTAGE OF
                                                        OWNED BEFORE       WARRANTS       OWNED AFTER     CLASS AFTER
NAME                                                      OFFERING      OFFERED HEREBY     OFFERING        OFFERING
-----------------------------------------------------   ------------    --------------    -----------    -------------
Scott Sinar..........................................        25,000           25,000           0               0
Solomon A. Weisgal, as trustee(1)....................        75,000           75,000           0               0
Howard Kirschbaum....................................        25,000           25,000           0               0
John LaFalce.........................................        50,000           50,000           0               0
Matthew Harriton.....................................       100,000          100,000           0               0
                                                                                               -               -
                                                        ------------    --------------
Total................................................       275,000          275,000           0               0
                                                                                               -               -
                                                                                               -               -
                                                        ------------    --------------
                                                        ------------    --------------



------------------
(1) A director of the Company. See 'Management' and 'Principal Stockholders.'


                              PLAN OF DISTRIBUTION


     The securities offered hereby may be resold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be resold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed 'underwriters' within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

     At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid

     [ALTERNATE]

by any underwriter for sales purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

     Sales of securities by the Selling Securityholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby. See 'Company Offering.'


     In the event any NASD member enters into any arrangement or intends to sell any of the shares to be offered by the selling securityholders in an offering of securities, the NASD member will make a filing with the NASD, disclosing in detail the proposed terms and arrangements of any contemplated offer, sale, or purchase of selling securityholder securities in a timely manner, so as to permit the NASD ample time to review and render an opinion as to the reasonableness of the terms and arrangements of the offering, prior to commencement of the distribution.


                                 LEGAL MATTERS


     The validity of the securities being offered hereby will be passed upon for the Company by Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022. Bernstein & Wasserman, LLP, has served, and continues to serve, as counsel to the Representative in matters unrelated to this Offering. Hartley T. Bernstein, a partner at Bernstein & Wasserman, LLP, is a Bridge Lender. See 'Bridge Financing.' Certain legal matters will be passed upon for the Underwriters by Lampert & Lampert, 10 East 40th Street, New York, NY 10016.


                                    EXPERTS

     Certain of the Financial Statements of the Company included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Holtz Rubenstein & Co., LLP, independent certified public accountants, whose reports thereon appear elsewhere herein and in the Registration Statement.

                             AVAILABLE INFORMATION

     The Company does not presently file reports and other information with the Securities and Exchange Commission (the 'Commission'). However, following completion of this Offering, the Company intends to furnish its stockholders with annual reports containing audited financial statements examined and reported upon by its independent public accounting firm and such interim reports, in each case as it may determine to furnish or as may be required by law. After the effective date of this Offering, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') and in accordance therewith will file reports, proxy statements and other information with the Commission.

     Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the

Electronic Data Gathering, Analysis, and Retrieval System (EDGAR). The Company has filed with the Commission a registration statement on Form SB-2 (herein together with all amendments and exhibits referred to as the 'Registration Statement') under the Act of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement.

     [ALTERNATE]

            ------------------------------------------------------
            ------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL.

                            ------------------------

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
     Prospectus Summary...............................................   3
       The Company....................................................   3
       The Offering...................................................   4
       Summary Financial Information..................................   6
     Risk Factors.....................................................   7
     Use of Proceeds of Company Offering..............................  15
     Dilution.........................................................  16
     Capitalization...................................................  17
     Dividend Policy..................................................  17
     Selected Financial Data..........................................  18
     Management's Discussion and Analysis of Financial Condition and
       Plan of Operations.............................................  19
     Business.........................................................  20
     Management.......................................................  30
     Principal Stockholders...........................................  34
     Certain Relationships and Related Transactions...................  36
     Description of Securities........................................  37
     Selling Securityholders..........................................  42
     Plan of Distribution.............................................  42
     Legal Matters....................................................  43
     Experts..........................................................  43
     Financial Statements............................................. F-1

            ------------------------------------------------------
            ------------------------------------------------------

            ------------------------------------------------------

            ------------------------------------------------------

                            ------------------------

                            275,000 CLASS A WARRANTS
                               AND 275,000 SHARES
                                       OF
                                  COMMON STOCK
                          UNDERLYING CLASS A WARRANTS

                                SPORTSTRAC, INC.

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                                            , 1998


            ------------------------------------------------------
            ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In connection with the Offering, the Underwriters agreed to indemnify the Company, its directors, and each person who controls it within the meaning of
Section 15 of the Act with respect to any statement in or omission from the registration statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriters specifically for or in connection with the preparation of the registration statement, the prospectus, or any such amendment or supplement thereto.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers.

     The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of Stockholders or otherwise.

     Article Eighth of the Company's Certificate of Incorporation provides for indemnification of officers and directors and Article Ninth eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the Delaware General Corporation Law. Provisions for indemnification are also contained in Article VIII of the Company's By-Laws.

     The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company does not currently have any liability insurance coverage for its officers and directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with this Offering are as follows:



SEC filing fee..............................................   $  1,613.72
NASD filing fee.............................................   $  1,032.58
Accounting fees and expenses*...............................   $ 65,000
Legal fees and expenses*....................................   $135,000
Blue Sky fees and expenses*.................................   $ 15,000
Printing and engraving*.....................................   $ 40,000
Transfer Agent's and Registrar's fees.......................   $  2,500
Miscellaneous expenses*.....................................   $  4,853.70
                                                               -----------
Total.......................................................   $265,000
                                                               -----------
                                                               -----------


------------------
* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     The following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Securities Act of 1933, as amended:


     From inception to November 1995, the Company issued an aggregate of 2,424,000 shares of its common stock to 14 shareholders (Jelsin Investment Limited, K.A.M. Group, Inc., Kanter Family Foundation, Janis

Kanter, Joel Kanter, Joshua Kanter, M.D. Funding, Inc., Michael Mellman, Marc Silverman, W.S. Ventures, The Holding Company, Windy City, Inc., Rick Alber and Bigelow Ventures, Inc.) for aggregate consideration of $507,000. In connection with the review of this Offering, the NASD was of the opinion that certain of such shareholders owning 1,782,000 shares of Common Stock (not including the Bridge Lenders who relinquished an additional 414,000 shares of Common Stock) were 'underwriters and related persons' as defined in the NASD Conduct Rules, and that such shares of Common Stock received by them would be deemed compensation in connection with this Offering, which would be unfair and unreasonable. Accordingly, such shareholders relinquished their shares of Common Stock for cancellation and the Company agreed to repay such shareholders their respective subscriptions ($412,500 in the aggregate). $309,375 of such amount (75%) will be repaid at the closing of this Offering. The remaining $103,125 (25%) is due and payable on January 31, 1999. See 'Use of Proceeds.' On December 31, 1995 the Company issued warrants to purchase up to 180,000 shares of Common Stock at an exercise price of $4.17 ( adjusted for the Company's March stock split) per share through December 30, 2000. These warrants were issued to Burton

Kanter and Elliott Steinberg. The right to receive these warrants were initially granted to NHancement (on August 30, 1995) pursuant to the sublicence agreement (although such warrants as issued contain different terms as initially contemplated). NHancement assigned such rights (on October 16, 1995) to Messrs. Kanter and Steinberg in connection with the waiver of defaults relating to unsecured loans of $54,450 and $237,660, respectively, owed by NHancement to such persons (and affiliates), the deferment of payment of such obligations of NHancement and the conversion of such obligations of NHancement into shares of capital stock of NHancement upon the closing of the initial public offering of NHancement if the same occurs prior to December 31, 1996 (otherwise such obligations will become due and payable). In January 1997, NHancement closed on its initial public offering of securities and paid its obligations to such persons. On February 19, 1996, these warrants were subsequently assigned to Sheridan Ventures, Ltd. and Rainy Day Holdings.



     From December 1995, through February 1996, the Company borrowed an aggregate of $400,000 from ten (10) lenders (the 'Bridge Lenders'): Ulster Investments Ltd ($100,000); The Holding Company ($65,000); Dune Holdings, Inc. ($100,000); Solomon A. Weisgal, as trustee ($15,000); Howard Kirschbaum as Custodian for Brian Kirschbaum under the Uniform Gift to Minors Act ($5,000); Scott Sinar ($5,000); Matthew Harriton ($20,000); John LaFalce ($10,000); Michael Lulkin ($30,000); and Hartley T. Bernstein ($50,000). See 'Risk Factors--Proceeds of Offering to Benefit Principal Shareholders and Directors and Former Shareholders; Regulatory History of Bridge Lender.' None of the Bridge Lenders are affiliated with the Company other than Solomon A. Weisgal, a director of the Company and The Holding Company. Burton W. Kanter is the President of The Holding Company. Mr. Kanter is the father of Josh Kanter, a director and Secretary of the Company. Ulster Investment Ltd. Is an Antigua corporation which is owned by the St. John's Trust. The beneficiaries of the St. John's Trust are the members of the family of Burton W. Kanter (but not including Burton W. Kanter), including Josh Kanter, Joel Kanter and Janis Kanter. In exchange for making loans to the Company, each Bridge Lender received
(i) a promissory note (each a 'Bridge Note') and (ii) Bridge Units (aggregate 400,000 of such Bridge Units). Each of the Bridge Units is comprised of one (1) share of Common Stock and five (5) Class A Warrants. Bridge Lenders who were issued 1,725,000 Class A Warrants and 414,000 shares of Common Stock relinquished their securities. See 'Risk Factors--Proceeds of Offering to Benefit Principal Shareholders and Directors and Former Shareholders; Regulatory History of Bridge Lender.' Each of the Bridge Notes bears interest at the rate of eight percent (8%) per annum. The Bridge Notes are due and payable as follows: $300,000 of the principal amount of such notes are due and payable upon the earlier of (i) March 31, 1998 or (ii) the closing of an initial underwritten public offering of the Company's securities. The remaining portion of such notes ($100,000) and accrued interest is due and payable on January 31, 1999. The Company intends to use a portion of the proceeds of this Offering to repay a portion of the indebtedness to the Bridge Lenders. See 'Use of Proceeds.' The Company entered into the bridge financing transactions because it required additional financing and no other sources of financing were available to the Company at that time. With respect to the bridge financing, the Company did not engage a placement agent, the Bridge Lenders were identified by the Company's officers and directors, and no other solicitations were made. See 'Description of Securities.'




     In August 1997 the Company issued 12,000 shares of Common Stock to Rick Alber (a former employee of the Company), who exercised certain of his options to purchase Common Stock granted to him in fiscal year 1995. The exercise price was $.21 per share.

     The Company has relied on Section 4(2) of the Securities Act of 1933, as amended, for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering.

     All of the aforesaid securities have been appropriately marked with a restricted legend and are 'restricted securities' as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission, Washington D.C. 20549. All of the aforesaid securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the aforesaid persons have been fully informed and advised concerning the Registrant, its business, financial and other matters. Transactions by the Registrant involving the sales of these securities set forth above were issued pursuant to the 'private placement' exemptions under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. The Registrant has been informed that each person is able to bear the economic risk of his investment and is aware that the securities were not registered under the Securities Act of 1933, as amended, and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The Transfer Agent and registrar of the Registrant will be instructed to mark 'stop transfer' on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an exemption therefrom is determined.

ITEM 27. EXHIBITS.


EXHIBIT
 NUMBER  DESCRIPTION
-------- -----------------------------------------------------------------------
 1.01    -- Form of Underwriting Agreement.
 1.02    -- Form of Selected Dealers Agreement.
 1.03    -- Form of Financial Consulting Agreement.
 3.01    -- Certificate of Incorporation of the Company.
 3.02    -- By-Laws of the Company.
 4.01    -- Specimen Certificate for shares of Common Stock.
 4.02    -- Specimen Certificate for Class A Warrants.
 4.03    -- Form of Warrant Agreement.
 4.04    -- Form of Underwriter's Purchase Option.

 4.06    -- Intentionally Omitted.
 4.07    -- Form of Lockup Letter with Officers and Directors.
 5.01    -- Opinion of Bernstein & Wasserman, LLP, counsel to the Company.
10.01    -- Intentionally omitted.
10.02    -- 1995 Stock Plan.
10.03    -- Sublicense Agreement dated as of August 30, 1995 between Company and
            Biofactors, Inc.
10.04    -- Agreement dated as of August 30, 1995 by and among Systems
            Technology, Inc., Biofactors, Inc. and the Company.
10.05    -- Bridge Loan Agreements and Related Promissory Notes.
10.06(A) -- Amended Bridge Loan Agreements.
10.06(B) -- Amended Bridge Loan Agreements dated June 27, 1996.
10.06(C) -- Amended Bridge Loan Agreements dated July 31, 1996.
10.06(D) -- Amended Bridge Loan Agreements dated September 4, 1996.
10.06(E) -- Amended Bridge Loan Agreements dated December 31, 1996.
10.07    -- The Study.
10.08    -- Agreement dated August 8, 1996 between the Company and The Palm
            Springs Suns
23.01    -- Consent of Bernstein & Wasserman, LLP (to be included in Exhibit
            5.01).
23.02    -- Consent of Holtz Rubenstein & Co., LLP, Independent Certified Public
            Accountants.*
99.01    -- Consent of Matthew Wilson.
99.02    -- Consent of Stanley Johnson.
99.03    -- Consent of R. Wade Allen.
99.04    -- Consent of Dr. Michael Mellman.
99.05    -- Consent of Marc Silverman.


------------------

* Filed herewith. All other Exhibits previously filed.

ITEM 28. UNDERTAKINGS.

     (a) Rule 415 Offering

     The undersigned Registrant will:

          1. File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Act;

           (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

          2. For determining liability under the Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering.

          3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (b) Equity Offerings of Nonreporting Small Business Issuers

     The undersigned Registrant will provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (c) Indemnification

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 22 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Rule 430A

     The undersigned Registrant will:

          1. For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

          2. For any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in New York on February 6, 1998.


                                          SPORTSTRAC, INC.

                                          By:     /s/ MARC R. SILVERMAN
                                              ----------------------------------
                                                      Marc R. Silverman
                                            President, Chief Executive Officer,
                                            Chief Financial Officer, Principal
                                             Accounting Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.


        SIGNATURE                           TITLE                       DATE
-------------------------  ----------------------------------------  -----------

 /s/ MICHAEL MELLMAN, MD   Chairman of the Board and Director        February 6, 1998
-------------------------
   Michael Mellman, MD


  /s/ MARC R. SILVERMAN    Chief Executive Officer, President,       February 6, 1998
-------------------------  Chief Financial Officer, Principal
    Marc R. Silverman      Accounting Officer and Director


  /s/ ELLIOT STEINBERG     Director                                  February 6, 1998
-------------------------
    Elliot Steinberg


 /s/ SOLOMON A. WEISGAL    Director                                  February 6, 1998
-------------------------
   Solomon A. Weisgal



  /s/ JOSHUA S. KANTER     Director and Secretary                    February 6, 1998
-------------------------
    Joshua S. Kanter

                                 EXHIBIT INDEX


EXHIBIT                                                               SEQUENTIAL
 NUMBER  DESCRIPTION                                                   PAGE NO.
-------- -----------------------------------------------------------  ----------
 1.01    -- Form of Underwriting Agreement.
 1.02    -- Form of Selected Dealers Agreement.
 1.03    -- Form of Financial Consulting Agreement.
 3.01    -- Certificate of Incorporation of the Company.
 3.02    -- By-Laws of the Company.
 4.01    -- Specimen Certificate for shares of Common Stock.
 4.02    -- Specimen Certificate for Class A Warrants.
 4.03    -- Form of Warrant Agreement.
 4.04    -- Form of Underwriter's Purchase Option.
 4.06    -- Intentionally Omitted.
 4.07    -- Form of Lockup Letter with Officers and Directors.
 5.01    -- Opinion of Bernstein & Wasserman, LLP, counsel to the
            Company.
10.01    -- Intentionally omitted.
10.02    -- 1995 Stock Plan.
10.03    -- Sublicense Agreement dated as of August 30, 1995 between
            Company and Biofactors, Inc.
10.04    -- Agreement dated as of August 30, 1995 by and among Systems
            Technology, Inc., Biofactors, Inc. and the Company.
10.05    -- Bridge Loan Agreements and Related Promissory Notes.
10.06(A) -- Amended Bridge Loan Agreements.
10.06(B) -- Amended Bridge Loan Agreements dated June 27, 1996.
10.06(C) -- Amended Bridge Loan Agreements dated July 31, 1996.
10.06(D) -- Amended Bridge Loan Agreements dated September 4, 1996.
10.06(E) -- Amended Bridge Loan Agreements dated December 31, 1996.
10.07    -- The Study.
10.08    -- Agreement dated August 8, 1996 between the Company and The
            Palm Springs Suns
23.01    -- Consent of Bernstein & Wasserman, LLP (to be included in
            Exhibit 5.01).
23.02    -- Consent of Holtz Rubenstein & Co., LLP, Independent
            Certified Public Accountants.*
99.01    -- Consent of Matthew Wilson.
99.02    -- Consent of Stanley Johnson.
99.03    -- Consent of R. Wade Allen.
99.04    -- Consent of Dr. Michael Mellman.
99.05    -- Consent of Marc Silverman.

------------------
* Filed herewith. All other Exhibits previously filed.